UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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WESTWAY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WESTWAY GROUP, INC.

365 CANAL STREET, SUITE 2900

NEW ORLEANS, LOUISIANA 70130

(504) 525-9741

May 18, 2010

Dear Stockholders:

We are pleased to invite you to attend our 2010 annual meeting of stockholders to be held on Wednesday, June 30, 2010 at 9:00 a.m., local time, at The Westin New Orleans Canal Place Hotel, 100 Iberville Street, New Orleans, Louisiana 70130.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Our proxy materials are also posted on the Internet at http://www.cstproxy.com/westway/2010, in compliance with the Securities and Exchange Commission’s “notice and access” rules. For more information, please see the Questions and Answers section beginning on page 1 of the accompanying proxy statement.

Your vote is important. You are invited to attend the 2010 annual meeting to vote on the proposals described in this proxy statement; however, you do not need to attend the meeting to vote your shares. We hope you will vote as soon as possible, whether or not you plan to attend the meeting. You may vote your shares on the Internet, by telephone or by completing, signing and returning the enclosed proxy card. Please review the instructions on each of your voting options described in the accompanying notice and proxy statement.

Also, please let us know if you plan to attend our annual meeting by marking the appropriate box on the enclosed proxy card.

On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Francis P. Jenkins, Jr.
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., on Wednesday, June 30, 2010

Place	The Westin New Orleans Canal Place Hotel, 100 Iberville Street, New Orleans, LA 70130

Items of Business

(1)    To elect a total of four members of the Board of Directors, consisting of one Class I Director, to be elected by the holders of Class A common stock, to hold office for a three-year term, or until such director’s successor has been elected and qualified, and three directors, to be elected by the holders of Class B common stock, to hold office until the 2011 annual meeting of stockholders, or until their successors are elected and qualified.

(2)    To approve an amendment to Section 8.4 of our amended and restated certificate of incorporation to clarify that section 9.1 (Power to Amend) and Articles II (Meetings of Stockholders) and III (Directors) of our by-laws, as amended and restated as of May 28, 2009, may be amended either (i) by our Board of Directors by a vote of the directors that includes the affirmative votes of a majority of the directors elected by the holders of our Class A common stock and a majority of the directors elected by the holders of our Class B common stock, or (ii) by our stockholders at an annual or special meeting called for such purpose by the affirmative votes by holders of at least a majority of the voting power of our Class A common stock and by holders of at least a majority of the voting power of our Class B common stock. The complete text of Section 8.4 of our certificate, as it is proposed to be amended, is included in our accompanying proxy statement for our 2011 annual meeting and incorporated herein by this reference.

(3) To approve the Westway Group, Inc. 2010 Incentive Compensation Plan, a copy of which is attached to the accompanying proxy statement as Appendix A.

(4)    To approve an amendment to the Founder Warrant Agreement dated as of May 20, 2007 between the Company and Continental Stock Transfer & Trust Company, which governs the terms of the outstanding warrants issued to our founders (the “founder warrants”), to (i) extend the exercise dates of the founder warrants; (ii) provide for the exercise of the founder warrants on a cashless basis; (iii) change the method of calculating the value of our Class A common stock used to determine the amount received by a holder of warrants upon a cashless exercise; and (iv) require the consent of the holders prior to any future modifications to the Founder Warrant Agreement. The complete text of Amendment No. 1 to the Founder Warrant Agreement is attached to the accompanying proxy statement as Appendix B.

(5) To consider such other business as may properly come before the meeting.

i

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a holder of our common stock as of the close of business on May 3, 2010 (the “record date”).

Meeting Admission	You are entitled to attend the annual meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

The annual meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., local time.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 1 of this proxy statement and the enclosed proxy card.

By order of the Board of Directors,

Thomas A. Masilla, Jr.
Corporate Secretary

This notice of annual meeting and proxy statement and the accompanying form of proxy are being distributed and made available on or about May 21, 2010.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON JUNE 30, 2010

This proxy statement and our 2009 annual report to shareholders are available at http://www.cstproxy.com/westway/2010.

ii

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting on our behalf your proxy to vote at the 2010 annual meeting of stockholders. You are invited to attend the 2010 annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. You may instead vote your shares on the Internet, by telephone or by completing, signing and returning the enclosed proxy card. Please review the instructions on the proxy card regarding each of these voting options.

We are mailing this proxy statement and the accompanying proxy card on or about May 21, 2010 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance matters, related person transactions and certain other required information.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of four directors;

•	The approval of an amendment to our certificate of incorporation;

•	The approval of the Westway Group, Inc. 2010 Incentive Compensation Plan; and

•	The approval of an amendment to the Founder Warrant Agreement.

We will also consider any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

“FOR”	each of the nominees to the Board of Directors named in this proxy statement for whom your shares may be voted (Proposal 1);

“FOR”	the approval of the amendment to our certificate of incorporation (Proposal 2);

“FOR”	the approval of the Westway Group, Inc. 2010 Incentive Compensation Plan (Proposal 3); and

“FOR”	the approval of the amendment to the Founder Warrant Agreement (Proposal 4).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are the stockholder of record with respect to those shares. As a stockholder of record, you may grant your voting proxy directly to us or another person, or vote in person at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held not in your name, but rather in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, then you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares.

What shares can be voted?

Each share of Class A common stock and Class B common stock issued and outstanding as of the close of business on May 3, 2010 (the “record date”) is entitled to be voted on all items being voted on at the annual meeting except for the election of directors. With respect to the election of directors, each share of Class A common stock may be voted in the election of the nominee to be voted on by holders of shares of Class A common stock, and each share of Class B common stock may be voted in the election of the three nominees to be voted on by holders of Class B common stock. Further, with respect to Proposal 2 (Amendment to Certificate of Incorporation), the holders of Class A common stock and the holders of Class B common stock will vote as separate classes.

You may vote all shares of common stock owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

How many shares are entitled to vote?

On the record date we had 26,576,036 shares of common stock issued and outstanding, consisting of 13,952,033 shares of Class A common stock and 12,624,003 shares of Class B common stock.

How many votes am I entitled to per share?

Each holder of Class A common stock is entitled to one vote for each share held on the record date on each item for which shares of Class A common stock are entitled to vote, and each holder of Class B common stock is entitled to one vote for each share held on the record date on each item for which shares of Class B common stock are entitled to vote.

How can I attend the Annual Meeting?

You are entitled to attend the annual meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to May 3, 2010, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., local time.

How do I vote?

You may vote in the following ways:

(a) In person: We will distribute written ballots at the annual meeting to any stockholder of record who wants to vote in person. If you hold your shares in street name, you must bring to the annual meeting a valid legal proxy, which you can obtain by contacting your broker, bank or nominee, in order to vote in person at the annual meeting.

(b) By mail: You may complete and sign the enclosed proxy card and return it to us by mail in the enclosed pre-addressed envelope.

(c) By Internet: The web address for Internet voting can be found on the enclosed proxy card. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the website and then follow the instructions.

(d) By telephone: The number for telephone voting can be found on the enclosed proxy card. Telephone voting is available 24 hours a day. Have your proxy card in hand when you call and then follow the instructions.

If you choose to vote by Internet or telephone, you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the enclosed proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote that legal proxy.

If you properly submit your proxy voting instructions by mail, Internet or telephone, and you do not subsequently revoke your proxy, the persons named as proxies, Wayne Driggers and Scott MacKenzie (the “proxies”), will vote your shares as you instruct. However, if you sign and return your proxy card without giving specific voting instructions on an item, the proxies will vote as recommended by our Board. If an additional proposal comes up for a vote at the annual meeting that is not on the proxy card, your shares will be voted in the best judgment of the proxies.

What are broker non-votes?

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters. All of the proposals described in this proxy statement are considered to be non-routine matters and, thus, if you hold your shares in street name, you must provide instructions to your broker in order for your shares to be voted on these matters. (Prior to 2010, the uncontested election of directors was considered a routine matter for which brokers were permitted to vote your shares without instruction. Beginning this year, brokers are no longer permitted to vote your shares in the election of directors.)

Can I revoke my proxy or change my vote?

Yes. You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) providing a written notice of revocation to our Corporate Secretary at Westway Group, Inc., 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130, prior to your shares being voted, or (3) attending the annual meeting and voting in person. Attendance at the meeting without voting in person will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding shares of stock must be present in person or represented by proxy, along with the holders of a majority of the voting power of our Class A common stock and of our Class B common stock. Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

How are votes counted and what vote is required to approve each proposal?

Proposal 1: The Election of Directors

Our Board currently has seven members. Under our current ownership structure, the holders of Class A common stock are entitled to elect four members of our Board, who serve staggered three year terms, and the holders of Class B common stock are entitled to elect three members of our Board, each of whom serves until the next annual meeting of stockholders. At the annual meeting, the holders of Class A common stock will be entitled to vote to elect one director, and the holders of Class B common stock will be entitled to vote to elect three directors.

The nominee to be voted on by the holders of shares of Class A common stock who receives the highest number of affirmative “FOR” votes at the annual meeting will be elected. The three nominees to be voted on by the holders of shares of Class B common stock who receive the highest number of affirmative “FOR” votes at the annual meeting will be elected.

Each holder of shares of Class A common stock may vote “FOR” the nominee for whom that stockholder is entitled to vote or may “WITHHOLD” such stockholder’s vote with respect to that nominee. Each holder of shares of Class B common stock may vote “FOR” all or some of the nominees for whom such stockholder is entitled to vote, or may “WITHHOLD” such stockholder’s vote with respect to one or more of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes will be counted. Broker non-votes are not considered votes “FOR” and therefore will have no direct impact on this proposal.

Proposal No. 2 - Approval of the Amendment to our Certificate of Incorporation

Approval of the proposed amendment to our certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock, the affirmative majority vote of the holders of the Class A common stock, voting as a separate class, and of the affirmative majority vote of the holders of the Class B common stock, voting as a separate class.

Each holder of common stock may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to amend the certificate of incorporation. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Proposal No. 3 - Approval of Westway Group, Inc. 2010 Incentive Compensation Plan

Approval of the Westway Group, Inc. 2010 Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.

Each holder of common stock may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the Westway Group, Inc. 2010 Incentive Compensation Plan. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on this proposal.

Proposal No. 4 - Approval of the Amendment to the Founder Warrant Agreement

Approval of the proposed amendment to the Founder Warrant Agreement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.

Each holder of common stock may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to extend the exercise period of the founder warrants. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Wayne Driggers and Scott MacKenzie or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will be authorized to vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Who will serve as inspector of elections?

The inspector of elections will be a representative from Continental Stock Transfer & Trust Company.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K filed within four business days after the date of the annual meeting. We also plan to disclose the preliminary vote results and the final vote results on our web site at www.westway.com as soon as possible after the annual meeting.

CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the Delaware General Corporation Law, our certificate of incorporation, and our by-laws (as amended and restated to date, our “by-laws”). The members of our Board of Directors are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other key members of our management, by reviewing materials provided to them and by participating in Board meetings.

The composition of our Board changed on May 28, 2009, in connection with the business combination (the “business combination,” as more fully described under the caption “Certain Relationships and Related Transactions”) by which we acquired the bulk liquid storage and animal feed supplements businesses of ED&F Man Holdings Limited (“ED&F Man”). Under our certificate of incorporation and our current ownership structure, the holders of our Class A common stock are entitled to elect four members of our Board and the holders of our Class B common stock are entitled to elect three members of our Board. The directors elected by holders of Class A common stock are divided into three classes and serve staggered three-year terms. The directors elected by holders of Class B common stock are not classified and are elected to serve until the next annual meeting of stockholders. Since May 28, 2009, those Board members elected by holders of Class A common stock have been Messrs. Francis P. Jenkins, Jr., John Toffolon, Jr., G. Kenneth Moshenek and Peter Harding, and those directors elected by holders of our Class B common stock have been Messrs. Philip Howell, James Jenkins and Gregory Holt. Mr. Francis P. Jenkins, Jr. also serves as the Chairman of the Board. Selected information about the members of our current Board is presented in the following table:

Name	Age	Positions, Offices and Committee Memberships	Date First Elected to Board	Term Expires at Annual Meeting in
Directors elected by holders of Class A common stock

Francis P. Jenkins, Jr. (Class III)	67	Chairman of the Board of Directors Director Compensation Committee Chair	April 2006	2012

G. Kenneth Moshenek (Class II)	58	Director Audit Committee Nominating Committee Compensation Committee	April 2006	2011

John E. Toffolon, Jr. (Class I)	59	Director Audit Committee Chair Compensation Committee Nominating Committee	April 2006	2010

Peter J.M. Harding (Class III)	57	Director Chief Executive Officer	May 2009	2012

Directors elected by holders of Class B common stock

Philip A. Howell	51	Director	May 2009	2010

James B. Jenkins	52	Director	May 2009	2010

Gregory F. Holt	63	Director Nominating Committee Chair Audit Committee Compensation Committee	May 2009	2010

There is no understanding or arrangement between any director and any other person pursuant to which the director was or is to be selected as a director or nominee for director, excluding any arrangements or understandings with directors or officers of the Company acting solely in their capacity as such.

Director Independence

Our securities are listed on NASDAQ and we adhere to NASDAQ listing standards in determining whether a director is independent. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the NASDAQ listing standards, the following persons will not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company;

•

a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for Board or Board Committee service, compensation paid to a family member who is an employee (other than an executive officer) of the Company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than payments arising solely from investments in the Company’s securities; or payments under non-discretionary charitable contribution matching programs);

•

a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the Compensation Committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Before the business combination during the period that the Company was a special purpose acquisition company, Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek and John E. Toffolon, Jr. served as executive officers and directors; however, they received no compensation for their service as such. They served as executive officers and directors only to facilitate the business combination and resigned as executive officers upon the closing of the business combination. NASDAQ has provided that, for non-employee executive officers and directors of special purpose acquisition companies that meet these criteria, those executive officers and directors will not be deemed to be non-independent solely based upon such individuals’ service as executive officers or directors of a special purpose acquisition company prior to its consummation of a business combination.

Consistent with these considerations, our Board of Directors has evaluated the relationships between each current director (and his or her immediate family members and related interests) and the Company and its subsidiaries, and determined that a majority of our directors meet or exceed the criteria for independence established by the NASDAQ listing standards. Our Board has determined that Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, John E. Toffolon, Jr., and Gregory Holt are independent directors of the Company. Our Board of Directors has determined that Messrs. Harding, Howell and James Jenkins will not be considered independent.

The Board has also determined that each member of the Audit Committee, the Compensation Committee, and the Nominating Committee is independent.

Board Meetings

The Board held eleven meetings in 2009. We expect each director to attend every meeting of the Board of Directors and the Committees on which he or she serves as well as the annual stockholders’ meeting. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which each director was a director) and the total number of meetings held by all Committees of the Board of Directors on which that director served. All members of the then-current Board attended the 2009 annual meeting of stockholders.

Board Leadership Structure

In accordance with our by-laws, our Board elects our Chairman and our Chief Executive Officer. Our by-laws permit these positions to be held by the same person. The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer, but instead believes that it is in the best interest of the Company to retain flexibility in determining whether to separate or combine these roles based on our circumstances. Currently, the offices of Chairman and Chief Executive Officer are separated. Francis P. Jenkins, Jr. currently serves as our Chairman and Peter J.M. Harding currently serves as our Chief Executive Officer. The Board believes that the separation of these offices is appropriate at this time as it allows our Chief Executive Officer to focus primarily on his management responsibilities.

Board Committees

The Board has a standing Audit Committee, Nominating Committee and Compensation Committee. Each Committee operates under a written charter approved by the Board. All of the Committee charters are available on our website at www.westway.com, under the “Corporate Governance” menu. The Board has determined that all Committee members are independent under the applicable NASDAQ listing standards. The members of each Committee are identified in the table below.

Director	Audit Committee	Nominating Committee	Compensation Committee
Francis P. Jenkins, Jr.			Chair

G. Kenneth Moshenek	✓	✓	✓

John E. Toffolon, Jr.	Chair	✓	✓

Gregory F. Holt	✓	Chair	✓

Audit Committee

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee is independent in accordance with the rules and regulations of the NASDAQ listing standards and the SEC. The Board has determined that Mr. Toffolon is an “Audit Committee Financial Expert” as defined by the SEC.

The primary responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the Audit Committee assists the Board in monitoring the quality and integrity of the financial statements, the independent accountants’ qualifications and independence, the performance of our internal audit function and independent accountants and compliance with legal and regulatory requirements. The responsibilities and activities of the Audit Committee are described in more detail in the Audit Committee Report, below, and in the Audit Committee’s charter.

The Audit Committee met a total of six times during 2009.

Nominating Committee

The Nominating Committee is appointed by the Board for the purpose of assisting the Board in its selection of individuals as nominees for election to the Board by holders of our Class A common stock and to fill any vacancies or newly created directorships on the Board. The Nominating Committee was formed in May 2009 following the business combination, in which we acquired the bulk liquid storage and liquid feed supplements businesses of ED&F Man group, and did not hold any meetings in 2009. The Nominating Committee held its first meeting in April 2010 in connection with the consideration of the nominee for election by the holders of Class A common stock at the 2010 annual meeting.

The process by which the Nominating Committee recommends director nominees depends on whether the candidate is an incumbent director or a new candidate. For incumbent directors, the Committee reviews the director’s continuing qualifications and overall service as a director to determine whether to recommend that director for re-election.

With regard to new director candidates, the Committee first determines the qualifications needed, considering the Board’s needs at that time (e.g., the knowledge, skill and business experience that the new director must possess to yield a well balanced board). The Committee may identify candidates through its own network of contacts and, if it deems necessary, by engaging a professional search firm. To date, the Nominating Committee has not engaged a professional search firm for this purpose. The Committee adds to the list of candidates that it has identified any candidates recommended to it by the holders of Class A common stock. The Committee evaluates each candidate against a set of minimum criteria that must be met by any nominee, including proven leadership capabilities, significant business experience, a high level of personal and professional integrity, ethical values and moral character, and a high level of financial literacy. The Committee invites those candidates who appear best suited to meet our needs for interviews conducted by the Committee and members of the Board. Based on all of the information gathered throughout the process, the Committee makes its recommendation to the Board. The Board then votes to determine the final slate of nominees.

The Nominating Committee values diversity as a factor in selecting nominees to serve on the Board. Although the Committee does not have a specific policy on diversity, it seeks to maintain a Board composed of members that represent a diversity of backgrounds, skills and experience.

The Nominating Committee will consider director candidates recommended by the holders of Class A common stock and evaluate the qualifications of such potential nominees using the same selection criteria that it uses to evaluate other potential nominees. To recommend an individual for nomination by the Board, a stockholder must submit to the Nominating Committee the information outlined below for communications to the Board relating to director nominations, under the caption “Stockholder Communications with the Board of Directors.”

Compensation Committee

The Compensation Committee is appointed by the Board for the purpose of discharging the Board’s responsibilities in respect of compensation of our executive officers, including approving individual executive officer compensation; overseeing the company’s overall compensation and benefit philosophies; and producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations. In addition, the Compensation Committee is charged with reviewing the competitiveness of our executive compensation programs while balancing the Board’s overall objective of increasing stockholder value. The responsibilities and activities of the Compensation Committee are described in more detail in the Compensation Committee’s charter. Under the Compensation Committee charter, the Compensation Committee may delegate any of its responsibilities to one of its subcommittees, if any, to the extent consistent with our certificate of incorporation, by-laws and applicable law and the NASDAQ rules. The Compensation Committee held two meetings in 2009.

The Compensation Committee determines the Company’s overall compensation philosophy and sets the compensation of our executive officers, other than the Chief Executive Officer. The Compensation Committee looks to the Chief Executive Officer and the compensation consultant retained by the Compensation Committee to make recommendations to the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer are invited to attend the Compensation Committee’s meetings as needed to provide their perspectives on the competitive landscape and the needs of the business, information regarding the Company’s performance, and technical advice.

Our Chief Executive Officer provides the Board and the Compensation Committee with his perspective on the performance of our other executive officers and recommends to the Committee specific compensation amounts for those officers. Our Chief Executive Officer also makes recommendations to the Board regarding the allocation among employees of the overall bonus pool and the allocation of the bonus between cash bonuses and awards of the Company’s stock. The Committee considers the Chief Executive Officer’s recommendations along with information provided by its compensation consultant concerning peer group comparisons and industry trends.

The Compensation Committee reviews and recommends to the Board for approval all compensation arrangements of our Chief Executive Officer, in consultation with the compensation consultant it retains. Our Chief Executive Officer is not present when the Compensation Committee and the Board make decisions with respect to his compensation. In addition, in connection with the business combination, we entered into the Stockholder’s Agreement dated May 28, 2009, with Westway Holdings Corporation (“Holdings”), a subsidiary of ED&F Man, pursuant to which we agreed not to approve or ratify our Chief Executive Officer’s compensation or benefits without the approval of Holdings. This obligation continues for so long as Holdings and its affiliates own at least 20% of our outstanding shares of common stock (treating any Series A Convertible Preferred Stock issued in the name of Holdings and its affiliates as having been converted into shares of common stock). Please see “Certain Relationships and Related Transactions - Stockholder’s Agreement” beginning on page 68 of this proxy statement.

In 2009, the Committee retained Board Advisory LLC as its compensation consultant to provide advice, its opinion, and resources to help develop and execute our overall compensation strategy. Board Advisory LLC reported directly to the Compensation Committee, and the Compensation Committee had the sole power to terminate or replace and authorize payment of fees to Board Advisory LLC at any time. As part of its engagement, the Committee directed Board Advisory LLC to work with members of our management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Board Advisory LLC also met with the Compensation Committee during the Committee’s regular meetings, in executive session (where no members of management are present), and with the Compensation Committee chair and other members of the Committee outside of the regular meetings.

As part of its engagement in 2009, Board Advisory LLC was asked to evaluate the Company’s peer group for performance and compensation benchmarking, make recommendations regarding the composition of the company’s peer group used in setting compensation guidelines, assess compensation for the Board of Directors, evaluate compensation levels at the peer group companies, and develop the related equity and cash compensation guidelines. The Committee will periodically review its relationship with its compensation consultant. The Committee believes that the consultants it retains are able to provide it with independent advice.

In 2009 and through the date hereof in 2010, with the Compensation Committee’s approval, management engaged Board Advisory LLC to provide the Company with additional services related to compensation matters, including compensation matters related to the development of the Westway Group, Inc. 2010 Incentive Compensation Plan that will be considered by the stockholders at the 2010 annual meeting of stockholders. These services were one-time projects (as opposed to ongoing services).

Board’s Role in Risk Oversight

Management is responsible for managing the risks the Company faces. Our Board of Directors is responsible for overseeing management’s approach to risk management. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various Committees of the Board assist it in fulfilling that responsibility.

The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to Westway’s compensation policies and practices.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and any persons performing similar functions. Our Code of Conduct and Ethics is posted on our website, which is www.westway.com. Also, we will provide to any person without charge, upon request, a copy of our Code of Conduct and Ethics; such request may be made by sending a letter to Mr. Thomas Masilla, Westway Group, Inc., 365 Canal Street, Suite 2900, New Orleans, LA 70130. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, certain provisions of our Code of Conduct and Ethics by posting any such information on our website.

Stockholder Communications with the Board of Directors

We make every effort to ensure that the views of our stockholders are heard by our Board of Directors or individual directors, as applicable. Stockholders may communicate with the Board of Directors, any of its constituent committees, or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees, or individual directors.

All stockholder communications must: (i) be sent to our Corporate Secretary at the address set forth in this proxy statement; (ii) be in writing; (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, a Committee of the Board of Directors, or an individual director; and (v) if the communication relates to a stockholder proposal or director nominee, contain the information required to be provided in connection with any such proposal or nomination by our existing by-laws, which is described below.

If the communication relates to a stockholder proposal, the communication must include:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	the class and the number of shares of our stock which are beneficially owned by the stockholder; and

•

a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business.

If the communication relates to a director nomination, the communication must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); and

•

as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder, (ii) the class and number of shares of our stock that are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, our Corporate Secretary will promptly deliver that communication to the Board of Directors or the Committee or member(s) identified by the stockholder as the intended recipient of such communication. The Corporate Secretary may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to our independent directors, our Corporate Secretary may not copy any member of management in forwarding such communication to such directors.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee directors for the year ended December 31, 2009.

Director Summary Compensation for Fiscal Year 2009

Name	Fees Paid in Cash for Service as a Director ($)
Francis P. Jenkins, Jr.	88,900
G. Kenneth Moshenek	73,500
Philip A. Howell	—
James B. Jenkins	—
Gregory F. Holt	74,800
John E. Toffolon, Jr.	83,900

The ED&F Man subsidiaries that comprised the acquired business did not have directors that received compensation in 2009 for their services on a board of directors. Our directors did not receive compensation for services rendered prior to the business combination.

Since the business combination, Messrs. Francis Jenkins, Jr., John Toffolon, Jr., G. Kenneth Moshenek, and Gregory Holt have all received compensation for their service on the Board of Directors, in the form of fees that are paid in advance in cash on an annual basis. Our Chairman, Francis P. Jenkins, Jr., has been paid an additional fee for his service as Chairman of the Board. As an employee director of the Company, Mr. Harding has not received separate compensation for his Board service. Two of our directors, Philip Howell and James Jenkins, have elected to date not to receive compensation for their services as directors. Both are employees of ED&F Man or its affiliates and were appointed as directors by the holder of our Class B common stock. Mr. Howell and Mr. Jenkins could be paid compensation for their services in the future. In that event, it is expected they would be paid amounts consistent with the amounts paid other directors. In addition to any compensation paid, Board members are reimbursed for out-of-pocket expenses incurred in connection with attending Board or Committee meetings.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors. Under our certificate of incorporation and depending on our ownership structure, a certain number of directors must be elected by the holders of Class B common stock and a certain number of directors are to be elected by the holders of Class A common stock. As a result of our current ownership structure, holders of Class A common stock are entitled to elect four members of our Board and the holders of Class B common stock are entitled to elect three members of our Board. Those directors elected by the holders of Class A common stock are divided into three classes, Class I, Class II and Class III, and each class is elected to serve a staggered three-year term. Directors elected by the holders of Class B common stock are elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Our Board currently consists of one Class I Director (John E. Toffolon, Jr.), one Class II Director (G. Kenneth Moshenek), two Class III Directors (Francis P. Jenkins, Jr. and Peter J.M. Harding) and three directors elected by the holders of Class B common stock (Philip Howell, James Jenkins and Gregory Holt).

The term of office for the Class I Director is set to expire at the 2010 annual meeting. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has accepted the recommendation of the Nominating Committee, to nominate John E. Toffolon, Jr. for the position of Class I Director. Further, due to uncertainty caused by a possible ambiguity in the by-laws regarding the manner of making director nominations and the power of the Board to make such nominations see “Proposal 2: Amendment to Certificate of Incorporation” beginning on page 18 of this proxy statement) and out of an abundance of caution, Peter J.M. Harding, the holder of 582,569 shares of Class A common stock, has also nominated Mr. Toffolon for the position of Class I Director.

The terms of office for the three directors elected by the holders of shares of Class B common stock are also set to expire at the 2010 annual meeting. Westway Holdings Corporation, the holder of 100% of the shares of Class B common stock, has properly nominated the following individuals to stand for election for the three positions for which holders of Class B common stock are entitled to vote: Philip Howell, James Jenkins and Gregory Holt.

Of the four nominees for director, Messrs. Toffolon and Holt are independent within the meaning of the NASDAQ listing rules. All four nominees are current members of the Board. Each nominee who is re-elected as a director will continue in office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Each holder of shares of Class A common stock may vote “FOR” the nominee for Class I Director or may “WITHHOLD” such stockholder’s vote with respect to that nominee. Each holder of shares of Class B common stock may vote “FOR” all or some of the nominees for whom they are entitled to vote (Messrs. Howell, James Jenkins, and Holt), or may “WITHHOLD” such stockholder’s vote with respect to one or more of the nominees. Directors are elected by the affirmative vote of a plurality of the shares of either Class A or Class B common stock, as applicable, entitled to vote in the election of such director(s).

All of our directors have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our directors are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to the affairs of Westway Group Inc. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of Westway Group Inc. We have also set forth the other directorships held during the past five years by each director in any public company (i.e., any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act) or any company registered as an investment company under the Investment Company Act of 1940.

John E. Toffolon, Jr. has served as a member of our Board of Directors since our inception and is the Chairman of our Audit Committee and a member of our Nominating and Compensation Committees. He served as our Chief Financial Officer from August 3, 2006 until May 28, 2009. The Board concluded that Mr. Toffolon should continue to serve as a director of Westway Group, Inc. in part due to his experience as a director and Lead Director with the Cowen Group, Inc. Mr. Toffolon has been an active independent investor and consultant since his resignation from Nomura Holdings, a holding company, in 2001. He started his career in 1973 as a member in the Management Training Program of the Federal Reserve Bank of New York, as the Bank Supervisor function rotating through various analyst positions. In 1978, Mr. Toffolon joined the investment banking firm of Blyth Eastman Dillon as a Vice President in its Capital Markets subsidiary, Blyth Capital Markets Inc. Shortly after Blyth Eastman Dillon’s acquisition by Paine-Webber in 1979, Mr. Toffolon accepted an offer to join The First Boston Corporation to manage its Fixed-Income Credit Department. Mr. Toffolon served as Managing Director of The First Boston Corporation since 1986 and subsequently served as its Chief Financial Officer until 1990. In November 1992, Mr. Toffolon joined Nomura Holding America Inc. (holding company), and Nomura Securities International (broker-dealer) as Executive Managing Director and Chief Financial Officer. He was also a member of the Board of Directors of both companies. Since September 14, 2006, Mr. Toffolon has served as a director of The Cowen Group Inc., which together with its subsidiaries operates as an investment bank. He served as Lead Director from February 2007 until July 2008, and from November 2009 until present, and as Chairman of the Board from July 15, 2008 until November 2009. Subsequent to Cowen being acquired by Ramius LLC, Mr. Toffolon was voted Lead Director on the newly-formed Board of Directors. Mr. Toffolon, after serving the maximum term of 6 years on the Board of Trustees of Fordham University, continues to serve on Fordham’s Board as a Trustee fellow and is also a member of the Board of Trustees of the Berkshire School, a private preparatory school located in Massachusetts. He also serves as Chairman of the Audit Committee and as a member of the Compensation Committee of The Cowen Group Inc.’s Board of Directors.

Philip A. Howell is a member of our Board of Directors. The Board concluded that Mr. Howell should serve as a director of Westway Group, Inc. in part due to his experience with commodities and his role as Main Board Director of ED&F Man. Mr. Howell also currently serves as Director of Corporate Finance and Group Strategy of ED&F Man and has served in this capacity since March 2010. Prior to March 2010, he served as Chief Financial Officer and Chief Operating Officer of ED&F Man, from March 2000 and July 2007 respectively. Mr. Howell also served on ED&F Man’s Audit Committee from 2000 until 2009. Mr. Howell joined ED&F Man in 1990 as finance director of ED&F Man’s futures brokerage business. Mr. Howell qualified as a chartered accountant with Coopers & Lybrand before working for two years with Security Pacific Hoare Govett in its financial control function.

James B. Jenkins is a member of our Board of Directors. The Board concluded that Mr. Jenkins should serve as a director of Westway Group, Inc. in part due to his experience in executive and director roles with various commodity and trading businesses. Mr. Jenkins served as Managing Director of the ED&F Man group’s Commodity Services Division, an integrated research, brokerage and risk management operation, and as a member of ED&F Man’s Executive Committee from November 2005 until September 2009. Prior to his role at ED&F Man Commodity Services, Mr. Jenkins was President of ED&F Man Cocoa, Inc., a merchant of cocoa beans and released products. Mr. Jenkins has 26 years of service in the soft commodities industry. Mr. Jenkins has served as a member of the New York Board of Trade’s Cocoa and Control Committees, and as Chairman of the Board of Directors of the Cocoa Merchants’ Association of America, as well as on a number of the Association’s committees. Mr. Jenkins is not related to Francis P. Jenkins, Jr., our Chairman.

Gregory F. Holt is a member of our Board of Directors and serves as the Chairman of our Nominating Committee and a member of our Audit and Compensation Committees. The Board concluded that Mr. Holt should serve as a director of Westway Group, Inc. in part due to his experience in executive roles of commodity companies. Mr. Holt has served as the founding Principal, Chairman and Chief Executive Officer since inception in 1990 of Daybrook Holdings Inc. and Daybrook Fisheries Inc., a North American/Dutch owned Menhaden fishmeal and fish oil production company headquartered in Louisiana. Prior to that, from 1969 to 1985 he served as a senior officer of International Proteins Corporation, an American Stock Exchange listed company engaged in the production of fishmeal, fish oil and frozen shrimps in Peru, Chile, Panama and Canada and the trading of various agri-products, protein meals and feedstuffs. In 1985 he founded his own trading, shipping and financing firm, ultimately raising the capital necessary to commence the operations of the Daybrook companies. He has served on numerous industry boards and trade associations, including National Fisheries Institute and The International Fishmeal and Fish Oil Association, and is a past Co-Chairman of the Rutgers University Marine Aquaculture Funding Task Force. Mr. Holt has served as an advisor/investor in various capital asset commodity transactions designed to acquire strategic manufacturing capacity in these core businesses in Latin America and import/export commodity terminal distribution operations in the United States. Mr. Holt, a United States citizen, was born in the United Kingdom and moved to the United States in 1969.

Our Board of Directors recommends a vote “FOR” the election to the Board of each of the foregoing nominees.

DIRECTORS CONTINUING IN OFFICE UNTIL OUR 2011 ANNUAL MEETING

G. Kenneth Moshenek has served as a member of our Board of Directors since our inception and is a member of our Audit, Compensation and Nominating Committees. Mr. Moshenek served as our President and Chief Operating Officer from our inception until May 2009. The Board concluded that Mr. Moshenek should serve as a director of Westway Group, Inc. in part due to his executive experience with commodities and mergers and acquisitions. Mr. Moshenek served as the President of Unity Envirotech LLC, a company servicing the commercial fertilizer and municipal wastewater markets, from October 2006 to December of 2007. Mr. Moshenek served as the President and Chief Operating Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from December 1997 to February 2006. Mr. Moshenek had served as Chief Operating Officer since 1995 and was a director from August 1997 until April 1999 of Royster-Clark, Inc. From August 1997 until April 1999, he served as Chief Investment Officer of Royster-Clark, Inc. Prior to that he held several positions during his tenure with Royster-Clark, Inc., including Senior Vice President of Sales and Marketing from September 1994 until July 1995, Vice President and Divisional Sales Manager from 1992 until September 1994 and a Division Manager from 1990 to 1992. Mr. Moshenek joined W.S. Clark & Sons, Inc. in 1981. Mr. Moshenek has been involved in the fertilizer industry since 1976. Mr. Moshenek formerly served on the Board of Directors of The Fertilizer Institute and was a member of that Board’s Executive Committee and served as Chairman of the Distributors Council. He also formerly served on the Board of Directors of the Agricultural Retailers Association, the Foundation of Agronomic Research and the Fertilizer Roundtable.

DIRECTORS CONTINUING IN OFFICE UNTIL OUR 2012 ANNUAL MEETING

Francis P. Jenkins, Jr. has served as our Chairman and a member of our Board of Directors since our inception and is the Chairman of our Compensation Committee. Mr. Jenkins served as our Chief Executive Officer from our inception until May 2009. The Board concluded that Mr. Jenkins should serve as a director of Westway Group, Inc. in part due to his executive experience within financial and commodity companies. He served as the Chairman of the Board and Chief Executive Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from January 1994 to 2006. From 1988 until 1994, Mr. Jenkins served in various capacities on the Board of Directors for Royster-Clark, Inc. From 1988 to 1992, he served as Chairman of the Board of Royster-Clark, Inc. From 1979 to 1988, Mr. Jenkins was employed by The First Boston Corporation, where he was one of the four members of the Executive Committee, co-managed First Boston’s Equity Capital Investments and was the principal financial officer. Prior to that position, he had responsibility for all security sales, trading and research, as well as holding positions as a Managing Director and a member of the Management Committee. Mr. Jenkins currently serves on the Board of Trustees of Babson College, as the Chairman of its Alumni and Development Committee and as a member of the Executive Committee of the Board.

Peter J.M. Harding is our Chief Executive Officer and a member of our Board of Directors. The Board concluded that Mr. Harding should serve as a director of Westway Group, Inc. in part due to his experience in executive roles of commodity companies as well as his prior affiliation with ED&F Man and because he is our Chief Executive Officer. Prior to May 2009, he served as Managing Director of the ED&F Man group’s Molasses & Palm Oil Trading, Feed Products, Third Party Storage, Biofuels Division from 2003. Mr. Harding also served on the Executive Committee of ED&F Man. Mr. Harding joined the ED&F Man group in June 1995. A British citizen presently residing in New Orleans, Louisiana, Mr. Harding has diverse career experience beginning in 1972 as a sugar trader with Tate and Lyle Sugars. His accomplishments include Vice President of Sales & Marketing of Refined Sugars, Inc. from 1985 to 1989, CEO of Savannah Cocoa, Inc. from 1992 to 1995, CEO of ED&F Man North American Cocoa Processing Group from 1995 to 1997, CEO of Westway Holdings Corporation from 1997 to 2006, and President of Westway Terminal Company Inc. from 2001 to 2004. During his tenure as CEO of Westway Holdings Corporation, Mr. Harding was responsible for management of the Westway Terminal Company Inc., Westway Feed Products Inc. and Westway Trading Corp. Additionally, Mr. Harding owned and managed an asset management firm and commodity fund during the late 1980s and early 1990s. In 1985, Mr. Harding attended the Harvard Business School program for Management Development.

PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION

Introduction

The following proposal to amend our certificate of incorporation is made by our Board of Directors and separately by Francis P. Jenkins, Jr., one of our Class A stockholders, who is also our Chairman.

Our stockholders are being asked to approve an amendment to our certificate of incorporation. In the judgment of our Board of Directors, the proposed amendment is advisable to remove a possible ambiguity from our certificate of incorporation regarding the vote required to amend certain provisions of our by-laws. Our Board of Directors has unanimously approved, and recommends that our stockholders approve, a proposal to amend section 8.4 of our certificate of incorporation.

Description of and Reason for Proposed Amendment to Certificate of Incorporation

Our certificate of incorporation authorizes our Board of Directors to make, alter, amend and repeal our by-laws by majority vote, subject to the power of our stockholders to make, alter, amend or repeal the by-laws; however, special voting restrictions apply to any proposed amendment to section 9.1 (Power to Amend) and Articles II (Meetings of Stockholders) and III (Directors). Under our certificate of incorporation, Section 9.1 and Articles II and III may be amended or repealed only (i) by our Board of Directors by a vote of the directors that includes the affirmative votes of a majority of the directors elected by the holders of our Class A common stock and a majority of the directors elected by the holders of our Class B common stock, and (ii) by our stockholders at an annual or special meeting called for such purpose by the affirmative votes by holders of at least a majority of the voting power of our Class A common stock and by holders of at least a majority of the voting power of our Class B common stock. Our Board of Directors believes that the intention of the by-laws is that section 9.1 and Articles II and III may be amended either by the requisite vote of the Board described in clause (i) above, or by the requisite vote of the stockholders described in clause (ii) above. To make this intention clearer, we are proposing to amend Section 8.4 to delete the word “and” between clauses (i) and (ii) and to substitute in its place the word “or,” as follows:

8.4. Amendment of By-Laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws, subject to the power of stockholders of the Corporation to make, alter, amend or repeal the Bylaws; provided, however, that Section 9.1 and Articles II and III of the By-Laws may be amended or repealed, and new By-Laws may be adopted that would supersede, limit or otherwise alter the effect of Section 9.1 or Articles II and III of the By-Laws, only (i) by the Board of Directors by a vote of the directors that includes the affirmative votes of a majority of the directors elected by the holders of shares of Class A Common Stock and a majority of the directors elected by the holders of shares of Class B Common Stock, and or (ii) by the stockholders at an annual or special meeting called for such purpose by the affirmative votes by holders of at least a majority of the voting power of the shares of Class A Common Stock and by holders of at least a majority of the voting power of the shares of Class B Common Stock.

The amendment to Section 8.4 will make clearer the power of either the Board or the stockholders acting alone to amend Section 9.1 and Articles II and III of the by-laws from time to time, provided any such change to the by-laws is approved by the requisite class votes described above.

If the amendment to the certificate of incorporation is approved, the Board expects to adopt certain amendments to the by-laws, as follows:

•

The Board expects to amend the by-laws to correct an inconsistency between Section 2.2 and Section 2.9 of the by-laws. Section 2.2 addresses, among other things, nominations of persons for election as directors and proposals for business to be conducted at the annual meeting, in each case as specified in a notice of meeting given at the direction of the Board of Directors or otherwise properly brought at the direction of the Board. Section 2.9 provides certain procedures with respect to nominations and proposals made by stockholders. Read literally, paragraphs (c) and (d) of section 2.9 might be construed to mean (among other things) that all nominations of persons for election as directors and all proposals for business to be conducted at the annual meeting must be made by stockholders and not by the Board of Directors. This reading of section 2.9 is inconsistent with section 2.2. Accordingly, if the amendment to the certificate of incorporation is approved, the Board is expected to approve an amendment to the by-laws to make clearer the power of the Board of Directors to make nominations and propose business for consideration at the annual meeting.

•

The Board also expects to amend our by-laws to establish the office of “Chief Operating Officer” and to divide between the Chief Executive Officer and Chief Operating Officer the responsibilities that our by-laws currently assign to the president. As a result, the title “President” will be eliminated in favor of “Chief Operating Officer.”

•	The Board is also expected to make non-substantive changes to the by-laws to correct section references and cross-references.

The Board does not currently contemplate making other changes to the by-laws.

Vote Required and Effective Date

Under the Delaware General Corporation Law, the approval of the proposed amendment to our certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock. Under our certificate of incorporation, the approval of the proposed amendment will also require the affirmative majority vote of the holders of the Class A common stock, voting as a separate class, and the affirmative majority vote of the holders of the Class B common stock, voting as a separate class.

If approved by our stockholders, the amendment to our certificate of incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to occur promptly after the stockholder vote on the amendment.

Recommendation

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the proposal to amend our certificate of incorporation.

PROPOSAL 3: APPROVAL OF THE WESTWAY GROUP, INC.

2010 INCENTIVE COMPENSATION PLAN

At the annual meeting, stockholders will be asked to approve the Westway Group, Inc. 2010 Incentive Compensation Plan, a copy of which is attached as Appendix A (the “2010 Plan”). The proposal to approve the 2010 Plan is made by our Board of Directors and separately by Francis P. Jenkins, Jr., one of our Class A stockholders, who is also our Chairman.

Our Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted the 2010 Plan on April 14, 2010, to be effective as of January 1, 2010, subject to the approval of the 2010 Plan by our stockholders. Pursuant to the NASDAQ listing rules, the 2010 Plan requires the approval of our stockholders. In addition, the 2010 Plan must be approved by our stockholders for payments to certain executive officers under the 2010 Plan to be deductible by us for federal income tax purposes.

The 2010 Plan is an element of our overall compensation strategy to align employee compensation with our business objectives, strategy, and performance. The purpose of the 2010 Plan is to align compensation with annual performance and to enable us to attract, retain, and reward highly qualified individuals who contribute to our success and motivate them to enhance the value of the company. The 2010 Plan is designed to reward employees for both individual performance and the success of the company as a whole.

The 2010 Plan reserves for awards a number of shares equal to ten percent (10%) of the number of shares of Class A common stock, Class B common stock, and Series A Convertible Preferred Stock of the Company outstanding on January 1st of each Plan year available for awards under the Plan and for issuance to non-employee Directors under the Plan. Equity awards to key employees under the 2010 Plan may be granted as restricted stock, performance share units, stock appreciation rights or stock options.

As described below under “Code Section 162(m),” Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000, unless the 2010 Plan contains certain features that qualify the compensation as “performance-based compensation.” The 2010 Plan is intended to satisfy the requirements for “performance-based compensation” as required by Section 162(m) of the Code. One of the requirements of “performance-based compensation” is that compensation be paid pursuant to a compensation plan that has been approved by the company’s stockholders. This is the first year we are asking stockholders to approve the 2010 Plan.

The Board believes approval of the 2010 Plan is in the best interest of the company and its stockholders. The 2010 Plan motivates and rewards our employees for achievement of strategic, operational and financial goals that drive stockholder value, and will be structured to be advantageous for federal income tax purposes.

If the 2010 Plan is not approved by stockholders, it is currently contemplated that we would pay bonuses to our executive officers in cash; however, any such bonuses to “covered employees” would not be deductible under Section 162(m) of the Code to the extent that (in combination with other non-exempt compensation, e.g., salary) they exceed the $1,000,000 limit. The Compensation Committee estimates that, if the 2010 Plan is not approved by the stockholders, up to $1,060,000 in bonuses paid with respect to 2010 would not be deductible.

A summary of the 2010 Plan is set forth below. The discussion below is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached as Appendix A to this proxy statement.

The following description of the 2010 Plan may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our proposed 2010 Plan and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary of the Plan

General. Under the Plan, key employees of the Company and its subsidiaries may be granted restricted stock, performance share units, stock appreciation rights and stock options, which are collectively referred to as “Awards.” If the Plan is approved, Awards underlying a total of 5,746,286 shares of Class A common stock will be available for grant under the Plan in 2010. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock, performance share units with respect to more than 250,000 shares of Class A common stock, stock appreciation rights with respect to more than 250,000 shares of Class A common stock, or options to acquire more than 250,000 shares of Class A common stock under the Plan.

Individuals eligible to receive Awards under the Plan are key employees of the Company and its subsidiaries as selected by the Compensation Committee. As of December 31, 2009, there were 5 executive officers and up to 75 employees other than executive officers eligible to receive Awards under the Plan. In addition, our non-employee directors may elect under the plan to receive up to 50% of their annual Board retainer in shares of our Class A common stock.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee must consist of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Compensation Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to amend the Plan.

Vesting and Performance Goals. The vesting conditions for Awards may relate to employment, performance goals or other conditions. Awards of restricted stock, stock appreciation rights and/or options granted subject to a vesting schedule for which the only requirement for vesting is continued employment shall automatically vest in full upon a key employee’s death, disability, attainment of age 65, or a Change in Control (as described below). Performance goals are established by the Compensation Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including subsidiary corporations) performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. The vesting of an Award may also be based on the key employee’s achievement of an individual performance goal. The Compensation Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation.

Non-Transferability. Awards are not transferable except by will or the laws of descent and distribution. During the key employee’s lifetime, Awards may be exercised only by the key employee.

Change in Capitalization. If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

Change in Control. All Awards of restricted stock, stock appreciation rights and/or options (but not performance share units) granted under an Award agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control. For purposes of the Plan, a “Change in Control” means (i) if any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of our then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of shares of our Class A common stock, Class B common stock and Series A Convertible Preferred Stock.

Types of Award

Under the 2010 Plan, the Compensation Committee may grant equity-based awards in a variety of forms, including: (i) shares of restricted Class A common stock that are subject to restrictions on vesting; (ii) performance share units, which are bookkeeping units that have a value equal to the fair market value of one share of Class A common stock, payable in Class A common stock if the performance or other conditions to exercise are satisfied; (iii) stock appreciation rights (“SARs”) related to shares of Class A common stock, which, if exercised, entitle the participant to receive an amount equal to the excess of the fair market value of the underlying shares of Class A common stock on the date the SAR is exercised over the fair market value of a share of Class A common stock on the date the SAR was awarded; and (iv) stock options, including incentive stock options and non-qualified options, that confer on the holder the right to purchase Class A common stock at a specified exercise price. The Committee has latitude to impose vesting and other restrictions. Equity-based awards will be represented by award agreements, which may impose conditions and restrictions.

Director Compensation. The Plan allows non-employee directors to elect to receive up to 50% (in 10% increments) of their annual retainer for Board service and for service as a committee chair, if applicable, in Class A common stock.

Term of Plan. The Board may suspend or terminate the Plan at any time.

Awards Under Plan for 14 Months Ended December 31, 2009

Our Compensation Committee has decided to pay a portion of the discretionary incentive awards for named executive officers for the 14-month period ended December 31, 2009 as grants of restricted stock under the Westway Group, Inc. 2010 Incentive Compensation Plan, subject to the approval of the plan by stockholders at the annual meeting. If the plan is not approved, these awards will be paid in cash in 2010. The following table shows the portion of the awards payable in shares of restricted stock for the named executive officers for this 14-month period:

Plan-Based Incentive Awards for 14-Month Period Ended December 31, 2009

Name	Award Amount Payable in Shares	No. of Shares at $5.00 Conversion Pricee
Peter Harding, Chief Executive Officer	$485,000	97,000
Wayne Driggers, Chief Operating Officer	225,000	45,000
Tom Masilla, Chief Financial Officer	150,000	30,000
Scott MacKenzie, President, Westway Terminals	100,000	20,000
Stephen Boehmer, President, Westway Feed	100,000	20,000

Total	1,060,000	212,000

The restricted stock awards shown in the table above will be converted from cash to restricted shares of our Class A common stock at the conversion price of $5.00 per share, which was the greater of (i) $5.00 or (ii) the trade volume-weighted average price ($4.82) of our Class A common stock during the five trading days preceding the January 26, 2010 Board meeting at which the stock awards were approved. One-third (1/3) of the restricted shares will vest on January 1, 2011; 1/3 of the shares will vest on January 1, 2012; and the final 1/3 will vest on January 1, 2013.

The restricted stock that may be issued for awards for the 14-month period ended December 31, 2009 will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; the executive’s Board-approved retirement after attaining the age of 55 with 10 years of combined service with the Company and ED&F Man; or the occurrence of a Change in Control.

2010 Awards under the Plan

The Compensation Committee has determined a framework of executive incentive awards for fiscal year 2010 under the 2010 Plan, subject to the approval of the 2010 Plan by the stockholders. The executive incentive awards for 2010 will be determined based on a fixed share of Economic Profit. Economic Profit for this purpose is defined as Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization adjusted to eliminate any bonus accruals), reduced by the total cost of debt and equity capital. The cost of debt capital is measured as the interest and fees incurred by us on our credit facility and other debt. The Committee determined that the cost of equity for this period is 9.8% of the balance sheet value of common equity on January 1 plus anticipated dividends on preferred shares (currently $.1376 per share). If the 2010 Plan is approved by the stockholders, an incentive pool for the named executive officers will be established equal to 10% of the Economic Profit earned for 2010. If Adjusted EBITDA for 2010 is less than $40.5 million, which is 75% of budgeted Adjusted EBITDA, no incentive pool will be established. Individual bonus awards in 2010 will be determined based on fixed shares of the pool allocated by the Compensation Committee among the named executive officers.

The final bonus award will be paid partly in cash and partly in shares of restricted stock. The stock portion of each award will be equal to 40% of the first $375,000, plus 50% of the next $375,000 and 60% of any excess over $750,000; provided that in any event the Restricted Stock awarded to any named executive officer in any year may not exceed 250,000 shares. Thus for example, a bonus award of $1,000,000 would be paid $512,500 in cash and $487,500 in stock. These Restricted Stock awards will vest as to 1/3 of the shares on December 31, 2011; 1/3 of the shares on December 31, 2012; and as to the final 1/3 on December 31, 2013. The Restricted Stock awards for 2010 will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; termination of service after age 55 with at least 10 years of service; or termination without cause subsequent to the occurrence of a Change in Control.

The following table provides the cash and restricted stock awards that may be earned by the named executive officers during 2010, based on two sets of assumptions: (i) that we will achieve budgeted Adjusted EBITDA of $54,092,000, assuming a cost of debt and equity of $20,434,888, and (ii) that the maximum award will be made. The amounts shown in this table are provided for illustrative purposes. The exact amount of any award will not be determined until the end of the fiscal year when the Adjusted EBITDA for 2010 is established. There can be no assurances that we will achieve budgeted Adjusted EBITDA.

Illustrative Range of Shares of Restricted Stock Issuable Under 2010 Awards

	Exec. Bonus Pool %	Award at Budgeted Adjusted EBITDA			Maximum Award
		Cash	No. of Shares	$	Cash	No. of Shares	$
Peter J.M. Harding, Chief Executive Officer	41.1%	$665,823	143,497	$717,484	$1,516,616	250,000	$1,250,000

Wayne Driggers, Chief Operating Officer	20.55%	383,327	61,665	308,327	665,823	143,497	717,484

Thomas A. Masilla Jr., Chief Financial Officer	20.55%	383,327	61,665	308,327	665,823	143,497	717,484

Scott MacKenzie , President, Westway Terminals	8.9%	179,729	23,964	119,819	337,048	52,410	262,048

Stephen W. Boehmer, President, Westway Feed	8.9%	179,729	23,964	119,819	337,048	52,410	262,048

All Executive Officers as a Group	100%		314,755	$1,573,776		641,814	$3,209,064

The stock awards shown in the tables above will be converted from cash to restricted shares of our Class A common stock at the estimated price of $5.00 per share. One-third (1/3) of the restricted shares will vest on January 1, 2011; 1/3 of the shares will vest on January 1, 2012; and the final 1/3 will vest on January 1, 2013.

Under the 2010 Plan, no award to a named executive officer may exceed 200% of the target award or 600% of base salary, whichever is less; provided the maximum award of shares of stock may not exceed 250,000 shares in any year. The maximum awards shown in the table reflect 200% of the target award.

No awards of shares or other equity have been approved to date for non-executive officer employees. To date, non-executive Directors have not made any elections to receive a portion (not exceeding 50%) of their annual Board retainers in restricted stock.

The Compensation Committee has the right to reduce (but not increase) the amount of any executive’s bonus award if, based on a subjective assessment, the executive failed to meet expectations in one or more of the following performance areas: (i) Company growth; (ii) health, safety and environmental; (iii) investor relations; (iv) corporate compliance; (v) other annual objectives set by the Board of Directors; and (vi) such other areas as the Compensation Committee may determine.

Finally, while the Compensation Committee expects that the 2010 base salaries and incentive compensation awards will result in compensation levels consistent with our compensation philosophy and goals, the Compensation Committee reserves the right to award discretionary cash bonuses for 2010 to the extent it deems appropriate to reward named executive contributions to the company not adequately rewarded by the base salaries and incentive compensation awards.

Awards for 2010 will be made under the 2010 Plan only if the plan is approved by the stockholders.

Code Section 162(m)

We are limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1,000,000 of compensation paid in a taxable year to certain executive officers. Compensation above $1,000,000 may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” The Compensation Committee believes that it is in the best interests of the company and our stockholders to pay bonuses to its executive officers that are deductible by us for federal income tax purposes. If stockholder approval is obtained for the 2010 Plan, it will satisfy the requirements of Section 162(m) for “performance-based” compensation. The Board continues to reserve the flexibility and authority to make decisions that are in the best interest of the company and its stockholders, even if those decisions do not result in full deductibility under Section 162(m).

Federal Income Tax Consequences

A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

Performance Share Units. A key employee will not be subject to tax upon the grant of a performance share unit. The key employee will generally recognize ordinary income equal to the fair market value of the Class A common stock received as payment on a performance share unit in the year that such shares are transferred to him or her. If the performance share unit is forfeited, the key employee will not recognize any income. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company is entitled to a deduction equal to the amount the key employee includes in ordinary income in the year of such inclusion.

Restricted Stock. A key employee generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the key employee will recognize ordinary income in an amount equal to the fair market value of the Class A common stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the key employee will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received. Stock dividends that are subject to vesting restrictions will be taxed as ordinary income in the year they vest. Stock dividends paid directly to the key employee will be taxed as ordinary income in the year received by the key employee.

A key employee may elect under section 83(b) of the Code (no later than 30 days after the date of grant) to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A key employee who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the key employee will not be allowed a deduction. Further, if the key employee makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the key employee includes in his or her ordinary income in the year of such inclusion.

Stock Appreciation Rights. A key employee generally will not be subject to income tax upon the grant of a SAR. On exercise of the SAR, the key employee will recognize ordinary taxable income equal to the spread between the amount by which the fair market value of one share of Class A company stock on the trading day immediately preceding the date of exercise of the SAR exceeds the fair market value of one share of Class A company stock on the date the SAR is granted multiplied by the number of shares covered by the SAR.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a SAR.

Incentive Stock Options. A key employee generally will not be subject to income tax upon the grant or the exercise of an incentive stock option. Instead, the key employee will owe income tax after the employee disposes of the stock acquired by exercising the option. The tax owed will depend on the length of time the key employee has held the stock after exercise but before disposal of the stock received on exercise.

If the key employee holds stock received on exercise for at least two years from the date of the grant, and one year from the receipt of the stock, the employee will be taxed at the long-term capital gains rate on the spread between the exercise price and the disposition price. If the key employee has not held the stock received on exercise for at least two years from the date of the grant and at least one year from receipt of the stock, the employee will be taxed at ordinary income tax rates on the spread between the exercise price and the fair market value of the stock on the exercise date. In general, the Company cannot take a tax deduction respecting an option on which the employee satisfies the holding periods described above.

Additionally, the spread between an incentive stock option’s exercise price and the fair market value of the stock on the date of exercise constitutes a preference for purposes of calculating the key employee’s alternative minimum tax liability.

Non-Qualified Stock Options. A key employee will generally not be subject to income tax upon the grant of a non-qualified stock option. On exercise of the non-qualified stock option, the key employee will recognize ordinary taxable income equal to the spread between the exercise price and the fair market value of the stock on the date of exercise. If the key employee continues to hold the stock following exercise, the key employee’s tax basis in the exercised stock will generally be equal to (i) the cash paid, increased by (ii) any amount included in the key employee’s income by virtue of exercising the option. The stock received on exercise will be taxed at upon subsequent disposition at capital gain rates, depending on how long after exercise the key employee holds the stock.

The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a tax deduction equal to the amount the key employee includes in his or her ordinary income by virtue of exercising a non-qualified stock option.

Section 409A. The Company intends for Awards to comply, to the extent applicable, with Section 409A of the Code. However, if an Award is subject to Section 409A and if such Award does not meet the requirements of Section 409A, the key employee will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the key employee’s income. The key employee also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the key employee’s income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

Vote Required

Approval of the Westway Group, Inc. 2010 Incentive Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.

Recommendation

Our Board of Directors recommends a vote “FOR” the Westway Group, Inc. 2010 Incentive Compensation Plan.

PROPOSAL 4: AMENDMENT TO FOUNDER WARRANT AGREEMENT

We are proposing amendments to the Founder Warrant Agreement dated as of May 20, 2007 between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which governs the terms of the outstanding warrants issued to our founders (the “Founder Warrants”), and corresponding amendments to the Founder Warrants (collectively, the “Founder Warrant Amendment Proposal”). This proposal is made by our Board of Directors and separately by Westway Holdings Corporation, our Class B stockholder.

The Founder Warrants consist of warrants to purchase an aggregate of 5,214,286 shares of our Class A common stock, of which warrants to purchase 3,814,286 shares are held by Francis P. Jenkins, Jr., the Chairman of our Board of Directors, warrants to purchase 300,000 shares are held by WB Farms, LLC, which is owned by Francis P. Jenkins, Jr. and members of his family, warrants to purchase 100,000 shares are held in the IRA account of John E. Toffolon, Jr., a member of our Board of Directors and the Chair of our Audit Committee, and warrants to purchase 1,000,000 shares are owned by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon, with power of attorney of Barbara L. Toffolon, co-trustee, and the Bank of New York Mellon, co-trustee. The Founder Warrants were purchased for the benefit of the current holders on May 30, 2007, for a purchase price of seventy cents ($0.70) per warrant, or an aggregate purchase price of approximately $3.7 million.

For each holder of Founder Warrants, the amendment would extend the expiration date of one-third of such holder’s Founder Warrants to May 24, 2012 one-third of such holder’s Founder Warrants to May 24, 2013 and one-third of such holder’s Founder Warrants to May 24, 2014. The current expiration date of the Founder Warrants is May 24, 2011.

The amendment would provide for the exercise on a cashless basis of the purchase rights represented by the Founder Warrants at any time the Founder Warrants are exercisable, in whole or in part. The Founder Warrants currently permit the cashless exercise of the warrants if the Company first calls all of the outstanding Founder Warrants for redemption. If Founder Warrants are exercised on a cashless basis, the registered holder will be entitled to receive the difference between the then “Fair Market Value” (as defined in the Founder Warrant Agreement) of the shares of Class A common stock for which the warrants are exercised, and the warrant exercise price of $5.00 per share, as such price may be adjusted in accordance with the provisions of the Founder Warrants. The amount of such difference would be paid in shares of Class A common stock and not in cash.

The proposed amendments would change the definition of “Liquid Public Market,” making it more likely that the Fair Market Value of our shares in connection with a cashless exercise will be determined by reference to the public trading prices of such shares instead of by a valuation procedure involving independent valuation experts. Further, if a Liquid Public Market exists at the time of a cashless exercise, Fair Market Value will be determined by reference to the average of the market closing prices for the five (5) consecutive trading days preceding the date of exercise, instead of the thirty (30) consecutive trading days preceding the date of exercise, as provided in the existing Founder Warrant Agreement.

All of the Founder Warrants will be exercisable at any time until their expiration date; provided that if on or before May 24, 2011, either Mr. Jenkins or Mr. Toffolon ceases to be a member of the Board of Directors otherwise than for certain specified reasons (collectively, “Good Reason”), his Founder Warrants that are extended to May 2013 would not be exercisable from the date he ceased to be a member of the Board until May 2012, at which time such warrants would again be exercisable until their expiration date; and provided further that, if before May 2012 either Mr. Jenkins or Mr. Toffolon ceases to be a member of the Board of Directors otherwise than for Good Reason, his Founder Warrants that are extended to May 2014 would not be exercisable from the date he ceased to be a member of the Board until May 2013, at which time such warrants would again be exercisable until their expiration date. Good Reason for either Mr. Jenkins or Mr. Toffolon to cease to be a member of the Board means (i) his death, (ii) a Change of Control of the Company (as defined in the forms of Warrant Certificate attached to Amendment No. 1 to Founder Warrant Agreement, a copy of which is attached as Appendix B), (iii) his ill-health as reasonably determined by such director, his legal guardian or the Board of Directors, or (iv) extraordinary or undue hardship, as reasonably determined by the Board of Directors. The restrictions applicable to the Founder Warrants held by Mr. Jenkins will apply to the warrants held by WB Farms and its transferees, and the restrictions applicable to the Founder Warrants held by Mr. Toffolon will apply to the warrants held by the John E. Toffolon, Jr. Residuary Trust and its transferees. The Founder Warrants are transferable; however, any warrants that are transferred would remain subject to the above restrictions.

If the proposed amendment is approved, any future modifications and amendments, including any amendment to increase the warrant price or shorten the exercise period, will require the written consent of the registered holders of a majority of the then outstanding Founder Warrants

If the Founder Warrant Amendment Proposal is approved, we will be required to recognize a non-cash expense equal to the calculated increase in value of the Founders Warrants as of the day of such approval. This entry will reduce our net income for such period, but will not impact the assets or liabilities sections of our balance sheet. It is estimated that as of May 5, 2010, the calculated increase in value of the Founder Warrants that would result from the approval of the amendment is approximately $1.6 million.

The foregoing descriptions of the proposed amendments to the Founder Warrants are only a summary. The full text of Amendment No. 1 to the Founder Warrant Agreement and the exhibits thereto, a copy of which is attached as Appendix B to this proxy statement, is incorporated by reference into this proxy statement. If the amendment is approved, our rights and obligations will be governed by the express terms and conditions of Amendment No. 1 to the Founder Warrant Agreement and not by this summary. This summary may not contain all of the information about the amendments to the Founder Warrant Agreement that are of importance to you and is qualified in its entirety by reference to the complete text of Amendment No. 1 to the Founder Warrant Agreement which implements the proposed Founder Warrant Amendments. We encourage you to read Amendment No. 1 to the Founder Warrant Agreement carefully in its entirety for a more complete understanding of the proposed Founder Warrant Amendments.

Pursuant to applicable Nasdaq rules, the Founder Warrant Amendment Proposal requires the approval of the Company’s stockholders because if approved it will extend the expiration date of the Founder Warrants.

Numbers of Founder Warrant and Estimated Value

The table below states the respective numbers of warrants held by Messrs. Jenkins and Toffolon, the estimated value of the warrants they currently hold, the estimated value of the Founder Warrants if the amendment is approved, and the net increase in the estimated value of such warrants. Estimated values are calculated using the Black-Scholes option pricing method based on a trade volume weighted-average price of our Class A common stock (over the period of 30 calendar days ended May 5, 2010) of $4.05 per share and the exercise price of the warrants of $5.00 per share.

Name and Position	Current Dollar Value Of Founder Warrants	Dollar Value Of Warrants If Amendment Is Approved	Net Increase in Dollar Value of Warrants	Number Of Warrants
Francis P. Jenkins, Jr., Chairman, Board of Directors	$509,323	$1,763,604	$1,254,281	4,114,286	(1)

John E. Toffolon, Jr., Director and Audit Committee Chair	$136,173	$471,519	$335,346	1,100,000	(2)

All Non-Executive Directors	$645,496	$2,235,123	$1,589,627	5,214,286

(1)	Includes warrants to purchase 300,000 shares of Class A common stock held by WB Farms, LLC, which is owned by Francis P. Jenkins, Jr. and members of his family.
(2)	Includes warrants to purchase 1,000,000 shares of Class A common stock held by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon, with power of attorney of Barbara L. Toffolon, co-trustee, and the Bank of New York Mellon, co-trustee.

The Black-Scholes option pricing method used herein, by its nature, is only capable of estimating the value of the Founder Warrants. Implicit in the Black-Scholes formula are several assumptions, including among others the efficiency of the market, a static risk-free interest rate, and no payment of dividends by the Company, some of which may prove not to be accurate. The value of the Founder Warrants calculated using the Black-Scholes option pricing method does not take into account the relatively low trading volume of the Company’s stock and the possible beneficial effect of changes to the Company’s capital structure that will result from the exercise, expiration, or other termination of the other outstanding warrants that will occur prior to the expiration of the Founder Warrants as amended.

Reasons for the Founder Warrant Amendments

We believe the amendments to the Founder Warrants are appropriate to align the financial interests of two key directors, specifically Francis P. Jenkins, Jr., the Chairman of our Board of Directors, and John E. Toffolon, Jr., the Chairman of our Audit Committee, with the long-term interests of our stockholders, and to provide them with a continuing financial incentive to serve on our Board of Directors and to contribute to the Company’s growth beyond May 24, 2011, the current expiration date of the Founder Warrants. Mr. Jenkins has stated that he currently intends to remain a member of the Board of Directors at least through the end of his current term expiring at the annual meeting in 2012. Mr. Toffolon has also stated that he currently intends to serve as a director for at least the next two years if he is reelected at the 2010 annual meeting. If, however, Mr. Jenkins’ or Mr. Toffolon’s intention changes and either does not continue to serve (other than for “Good Reason” as discussed above), then the only consequence would be that their respective abilities to exercise their warrants will be deferred as set forth above.

We believe that extending the expiration dates of the Founder Warrants and the other changes are the most efficient way to provide this incentive, because these changes have no cash cost to the Company.

Westway Holdings Corporation, a subsidiary of ED&F Man, has informed us that it intends to vote in favor of the Founder Warrant Amendment Proposal at the special meeting of stockholders.

Vote Required

Approval of the Founder Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock (voting together as a single class) represented in person or by proxy.

Recommendation

Our Board of Directors has approved, and recommends that you vote or give instructions to vote “FOR” the approval of the Founder Warrant Amendment Proposal. Francis P. Jenkins, Jr. and John E. Toffolon, Jr. were not present for the vote of the Board of Directors on the proposal. Three Directors voted in favor of the proposal, with one director voting against and one director abstaining.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2009, we had no compensation plans (including individual compensation arrangements) under which our equity securities were authorized for issuance.

Ownership of Common Stock by Certain Beneficial Owners

The following table indicates the stockholders who have reported beneficial ownership of more than 5% of the outstanding shares of either class of our common stock as of May 3, 2010. The information below is based upon the most recent Schedules 13D and 13G filed with the SEC, except as otherwise known by us. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is determined to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Class B	ED&F Man Holdings Limited(2) Westway Holdings Corporation Cottons Centre, Hay’s Lane London SE1 2QE England	13,675,755	100%

Class A	Group comprised of:(3) Francis P. Jenkins, Jr. Shermen WSC Holding LLC Shermen Capital Partners LLC c/o The Shermen Group 400 Madison Ave., Suite 15-D New York, New York 10017	5,400,986	29.90%

Class A	Group comprised of:(4) David M. Knott Dorset Management Corporation Knott Partners, L.P. 485 Underhill Blvd., Suite 205 Syosset, New York 11791-3419 Knott Partners Offshore Master Fund, L.P. c/o Walkers SPV Limited, Walker House 87 Mary Street, Georgetown, Cayman KY1-9002 Cayman Islands	2,857,142	20.48%

Class A	Group comprised of:(5) Integrated Core Strategies (US) LLC Millennium Management LLC Israel Englander 666 Fifth Avenue New York, New York 10103	12,859,847	47.96%

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Class A	Group comprised of:(6) Pine River Capital Management L.P. Nisswa Acquisition Master Fund Ltd. Brian Taylor 601 Carlson Parkway, Suite 330 Minnetonka, Minnesota 55304	6,038,596	30.21%

Class A	Group comprised of:(7) HBK Investments L.P. HBK Services LLC HBK Partners II L.P. HBK Management LLC HBK Master Fund L.P. 2101 Cedar Springs Road, Suite 700 Dallas, Texas 75201 HBK New York LLC One Bryant Park, Suite 4000 New York, New York 10036	2,920,754	17.31%

Class A	Group comprised of:(8) Kleinheinz Capital Partners, Inc. John Kleinheinz 301 Commerce Street, Suite 1900 Fort Worth, Texas 76102 Kleinheinz Capital Partners LDC c/o Walkers SPV Limited Walker House, 87 Mary Street George Town, Grand Cayman KYI-9002 Cayman Islands Global Undervalued Securities Master Fund, L.P. Global Undervalued Securities Fund, L.P. Global Undervalued Securities Fund (QP), L.P. Global Undervalued Securities Fund, Ltd. c/o BNY Mellon Alternative Investment Services Ltd. 48 Par-La-Ville Road, Suite 464 Hamilton HM 11, Bermuda	1,285,000	9.21%

Class A	John E. Toffolon, Jr.(9) c/o Cowen & Company 1221 Avenue of the Americas New York, New York 10020	1,154,150	7.67%

Class A	Peter J.M. Harding(10) Westway Group, Inc. 365 Canal Street, Suite 2900 New Orleans, Louisiana 70130	1,082,569	7.49%

Class A	President and Fellows of Harvard College(11) c/o Harvard Management Company, Inc. 600 Atlantic Avenue Boston, Massachusetts 02210	1,000,000	6.69%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days of May 3, 2010, including through the exercise of any option or warrant. For purposes of computing the percentage of outstanding shares of a class held by each person, any shares which such person has the right to acquire within 60 days of May 3, 2010 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The “Percent of Class” for each person is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such person as of May 3, 2010, by the total number of shares in that class outstanding or deemed to be outstanding for that person, as described above, as of that date. As of May 3, 2010, there were 13,952,033 shares of Class A common stock outstanding (which includes 1,000,000 shares of Class A common stock deposited in escrow which will be released upon our achievement of certain earnings and share price targets) and 12,624,003 shares of Class B common stock outstanding.
(2)	Based in part on the most recently available Schedule 13D/A filed with the SEC on June 5, 2009. Includes 1,051,752 shares of our Series A Convertible Preferred Stock that are convertible into shares of our Class B common stock within 60 days of May 3, 2010. Does not include 29,835,078 shares of our Series A Convertible Preferred Stock, which are not convertible into common stock within 60 days of May 3, 2010. ED&F Man Holdings Limited has sole voting and dispositive power over the 12,624,003 shares of Class B common stock currently outstanding. ED&F Man Holdings Limited is the ultimate parent company of Westway Holdings Corporation, which is a wholly owned indirect subsidiary of ED&F Man Holdings Limited and the record owner of these shares.
(3)	Based in part on the most recently available Schedule 13D filed with the SEC on February 16, 2010. Includes 100 shares held directly by Mr. Jenkins; 4,114,286 shares issuable upon exercise of warrants that are exercisable within 60 days of May 3, 2010, 300,000 of which are held by WB Farms, LLC, of which Mr. Jenkins is a member; 100 shares held by Shermen Capital Partners, LLC, of which Mr. Jenkins is the managing member and over which shares he has sole voting and dispositive power; 286,500 shares held by FPJ Partners, of which Mr. Jenkins is the managing partner and over which shares he has sole voting and dispositive power; and 1,000,000 shares of Class A common stock held in escrow for Shermen WSC Holding LLC, of which Shermen Capital Partners LLC is the managing member and over which shares Mr. Jenkins has sole voting and dispositive power.
(4)	Based on the most recently available Schedule 13G/A filed with the SEC on October 2, 2009. David M. Knott is the President of Dorset Management Corporation, which provides investment advice to certain limited partnerships, including Knott Partners, L.P. and Knott Partners Offshore Master Fund, L.P. According to the 13G/A, Mr. Knott and Dorset Management Corporation each have sole voting power over 2,746,256 shares, shared voting power over 71,872 shares, and sole dispositive power over 2,857,142 shares; Knott Partners, L.P. has sole voting and dispositive power over 1,291,643 shares; and Knott Partners Offshore Master Fund, L.P. has sole voting and dispositive power over 886,928 shares. It is the Company’s understanding that the total number of shares owned with respect to all parties in this group is 2,857,142.
(5)	Based on the most recently available Schedule 13D filed with the SEC on August 17, 2009. Israel A. Englander is the managing member of Millennium Management LLC, which is the general partner of the managing member of Integrated Core Strategies (US) LLC, which is the beneficial owner of 12,859,847 shares of our Class A common stock issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. Millennium Management, as the general partner of Integrated Core Strategies, and Mr. Englander, as the managing member of Millennium Management, may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies.
(6)	Based on the most recently available Schedule 13D filed with the SEC on August 17, 2009. Includes 6,038,596 shares of Class A common stock issuable upon exercise of warrants that are exercisable within 60 days of May 3, 2010. Brian Taylor is the managing member of the general partner of Pine River Capital Management L.P. According to the 13D, Pine River Capital Management L.P., Nisswa Acquisition Master Fund Ltd. and Brian Taylor all share voting and dispositive power over the 6,038,596 shares.
(7)

Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2010. Includes 2,920,754 shares of Class A common stock issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to HBK Services LLC (“Services”), which may delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, and/or HBK Europe Management LLP (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Subadvisors declared that the filing of the Schedule 13G/A shall not be construed as an admission that they are beneficial owners of the securities. According to the 13G/A, each reporting person in this group shares voting and dispositive power over the 2,920,754 shares.
(8)	Based on the most recently available Schedule 13G filed with the SEC on February 12, 2010. The shares were purchased by Mr. Kleinheinz for the account of Global Undervalued Securities Master Fund, L.P. (the “Master Fund”). Kleinheinz acts as investment adviser to the Master Fund and to Global Undervalued Securities Fund, L.P., (the “Domestic Fund”), Global Undervalued Securities Fund (QP), L.P., (the “Domestic QP Fund” and together with the Domestic Fund, the “Domestic Funds”) and Global Undervalued Securities Fund, Ltd. (the “Cayman Fund” and together with the Domestic Funds, the “Feeder Funds”). The Feeder Funds serve as general partners of the Master Fund. Kleinheinz Capital Partners LDC (“LDC”) serves as general partner of the Domestic Funds. Mr. Kleinheinz is the principal of both LDC and Kleinheinz Capital Partners, Inc. According to the 13G, each reporting person in the group has sole voting and dispositive power over the 1,285,000 shares.
(9)	Includes 25,400 shares held directly by Mr. Toffolon; 28,750 shares held by Mr. Toffolon and his wife jointly; and 1,100,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. Warrants exercisable for 1,000,000 of such shares are owned by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon, with power of attorney of Barbara L. Toffolon, co-trustee, and the Bank of New York Mellon, co-trustee, and warrants exercisable for 100,000 of such shares are held in Mr. Toffolon’s IRA account. Does not include 50,800 shares held by Shermen WSC Holding LLC, of which Mr. Toffolon is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Toffolon’s capital account. Mr. Toffolon does not have voting or dispositive power over these 50,800 shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(10)	Includes 582,569 shares held directly by Mr. Harding and 500,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. Excludes 368 shares of Class A common stock held by each of Tanya Melanie Harding and Elisa Marie Harding, Mr. Harding’s daughters, of which Mr. Harding disclaims beneficial ownership.
(11)	Based on the most recently available Schedule 13G filed with the SEC on February 12, 2010. President and Fellows of Harvard College is the beneficial owner of 1,000,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010 and has sole voting and dispositive power over these shares.

Security Ownership of Management

The following table shows certain information regarding the amount of our Class A common stock beneficially owned as of May 3, 2010 by (a) the members of our Board of Directors; (b) our Chief Executive Officer and our four most highly compensated executive officers (other than the Chief Executive Officer) (collectively, the “named executive officers”); and (c) our directors and executive officers as a group. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Francis P. Jenkins, Jr.	Director, Chairman	5,400,986	(2)	29.90%
John E. Toffolon, Jr.	Director	1,154,150	(3)	7.67%
Peter J.M. Harding	Director and Chief Executive Officer	1,082,569	(4)	7.49%
G. Kenneth Moshenek	Director	126,900	(5)	*
Wayne Driggers	Chief Operating Officer	103,582		*
Stephen W. Boehmer	President, Westway Feed Products LLC	43,361		*
Gregory F. Holt	Director	10,000		*
Thomas A. Masilla, Jr.	Chief Financial Officer/Secretary	2,000		*

All Directors and Officers as a Group		7,923,548	(6)	40.29	%(7)

*	Less than 1%.
(1)	All of our shares owned by officers and directors are shares of our Class A common stock. For purposes of this table, a person is deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days of May 3, 2010, including through the exercise of any option or warrant. For purposes of computing the percentage of outstanding shares of a class held by each person, any shares which such person has the right to acquire within 60 days of May 3, 2010 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The “Percent of Class” for each person is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such person as of May 3, 2010, by the total number of shares in that class outstanding or deemed to be outstanding for that person, as described above, as of that date. As of May 3, 2010, there were 13,952,033 shares of Class A common stock outstanding (which includes 1,000,000 shares of Class A common stock deposited in escrow which will be released upon our achievement of certain earnings and share price targets).
(2)	Includes 100 shares held directly by Mr. Jenkins; 4,114,286 shares issuable upon exercise of warrants that are exercisable within 60 days of May 3, 2010, 300,000 of which are held by WB Farms, LLC, of which Mr. Jenkins is a member; 100 shares held by Shermen Capital Partners, LLC, of which Mr. Jenkins is the managing member and over which shares he has sole voting and dispositive power; 286,500 shares held by FPJ Partners, of which Mr. Jenkins is the managing partner and over which shares he has sole voting and dispositive power; and 1,000,000 shares of Class A common stock held in escrow for Shermen WSC Holding LLC, of which Shermen Capital Partners, LLC is the managing member and over which shares Mr. Jenkins has sole voting and dispositive power.
(3)	Includes 25,400 shares held directly by Mr. Toffolon; 28,750 shares held by Mr. Toffolon and his wife jointly; and 1,100,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. Warrants exercisable for 1,000,000 of such shares are owned by the John E. Toffolon, Jr. Residuary Trust, control of which is shared by Mr. Toffolon, with power of attorney of Barbara L. Toffolon, co-trustee, and the Bank of New York Mellon, co-trustee, and warrants exercisable for 100,000 of such shares are held in Mr. Toffolon’s IRA account. Does not include 50,800 shares held by Shermen WSC Holding LLC, of which Mr. Toffolon is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Toffolon’s capital account. Mr. Toffolon does not have voting or dispositive power over these 50,800 shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)	Includes 582,569 shares held directly by Mr. Harding and 500,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010. Excludes 368 shares of Class A common stock held by each of Tanya Melanie Harding and Elisa Marie Harding, Mr. Harding’s daughters, of which Mr. Harding disclaims beneficial ownership.
(5)	Includes 126,900 shares held directly by Mr. Moshenek. Does not include 253,800 shares held by Shermen WSC Holding LLC, of which Mr. Moshenek is a member. These shares represent the portion of the shares of Class A common stock owned by Shermen WSC Holding LLC that are allocated to Mr. Moshenek’s capital account. Mr. Moshenek does not have voting or dispositive power over these 253,800 shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Includes 5,714,286 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 3, 2010.
(7)	The “Percent of Class” for all directors and officers as a group is calculated by dividing the number of shares beneficially owned or deemed to be beneficially owned by such group as of May 3, 2010, by the total number of shares of Class A common stock outstanding or deemed to be outstanding for the group, as of that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of more than 10% of our Class A or Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2009, our directors, executive officers, and 10% beneficial owners timely complied with the Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 3 report was filed for Stephen Boehmer on September 14, 2009 to report the ownership of 43,361 shares of Class A common stock.

•

A late Form 4 report was filed for Gregory Holt on December 10, 2009 to report the following purchases of Class A common stock, all made in 2009: 2,000 shares on December 2; 800 and 500 shares on December 3; 2,500 shares on December 4; 200 shares on December 7; and 1,000 shares on December 8.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 and amendments to these forms furnished to us and the written representations of our directors, executive officers, and 10% stockholders.

EXECUTIVE COMPENSATION

Information Concerning Executive Officers

The following table sets forth the names and ages of all our executive officers, all positions and offices with us held by each, the term of office of each as an officer, and any period(s) during which each has served as an officer:

Name	Age	Current Position	Date First Appointed	Term Expires
Peter J.M. Harding	57	Chief Executive Officer	May 2009	*
Wayne N. Driggers	54	Chief Operating Officer	May 2009	*
Thomas A. Masilla, Jr.	63	Chief Financial Officer and Secretary	May 2009	*
Scott MacKenzie	48	President, Westway Terminal Company LLC	May 2009	*
Stephen Boehmer	60	President, Westway Feed Products LLC	September 2009	*

*	Our executive officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

There is no understanding or arrangement between any executive officer and any other person pursuant to which the executive officer was or is to be selected as an officer, excluding any arrangements or understandings with directors or officers of the Company acting solely in their capacity as such.

Family Relationships

There are no family relationships between any director or executive officer. Francis P. Jenkins, Jr., our chairman, and James B. Jenkins, one of our directors, are not related.

Business Experience and Related Information

Set forth below is a brief description of the business experience during the past five years of each executive officer of the Company, including each person’s principal occupations and employment during the past five years, the name and principal business of any corporation or other organization in which such occupations or employment were carried on, and whether such corporation or organization is a parent, subsidiary or other affiliate of the Company.

Peter J.M. Harding was appointed to the position of Chief Executive Officer immediately following the business combination. From 2003 until being named our Chief Executive Officer, Mr. Harding served as Managing Director of the ED&F Man group’s Molasses & Palm Oil Trading, Feed Products, Third Party Storage, Biofuels Division. Mr. Harding joined the ED&F Man group in June 1995. A British citizen presently residing in New Orleans, Louisiana, Mr. Harding has diverse career experience beginning in 1972 as a Sugar Trader with Tate and Lyle Sugars. His accomplishments include Vice President of Sales & Marketing of Refined Sugars, Inc. from 1985 to 1989, CEO of Savannah Cocoa, Inc. from 1992 to 1995, CEO of ED&F Man North American Cocoa Processing Group from 1995 to 1997, CEO of Westway Holdings Corporation from 1997 to 2006 and President of Westway Terminal Company Inc. from 2001 to 2004. During his tenure as CEO of Westway Holdings Corporation, Mr. Harding was responsible for management of the three commercial entities within Westway: Westway Terminal Company, Westway Feed Products and Westway Trading Corp. Additionally, Mr. Harding owned and managed an asset management firm and commodity fund during the late 1980’s and early 1990’s. In 1985, Mr. Harding attended the Harvard Business School program for Management Development.

Wayne N. Driggers was appointed to the position of Chief Operating Officer immediately following the business combination. Mr. Driggers served as the President of Westway’s bulk liquid storage business from 1992 through 2009. Prior to that, Mr. Driggers served as Vice President. Mr. Driggers has been with Westway for

17 years. Prior to his service with Westway, Mr. Driggers served as President of Liquid Transfer Terminals, Inc. in 1991 and as Vice President with McKenzie Tank Lines, Inc. from 1981 to 1989. From 1989 to 1991 he served as a General Manager with Powell Duffyn Terminals, a British public corporation. Mr. Driggers has also been previously employed in management positions with Florida Rock & Tank Lines from 1977 to 1979 and with Seminole Refining Inc. from 1979 to 1981. Mr. Driggers serves on the Board of Directors of the International Liquid Terminals Association, and served as Chairman of the Board in 2008.

Thomas A. Masilla, Jr., was appointed to the positions of Chief Financial Officer and Secretary immediately following the business combination. From January 2009 through the consummation of the business combination, Mr. Masilla provided interim financial advice to Westway. Mr. Masilla previously served as President of Revenue Properties U.S. from November 2006 to December 2007. From November 2005 to November 2006, Mr. Masilla served as President and Principal Executive Officer of Sizeler Property Investors, Inc., a publicly traded REIT, which was acquired by Morguard Corporation and its subsidiary, Revenue Properties Limited of Canada, in November 2006. Prior to his service as President and Principal Executive Officer, Mr. Masilla served as Sizeler’s Vice Chairman, President & Chief Operating Officer from 1995 to November 2005. Additionally, Mr. Masilla served as Sizeler’s Chief Financial Officer from 1996 to 1999. Mr. Masilla is a certified public accountant and has over thirty-five years of executive and financial management experience in publicly traded real estate and commercial banking entities. Mr. Masilla holds a Bachelor’s degree in Accounting and a Master of Business Administration degree from Loyola University in New Orleans.

Scott MacKenzie joined Westway Terminal Company in 2007 as Vice President of Sales and Business Development. In this capacity, he focused on business development of biofuels technology. Mr. MacKenzie became President of Westway Terminal Company in 2009, immediately following the business combination. Prior to joining Westway, he worked for over 18 years in the electric utility industry, with an emphasis in utility deregulation, alternative energy assets management, and transmission construction. As a Director at Price WaterHouse Coopers, he managed organizational transformations, supply chain and IT initiatives.

Stephen Boehmer was appointed Executive Vice President (and acting President) of Westway Feed Products LLC as of August 1, 2009, and President of Westway Feed in September 2009. Mr. Boehmer previously served as Vice President Operations of Westway Feed and its predecessor from January 2003 to July 2009 and as National Operations Manager of the predecessor from August 1999 to January 2003. He has over 34 years of experience in the feed industry. Prior to joining Westway Feed Products, he held various positions with Purina Mills Inc. culminating in the position of Director of Operations, Eastern Division.

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our and the acquired Westway business’ historic compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Background

Business Combination

Before May 28, 2009, we were a special purpose acquisition company named Shermen WSC Acquisition Corp. (“Shermen”), with no operating business and no executive employees who were compensated for their services. On May 28, 2009, we acquired the bulk liquid storage and liquid animal feed supplements businesses of the ED&F Man group in a transaction we refer to as the “business combination.” In connection with the business combination, we changed our name to “Westway Group, Inc.” We refer to the businesses acquired from the ED&F Man group as the “acquired business” or our “predecessor.”

Before the Business Combination

Prior to the business combination, members of Shermen management did not receive any cash compensation for services rendered to Shermen. During the period from January 1, 2009 through the closing of the business combination on May 28, 2009, we paid Shermen Capital Partners, LLC fees and expenses of $49,750 for providing us with administrative services prior to the business combination. However, this arrangement was solely for our benefit and was not intended to provide compensation in lieu of a salary for any person, including any of our executives. Other than this administrative fee, no compensation of any kind, including any finder’s, consulting or other similar fee, was paid in 2009 to any of Shermen’s pre-business combination officers, directors or stockholders or any of their respective affiliates for any services they performed prior to or in connection with the business combination or otherwise.

Our predecessor did compensate our named executive officers for services rendered to our predecessor prior to the business combination. As this compensation was paid to our named executive officers by our predecessor, this compensation is discussed and disclosed in this Compensation Discussion and Analysis and in the compensation tables that follow.

Our Executives Following the Business Combination

In connection with the business combination, we agreed with ED&F Man that, for a period of at least one year after the closing of the business combination on May 28, 2009, we would maintain for the ED&F Man group employees we hired base salary, annual bonus opportunities, and benefits no less favorable in the aggregate than those maintained by the ED&F Man group for the same employees immediately before the business combination. As a result, the compensation and benefit arrangements for our executives during 2009 primarily reflect the arrangements established by the ED&F Man group before the business combination.

Immediately after the business combination, we hired Messrs. Harding, Driggers, Masilla, MacKenzie and Shoemaker as executive officers. In July 2009 Mr. Shoemaker resigned, which resignation became effective September 30, 2009, and Mr. Boehmer was appointed to succeed him as the President of Westway Feed and as a member of our executive team. We have identified Messrs. Harding, Driggers, Masilla, MacKenzie, Shoemaker, and Boehmer as the individuals for whom we are required to provide compensation information pursuant to the SEC’s executive compensation disclosure requirements for calendar year 2009. We refer to these individuals as the “named executive officers.”

In this compensation discussion and analysis, we review the compensation provided to Messrs. Harding, Driggers, Masilla, MacKenzie, Shoemaker, and Boehmer from November 1, 2008 through December 31, 2009, as well as the general principles that guided the related compensation decisions and the process used to determine compensation. We include a discussion of the stub- period from November 1, 2008 through December 31, 2008 in addition to our discussion of fiscal year 2009 because the acquired business had a fiscal year ending on October 31, whereas we have a fiscal year that ends on December 31. Compensation for the period from November 1, 2008 until May 28, 2009, reflects compensation the named executive officers received from the ED&F Man group before the business combination. Many of the historical compensation plans of the ED&F Man group were not acquired by us and we do not in each case maintain a comparable plan. We address compensation of the named executive officers before the business combination under arrangements of the ED&F Man group in effect prior to the business combination; following the business combination under our arrangements primarily based upon the ED&F Man group arrangements; and certain compensation decisions we have made since the business combination to date in 2010.

Before the business combination, Mr. Harding’s responsibilities for the ED&F Man group included services to our predecessor and other businesses within the ED&F Man group. The information included below with respect to periods prior to the business combination sets out all of the compensation earned by the named executive officers, including Mr. Harding, from us and/or the ED&F Man group, and is not limited to amounts allocable to our predecessor. Consequently, these amounts may differ from the compensation reflected in our previously reported predecessor financial statements, which include such compensation only to the extent allocable to the acquired business.

Compensation Philosophy and Objectives

For 2009 our compensation philosophy and objectives primarily reflected those we inherited from the ED&F Man group in the business combination. In 2009, we sought to pay total compensation to the named executive officers on a basis that was consistent with our predecessor’s practices. Our predecessor designed its compensation plan to be competitive and reflective of the responsibilities assumed by those officers and their experience. It is our intent, as it was our predecessor’s intent, that the types and levels of compensation and benefits provided to our named executive officers be comparable to the types and levels of compensation and benefits provided to other executive officers of similarly sized companies in the industry and geographic regions in which we operate. With respect to the named executive officers, our compensation philosophy and policies focus on:

•

attracting, retaining and motivating qualified executives by providing compensation opportunities that are competitive with the practices of companies that are similar to ours in either business or financial size and complexity;

•	compensating executives in a way that is aligned to our performance and the interest of our shareholders;

•	maintaining a balance between our short- and long-range performance objectives;

•	promoting shared accountability across the organization for our overall corporate goals; and

•	achieving comparability between the compensation levels of senior executives and their relative contribution to the Company.

Our compensation program is designed to reward each named executive officer’s contribution to the Company, including results and behaviors that are consistent with our values and culture. In measuring a named executive officer’s contribution to the Company, the Compensation Committee considers numerous factors, including the growth and financial performance of the Company as a whole, as well as the individual performance of the named executive officer.

A named executive officers’ compensation is intended to include both cash-based and equity-based awards. Like the ED&F Man group before us, we did not establish specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation for named executive officers for fiscal year 2009. However, in setting the bonus compensation for 2009, we have sought to align long-term incentives and long-term performance in order to reinforce the importance of creating long-term stockholder value.

A substantial element of the overall compensation established by ED&F Man before the business combination for our named executive officers was their annual bonus. For the period of November 1, 2008 through May 28, 2009, ED&F Man established a bonus pool for all of the employees of the acquired business, the size of which depended on our predecessor’s performance during the period. We added to this pool for the period of May 29, 2009 through December 31, 2009 based upon Company performance during that period. In keeping with our obligations to ED&F Man pursuant to the business combination, our Compensation Committee approved the allocation of the total available bonus pool for the entire fourteen-month period ending December 31, 2009 among participants on a discretionary basis. Our named executive officers have received a portion of their bonuses in cash and expect to receive the remainder in Company restricted stock. Payment of this remaining portion of the 2009 annual bonus in restricted stock is dependent on our stockholders’ approval of the Westway Group, Inc. 2010 Incentive Compensation Plan at the 2010 annual meeting. (See Note 3 of Summary Compensation Table.) If our stockholders do not approve the Westway Group, Inc. 2010 Incentive Compensation Plan at the annual meeting, the remainder of the 2009 annual bonus will be immediately paid in cash.

Role of Management and Consultants in Compensation Process

Following the business combination, we established a Compensation Committee comprised solely of independent directors to assist the Board of Directors in discharging its responsibilities relating to the compensation of executive officers and related duties. The Compensation Committee is responsible for, among other things:

•	developing guidelines for, and reviewing the compensation and performance of, our executive officers;

•	evaluating our executive officers’ performance in light of established goals and objectives; and

•	making recommendations to the Board of Directors regarding the employment terms of executive officers when they are proposed or renewed.

The Compensation Committee determines our overall compensation philosophy and sets the compensation of our executive officers other than the Chief Executive Officer. The Compensation Committee looks to the Chief Executive Officer and the compensation consultant retained by the Compensation Committee to make recommendations to the Compensation Committee with respect to both overall guidelines and specific compensation decisions. Our Chief Executive Officer provides the Board and the Compensation Committee with his perspective on the performance of our other executive officers as part of the determination of the division among employees of the overall bonus pool as well as the allocation of the bonus between cash bonuses and awards of our stock, subject to shareholder approval of a stock-based compensation plan to be voted on at our 2010 annual meeting.

In consultation with the compensation consultant it retains, the Compensation Committee reviews and recommends to the Board for approval all compensation arrangements of our Chief Executive Officer. Our Chief Executive Officer is not present when the Compensation Committee and the Board make decisions with respect to his compensation. In addition, in connection with the business combination, we entered into the Stockholder’s Agreement dated May 28, 2009 with Westway Holdings Corporation (“Holdings”), a subsidiary of ED&F Man, pursuant to which we agreed not to approve or ratify our Chief Executive Officer’s compensation or benefits without the approval of Holdings. This obligation continues for so long as Holdings and its affiliates own at least 20% of our outstanding shares of common stock (treating any Series A Convertible Preferred Stock issued in the name of Holdings and its affiliates as having been converted into shares of common stock). The Stockholder’s Agreement is described in more detail below under “Certain Relationships and Related Transactions - Stockholders’ Agreement” beginning on page 65 of this proxy statement.

Our Chief Executive Officer recommends to the Compensation Committee specific compensation amounts for other executive officers. The Committee considers the Chief Executive Officer’s recommendations along with information provided by its compensation consultant concerning peer group comparisons and industry trends. Our Chief Executive Officer and Chief Financial Officer are invited to attend the Committee’s meetings as needed to provide their perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice.

In 2009, the Compensation Committee retained Board Advisory LLC as its compensation consultant to provide advice, its opinion, and resources to help develop and execute our overall compensation strategy. Board Advisory LLC reported directly to the Committee, and the Committee had the sole power to terminate, replace and authorize payment of fees for services of Board Advisory LLC at any time. As part of the engagement, the Committee directed Board Advisory LLC to work with members of our management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Board Advisory LLC also met with the Compensation Committee during the Committee’s regular meetings, in executive session (where no members of management were present), and with the Committee chair and other members of the Committee outside of the regular meetings.

As part of its engagement in 2009, Board Advisory LLC was asked to make recommendations regarding the composition of our peer group used in setting compensation guidelines, evaluate compensation levels at the peer group companies, evaluate our peer group for performance and compensation benchmarking, develop the related equity and cash compensation guidelines, and assess compensation for the Board of Directors. To facilitate making external compensation comparisons, Board Advisory LLC provided the Committee with competitive market data by analyzing proprietary surveys prepared by Board Advisory LLC, proprietary third-party surveys provided to it by Board members, and publicly disclosed documents of companies in the peer group.

The Committee will periodically review its relationship with its compensation consultant. The Committee believes that the consultant, which it has retained, is able to provide the Committee with expert independent advice.

Compensation Peer Group

Many of the companies with which we compete are private companies or a small part of much larger public companies. In order to develop a suitable perspective on competitive executive pay levels, we, with the assistance of our compensation consultant, looked to a variety of similarly sized companies in related businesses or businesses that have similar operating environments and/or investment cycles. These consist of the following companies:

Peer Company	Industry
American Vanguard Corp.	Chemical Manufacturing
Balchem Corp.	Chemical Manufacturing
KMG Chemicals Inc.	Chemical Manufacturing
Sunopta Inc.	Crops
Cal Maine Foods Inc.	Fish/Livestock
Omega Protein Corp.	Fish/Livestock
Darling International Inc.	Food Processing
Agfeed Industries, Inc.	Food Processing
Imperial Sugar Co.	Food Processing
MGP Ingredients Inc.	Food Processing
MacQuarie Infrastructure Co., LLC	Misc. Transportation
Boardwalk Pipeline Partners, LP	Natural Gas Utilities
Chesapeake Utilities Corp.	Natural Gas Utilities
DCP Midstream Partners, LP	Natural Gas Utilities
DCT Industrial Trust Inc.	Real Estate Operations
EastGroup Properties Inc.	Real Estate Operations
First Industrial Realty Trust Inc.	Real Estate Operations
PS Business Parks Inc.	Real Estate Operations
Dynamex Inc.	Trucking
Marten Transport Ltd.	Trucking
General Maritime Subsidiary Corp.	Water Transportation

Elements of Compensation

The compensation paid to the named executive officers for the period from November 1, 2008 through December 31, 2009 consisted of the following principal elements:

•	annual base salary;

•	discretionary annual bonuses based on a Company-wide bonus pool;

•	equity incentive awards (which, for 2009, are subject to stockholder approval of the Westway Group, Inc. 2010 Incentive Compensation Plan at the 2010 annual meeting); and

•	other benefits made available generally to all of our employees, including health, disability, life insurance, participation in a 401(k) plan and interest credits under a frozen cash balance plan.

We do not have written employment contracts with any of our named executive officers. All amounts paid as compensation to the named executive officers have been determined as described in this compensation discussion and analysis. As discussed in the “Changes to Compensation for 2010” section below, in March, 2010 we entered into a grant agreement for incentive compensation awards with each of the named executive officers (with the exception of Mr. Shoemaker) detailing their incentive compensation awards for 2010. These grant agreements are conditioned upon approval by the stockholders of the 2010 Incentive Compensation Plan.

Base Salary

During 2008 and 2009, we understand that the ED&F Man group established base salaries for the named executive officers at levels intended to attract, retain and motivate highly qualified executives. Salaries of the named executive officers at the ED&F Man group were based on the responsibilities of each position, as well as a comparison with the external labor market. We understand that the ED&F Man group did not use market compensation information to establish specific salary levels or ranges; however, it considered available information on salaries paid by companies within the agricultural commodities sector as a whole when determining base salary. In addition, an executive’s years of experience and education level were considered along with an assessment of his or her potential contribution to the profit of the acquired business and the ED&F Man group as a whole. The salaries of the named executive officers employed in the acquired business were reviewed annually by the ED&F Man group’s Remuneration Committee. The ED&F Man group made annual changes to compensation based on changes in the consumer price index, the performance of the acquired business, the performance of the ED&F Man group as a whole, and management’s view of market conditions. In keeping with our agreement in connection with the business combination, the salaries we paid to the named executive officers for calendar year 2009 following the business combination were at least equal to the salaries set by the ED&F Man group prior to the business combination.

The base salaries of the named executive officers in 2009 were last reviewed by the ED&F Man group on January 1, 2009. At that time, no adjustments were made to reflect cost of living increases. Following the business combination, our Board, upon the recommendation of the Chief Executive Officer and applying the same compensation philosophy and objectives as those employed by the ED&F Man group, approved increases in the base salaries of Messrs. Driggers, Masilla, MacKenzie and Boehmer to appropriately compensate these named executive officers for increased responsibilities with the Company. Mr. Masilla took on heightened responsibilities as our Chief Financial Officer; Mr. Driggers was promoted to Chief Operating Officer; Mr. MacKenzie was promoted to President of Westway Terminal Company LLC; and Mr. Boehmer was promoted to President of Westway Feed Products LLC.

Discretionary Annual Bonus/Long-Term Incentive Compensation

The ED&F Man group considered discretionary annual bonuses to be an important part of its compensation program to make it competitive, to attract and retain talented executives, and to reward the named executive officers based on the performance of the predecessor for the prior fiscal year. In 2007 and 2008 the ED&F Man group established an overall bonus pool for all employees of the predecessor, including executives and management, based on performance expectations for the coming financial year. When determining actual payments to the named executive officers, the ED&F Man group placed significant emphasis on individual performance as well as the overall financial performance of our predecessor and, in the case of Mr. Harding, the ED&F Man group, while maintaining discretion regarding the amounts actually paid. Financial performance expectations were not set out in the form of explicit, individual performance requirements. To honor our obligations to ED&F Man pursuant to the business combination, we have followed this same compensation program philosophy and procedure for 2009 and the two-month stub-period from November 1, 2008 through December 31, 2008.

Consistent with the ED&F Man group’s overall compensation philosophy for the named executive officers, and its allocation of compensation between short-term incentives and long-term incentives, the ED&F Man group paid a portion of the overall annual bonus to the named executive officers with equity compensation in the form of ordinary stock of ED&F Man. ED&F Man considered this approach to be an effective way to retain and compensate executives based, in part, on long-term increases in stockholder value and to align executive and long-term stockholder interests by creating a link between executive compensation and stockholder return.

The portion of the annual bonus paid in stock awards granted to the named executive officers was recommended by the Chief Executive Officer of ED&F Man and approved by its Remuneration Committee. In fiscal year 2009, Messrs. Harding, Driggers, MacKenzie, Boehmer, and Shoemaker received awards of time-vesting stock in accordance with the ED&F Man Deferred Incentive Plan, which we refer to as the “ED&F Man DIP,” in respect of the 2008 fiscal year, valued at $700,000, $170,000, $60,000, $75,000 and $130,000, respectively. The ED&F Man group determined the size of the grants based on its determination of the responsibilities, contributions, and historic pay levels of the executives. The awards will vest in equal installments on the second, third and fourth anniversary of the grant date if the named executive officer remains continuously employed with us through the applicable anniversary of the grant date.

For the fourteen-month period ended December 31, 2009, we funded a bonus pool on the same basis as the ED&F Man group did in the past. As part of the business combination, the ED&F Man group accrued and transferred an employee bonus pool for the employees of the acquired business (including our named executive officers) calculated based upon the participant salaries and pre-tax profits of the acquired business through May 28, 2009. Thereafter, we utilized the ED&F Man group’s funding formula to add to the bonus pool for all employees based upon our employee salaries and pre-tax profits for the 2009 period after the business combination through December 31, 2009. The formula used by the ED&F Man group and us to calculate the total bonus pool was: 10% of participant salaries plus 20% of pre-tax profits in excess of a capital charge. (Consistent with ED&F Man group practices, the pre-tax profits in excess of the deemed cost of capital to which the 20% share was applied were determined by excluding any accrual for the profit component of the bonus pool, but including a bonus accrual equal to 10% of salaries.) This produced an aggregate bonus pool of approximately $7.3 million for the fourteen month period from November 1, 2008 (the beginning of the ED&F Man group’s fiscal year) through December 31, 2009 (the close of our fiscal year). Out of this total pool, our Compensation Committee allocated $4 million (about 53%) for awards to the named executive officers. The percentage of the aggregate pool reserved for executive officers is consistent with historical ED&F Man group practices.

Under the ED&F Man group’s policies, a portion of each executive’s annual bonus was paid in ED&F Man stock (i.e., the equity incentive award) with the balance paid in cash. Our Compensation Committee has decided to pay a similar portion of the incentive awards for named executive officers for the 14-month period as grants of restricted stock under the Westway Group, Inc. 2010 Incentive Compensation Plan, if that plan is approved by shareholders at our 2010 annual meeting. If the plan is not approved, these awards will be paid in cash in 2010. The following table shows the awards approved by the Compensation Committee for the named executive officers other than Mr. Harding, our Chief Executive Officer, as well as the award recommended by the Committee and approved by our Board to be paid to Mr. Harding:

Bonus Compensation for 14-Month Period Ended December 31, 2009

Name	Cash	Stock	Total
Peter Harding	$1,465,000	$485,000	$1,950,000
Wayne Driggers	675,000	225,000	900,000
Tom Masilla	450,000	150,000	600,000
Scott Mackenzie	175,000	100,000	275,000
Stephen Boehmer	175,000	100,000	275,000

Total	2,940,000	1,060,000	4,000,000

If the Westway Group, Inc. 2010 Incentive Compensation Plan is approved by stockholders at our 2010 annual meeting, the stock awards shown above will be converted from cash to a total of 212,000 restricted shares of our Class A common stock at the conversion price of $5.00 per share, which was the greater of (i) $5.00 or (ii) the volume-weighted average price ($4.82) of our Class A common stock during the five trading days preceding the January 26, 2010 Board meeting at which the stock awards were approved. One-third (1/3) of the restricted shares will vest on January 1, 2011; 1/3 of the shares will vest on January 1, 2012; and the final 1/3 will vest on January 1, 2013. The restricted shares will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; the executive’s Board-approved retirement after attaining the age of 55 with 10 years of combined service with the Company and ED&F Man; or the occurrence of a Change in Control. “Change in Control” refers to any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than ED&F Man Holdings Limited and its subsidiaries acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of our voting power, or ED&F Man Holdings Limited and its subsidiaries collectively ceasing to retain at least 35% of the combined aggregate Class A common shares, Class B common shares and Series A Convertible Preferred shares of the Company.

Transaction Bonuses and Retention Incentives

In connection with the business combination, ED&F Man entered into agreements with Messrs. Harding, Driggers and Shoemaker in September 2008. The agreement with Mr. Harding resulted in ED&F Man paying Mr. Harding a bonus once the business combination closed. Half of this bonus was paid by ED&F Man on the first payroll date following the closing in the amount of $950,000 and the balance of $950,000 will be paid by ED&F Man on the first payroll date following the anniversary of the closing, provided Mr. Harding is then employed by us.

The agreements with Messrs. Driggers and Shoemaker each provided for $100,000 payments by ED&F Man payable on the first payroll date following the final presentation to stockholders, regardless of whether or not the transaction closed, which was paid. Each of the agreements with Messrs. Driggers and Shoemaker also provided for payments by ED&F Man if the business combination closed. This second payment was made by ED&F Man on the first payroll date following the closing, in the amounts of $700,000 and $560,000 respectively. These bonus payments are in addition to the cash and stock bonus payments for 2008 and 2009 performance noted above. The agreements also provided (i) for full vesting of all of the ED&F Man share awards held by Messrs. Driggers and Shoemaker upon the closing, which were 180,816 and 136,727 shares respectively, (ii) that the executive’s annual salary level would not decrease for a period of one year from the business combination and (iii) that it is expected we would provide benefits substantially similar to the executive’s then-current benefits for a period of one year from the business combination. The agreements with Messrs. Driggers and Shoemaker also provided that, following their transfer to us, they would be able to exchange up to 100% of the value of their holdings in ED&F Man for shares of our common stock. This transfer was achieved by Messrs. Driggers and Shoemaker by selling their ED&F Man shares of 231,144 and 136,727, respectively, with the proceeds of such sale being used to acquire our common stock. Messrs. Harding and Boehmer also sold approximately 1,300,000 and 96,761 shares, respectively, or $3,484,000 and $259,319 worth of their ED&F Man shares and invested the proceeds in our common stock.

Changes to Compensation for 2010

During the later half of 2009 and into the beginning of 2010, the Compensation Committee, with the assistance of our compensation consultant, conducted an evaluation of our executive compensation programs to ensure future compliance with the requirements of Internal Revenue Code section 162(m) and current best practices for a public company. As this is the first year in which the acquired business is operating as a public company, we expect to be exempt during 2009 from the $1 million limitation on deductible compensation as long as the payment was made under a plan that was in effect before the business combination.

Comparing aggregate 2009 compensation to our peer group (with appropriate annualization), salaries were found to be below the 25th percentile; cash compensation (salary plus cash bonus) to be above the 75th percentile; stock awards to be below median; and total direct compensation (salary plus cash bonus plus the value of long-term incentive grants) to be between the median and 75th percentile. The Compensation Committee, with the advice of the Company’s compensation consultant, concluded that the overall size of the pay packages were appropriate and in line with our compensation goals and philosophy. In reaching this conclusion, the Committee also considered the business combination guarantees, Company financial results, and management’s exceptional progress in making the transition to a public company. However, the Committee decided that the mix of pay needed to become more in line with competitive practices, with more emphasis on salaries and stock awards and less emphasis on cash bonuses.

The Compensation Committee approved base salary increases for management to bring their salaries in line with the median of the market (with suitable adjustment for individual experience). These increases are effective in two stages, January 1, 2010 and June 1, 2010 as follows:

Increases to Base Salaries in 2009

Name	Salary as of December 31, 2009 (annualized)	Effective January 1, 2010 (annualized)	Effective June 1, 2010 (annualized)
Peter Harding	$309,000	$360,000	$475,000
Wayne Driggers	231,000	260,000	320,000
Tom Masilla	200,000	240,000	320,000
Scott Mackenzie	168,000	175,000	180,000
Stephen Boehmer	168,000	185,000	210,000

Total	1,076,000	1,220,000	1,505,000

Also with the advice of our compensation consultant, the Compensation Committee decided to replace the cash bonus and long term incentive compensation plans modeled after the ED&F Man group plans and used for 2009 with the new Westway Group, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”), subject to the approval of our stockholders at the 2010 annual meeting.

The Compensation Committee has determined a framework of executive incentive awards to be made for 2010 under the 2010 Plan and award agreements were entered into with the named executive officers (other than Mr. Shoemaker) in March, 2010. The award agreements are subject to the approval of the 2010 Plan by the stockholders. Pursuant to the award agreements, an incentive pool for the named executive officers will be established equal to 10% of our economic profit earned in 2010. Economic profit for the purposes of the 2010 executive incentive awards is defined as Adjusted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization, adjusted to eliminate any accrual for employee bonuses except a bonus accrual equal to 10% of total 2010 salaries of all employees other than the named executive officers) reduced by our total cost of debt and equity capital. Cost of debt is measured as the interest and fees incurred by us on our credit facility and other debt. Cost of equity is computed as 9.8% (which equals 7.5% plus the 5-year Treasury rate of 2.3% during the 30 days prior to 1/1/2010) of the balance sheet value of our common equity on January 1, 2010, plus dividends required to be paid or accrued on preferred shares (currently $.1376 per share per year). If our Adjusted EBITDA for 2010 is less than $40.5 million, which is 75% of budgeted Adjusted EBITDA, no incentive pool will be established.

The Compensation Committee has the right to reduce (but not increase) the amount of any executive’s bonus award if, based on a subjective assessment, the executive failed to meet expectations in one or more of the following performance areas: (i) Company growth; (ii) health, safety and environmental; (iii) investor relations; (iv) corporate compliance; (v) other annual objectives set by the Board of Directors; and (vi) such other areas as the Compensation Committee may determine.

If the 2010 Plan is approved by our stockholders, awards for 2010 will be paid partly in cash and partly in restricted shares of our Class A common stock under the 2010 Plan. The stock portion of each award will be equal to 40% of the first $375,000, plus 50% of the next $375,000 and 60% of any excess over $750,000 (subject to a 250,000 share cap). These restricted stock awards will vest as to 1/3rd of the shares on December 31, 2011; 1/3rd of the shares on December 31, 2012; and as to the final 1/3rd on December 31, 2013. The restricted stock awards will vest immediately upon the death or disability of the executive; the executive’s attainment of age 65; the executive’s Board-approved retirement after attaining the age of 55 with 10 years of service with the Company and/or ED&F Man; or a change in control (as defined in the 2010 Plan).

The Compensation Committee expects that, at target performance levels, the stock portion of executive officer pay will increase to about 35% of total executive officer compensation from 21% in 2009. This level of stock awards is more consistent with competitive practices and will align a substantial portion of the named executive officers’ compensation with long-term shareholder value.

Finally, while the Compensation Committee expects that the 2010 base salaries and incentive compensation awards will result in compensation levels consistent with our compensation philosophy and goals, the Committee reserves the right to award discretionary cash bonuses for 2010 to the extent it deems appropriate to reward named executive officers’ contributions to the Company not adequately rewarded by the base salaries and incentive compensation awards.

Severance

We have a broad-based severance plan for our executives and employees. We determined that such a plan is appropriate and necessary to assist in attracting and retaining the best talent, to encourage the executives’ honest discourse with their superiors and the Board without fear of adverse consequences, and to ensure that the executives and employees will act in the best interest of their employer in any situation involving a potential change in control of their employer. Our adoption of the plan further allowed us to comply with our obligation in connection with the business combination to provide base salaries, bonus opportunities, and benefits equal to or better than those offered by the ED&F Man group for a period of one year following the business combination. The amount that each named executive officer would have been entitled to receive under the severance plan had his employment terminated on December 31, 2009 is described in the section below entitled “Potential Payments upon Termination or Change-in-Control.”

Pension

Some of the named executive officers have participated in the ED&F Man Holdings, Inc. Retirement Income Plan, which we refer to as the “ED&F Man Retirement Income Plan,” a frozen plan whose benefits were determined under a predecessor cash balance plan where interest, based upon each named executive officer’s account balance, was credited each calendar quarter. Following the consummation of the business combination, the ED&F Man Retirement Income Plan has continued to be maintained by the ED&F Man group, and interest credits for the participating named executive officers will continue to be made, until ED&F Man terminates the plan. Following the consummation of the business combination, we have not been responsible for these benefits and do not anticipate establishing a cash-balance or other defined benefit pension plan.

The named executive officers also participate in a 401(k) retirement plan, which we adopted after the closing of the business combination.

Impact of Tax and Accounting on Compensation Decisions

Before the business combination, our predecessor was not subject to Section 162(m) of the Internal Revenue Code, which provides that a company may not deduct compensation of more than $1,000,000 that is paid to certain individuals (except for certain performance-based compensation). Accordingly, Section 162(m) of the Internal Revenue Code did not influence past compensation decisions. As this is the first year in which the acquired business is operating as a public company, we expect our 2009 compensation to be exempt from the $1 million limitation on deductible compensation, as the payment was made under a plan that was in effect before the business combination. Going forward, we expect that compensation paid to our executive officers will be structured to be fully deductible for federal income tax purposes. However, in certain situations, we may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation to allow us to retain and/or attract qualified executive officers.

We do not currently compensate executives for any excise tax liability they may incur by reason of payments and benefits received upon a termination of employment or a change in control. As a result, if an executive officer is assessed any excise tax liability under Section 4999 of the Internal Revenue Code as a result of payments and benefits received in connection with a change in control, that executive officer is responsible for the payment of such excise tax.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in Westway Group, Inc.’s 2009 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.

Compensation Committee

Francis Jenkins, Jr. (Chairman)

John E. Toffolon, Jr.

G. Kenneth Moshenek

Gregory F. Holt

Summary Compensation Table

The following table sets out the total compensation earned or accrued to the named executive officers from the Company or its predecessor (and, with respect to Mr. Harding, the ED&F Man group) for the calendar year ended December 31, 2009, for the two-month period from November 1, 2008 through December 31, 2008, and for the fiscal years ended October 31, 2008 and October 31, 2007. The disclosures for calendar year 2009 contain both compensation paid by us following the business combination on May 28, 2009 and compensation paid by our predecessor prior to the business combination. The compensation reported below for all prior periods was paid to the named executive officers by our predecessor. Because our predecessor operated on a fiscal year ending on October 31 and we operate on a calendar year, we have included the two-month “stub period” ending December 31, 2008.

Fiscal Year 2009 Summary Compensation Table

Name and Current Principal Position	Fiscal Period Ending		Salary ($)	Bonus ($)(4)		Option Awards $	Stock Awards ($)(2)(5)	Change in Pension Value ($)(6)	All Other Compensation ($)		Total ($)
Peter Harding(8)	12/31/2009		309,000	2,605,271	(2)(3)(9)	—	700,000	11,970	53,717	(7)	3,679,958
Chief Executive Officer	12/31/2008	(1)	51,500	294,729	(2)(3)	—	—	2,291	1,861	(7)	350,381
	10/31/2008		307,500	1,750,000		—	1,000,000	13,535	33,010		3,104,045
	10/31/2007		294,419	1,700,500		351,825	—	14,217	34,224		2,395,185

Wayne Driggers	12/31/2009		222,250	1,563,971	(2)(3)(9)	—	170,000	1,739	36,339	(7)	1,994,299
Chief Operating Officer	12/31/2008	(1)	35,000	136,029	(2)(3)	—	—	333	4,718	(7)	176,080
	10/31/2008		188,374	455,000		—	175,000	1,966	27,459		847,799
	10/31/2007		152,000	375,500		—	75,000	2,065	23,533		628,098

Thomas Masilla	12/31/2009		189,583	800,000	(3)(9)	—	—	—	20,837	(7)	1,010,420
Chief Financial Officer (joined predecessor January 5, 2009)

Scott MacKenzie	12/31/2009		154,250	258,436	(2)(3)(9)	—	60,000	—	12,033	(7)	484,719
President, Westway Terminal Company LLC (joined predecessor January 1, 2008)	12/31/2008	(1)	22,500	41,564	(2)(3)	—	—	—	1,362	(7)	65,426
	10/31/2008		112,500	—		—	—	—	1,192		113,692

Steve Boehmer	12/31/2009		143,416	268,436	(2)(3)(9)	—	75,000	811	30,853	(7)	518,516
President, Westway Feed Products LLC	12/31/2008	(1)	21,604	41,564	(2)(3)	—	—	155	3,428	(7)	66,751
	10/31/2008		128,598	100,500		—	25,000	927	7,200		262,225
	10/31/2007		122,806	59,500		—	15,000	424	7,200		204,930

Bryan Shoemaker	12/31/2009		143,015	660,000	(9)	—	130,000	7,719	37,963	(7)	978,697
Former President, Westway Feed Products LLC (Resigned effective September 30, 2009)	12/31/2008	(1)	34,348			—	—	1,480	1,668	(7)	37,496
	10/31/2008		192,701	380,000		—	125,000	8,728	28,487		734,916
	10/31/2007		187,779	175,500		—	25,000	9,168	32,463		429,910

(1)	As discussed above in this section, the period ended December 31, 2008 is a two-month “stub period” due to the difference in accounting years of Westway Group, Inc. and its predecessor.
(2)	The cash bonuses reported for Messrs. Harding, Driggers, MacKenzie, and Boehmer were awarded in January 2010 for services rendered to us and our predecessor for the fourteen-month period from November 1, 2008 through December 31, 2009. These bonuses, described in the “Discretionary Annual Bonus/Long-Term Incentive Compensation” subsection of the “Compensation Discussion and Analysis” section above, were prorated between the two-month period ended December 31, 2008 and calendar year 2009 for purposes of this Fiscal Year 2009 Summary Compensation Table.
(3)	As discussed above in the “Discretionary Annual Bonus/Long-Term Incentive Compensation” subsection of our “Compensation Discussion and Analysis” section, a portion of the bonus awarded to Messrs. Harding, Driggers, Masilla, MacKenzie, and Boehmer in January 2010 for services rendered in the fourteen-month period ended December 31, 2009 have been paid in cash and a portion will be paid in restricted Class A common stock of the Company, at a price equal to the trade volume-weighted average price of our Class A common stock during the five trading days preceding the January 26, 2010 Board meeting at which the stock awards were approved, if the 2010 Plan is approved by the stockholders at the 2010 annual meeting. If the 2010 Plan is not approved, the portion of the awarded bonus that was to be paid in restricted stock will be paid in cash.
(4)	As discussed above in the Compensation Discussion and Analysis section, the discretionary annual bonuses of the named executive officers were made at the discretion of the Remuneration Committee of ED&F Man for fiscal years 2007 and 2008 and by our Compensation Committee for the two-months ended December 31, 2008 and the calendar year ended December 31, 2009 based on performance for such periods.

(5)	Consists of awards of ordinary shares of ED&F Man made to the named executive officers under the ED&F Man 2009 and 2008 DIP and the ED&F Man Loyalty Plan. Shares awarded under the ED&F Man 2009 and 2008 DIP vest in three equal installments on the second, third and fourth anniversaries of the grant date. Shares awarded under the ED&F Man Loyalty Plan fully vest on the fourth anniversary of the grant date. Amounts shown do not reflect compensation actually received by the officers. Instead, amounts shown reflect the total grant date fair value for the stock awards determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718. Stock compensation expense recognized by ED&F Man for periods ending December 31, 2009 and 2008 and fiscal years ending October 31, 2008 and 2007 for awards granted under these plans differs from the amounts stated in this table. The accounting principles and assumptions applied to each of the share and share option awards are set out in accordance with U.S. GAAP in note 18 to the financial statements of Westway Group, Inc. for the fiscal year ended December 31, 2009 as of and for the years ended October 31, 2008 and 2007.
(6)	The values shown represent the change in present value of the named executive officers’ accumulated benefit under the ED&F Man Retirement Income Plan. Neither the ED&F Man Retirement Income Plan nor ED&F Man’s pension benefit obligations to the named executive officers under this plan have been or will be assumed by us. As described in the narrative following the “Pension Benefits for Fiscal Year 2009” table below, the ED&F Man Retirement Income Plan was frozen, and benefit accruals under the plan ceased, effective as of June 30, 2005. The change in the accumulated benefit reflected in this column is based on quarterly interest credits applied to the participant’s accounts, as described in the narrative following the “Pension Benefits for Fiscal Year 2009” table below.
(7)	Consists of Company contributions to Messrs. Harding’s, Driggers’, Masilla’s, MacKenzie’s, Boehmer’s and Shoemaker’s 401(k) accounts, automobile expense, and the dollar value of life insurance premiums. Following the freezing of the ED&F Man Retirement Income Plan, the Company and its predecessor have made contributions to each named executive officers’ 401(k) account in amounts intended to provide him with an appropriate replacement benefit. These amounts are based on a sliding scale commencing at 3% of gross compensation for service between two and five years, and capped at 12% of gross compensation for service of fifteen years or more. The Company also matches individual contributions of up to $5,000 for each named executive officer. The combined contributions to the ED&F Man Retirement Income Plan and the Westway Group, Inc. Savings and Investment Plan for Messrs. Harding, Driggers, Masilla, MacKenzie, Boehmer and Shoemaker were $46,560, $33,015, $10,792, $9,814, $23,198 and $30,319, respectively, for the fiscal year ended December 31, 2009.
(8)	No adjustment has been made to reflect any allocation of amounts to other ED&F Man companies to reflect services provided by Mr. Harding to them.
(9)	The amount of compensation paid to Messrs. Harding, Driggers, Masilla, MacKenzie, Boehmer, and Shoemaker associated with their service to us in the form of salary for the period from May 29, 2009 through December 31, 2009 was $180,250, $134,750, $145,833, $98,000, $89,404, and $64,495, respectively. The amount of bonus for this period of service by Messrs. Harding, Driggers, Masilla, MacKenzie, and Boehmer was $918,449, $423,900, $282,600, $129,525, and $129,525, respectively.

Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards table summarizes the equity-based compensation awards made by our predecessor to the named executive officers during the fourteen-month period ending December 31, 2009. We did not grant any plan-based stock awards in Fiscal Year 2009.

Grants of Plan-Based Awards in Fiscal Year 2009

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (Number)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Peter Harding Stock	1/1/2009	261,194	700,000

Wayne Driggers Stock	1/1/2009	63,432	170,000

Bryan Shoemaker Stock	1/1/2009	48,507	130,000

Scott MacKenzie Stock	1/1/2009	22,388	60,000

Steve Boehmer Stock	1/1/2009	27,985	75,000

(1)	ED&F Man stock awarded pursuant to the ED&F Man 2009 DIP.
(2)	The grant date fair value of these stock awards was based on the fair value of the shares of ED&F Man’s common stock on the date of grant, which was $2.68.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Fiscal Year 2009 Discretionary Annual Bonuses and Equity Awards

In addition to base salary and benefits, Messrs. Harding, Driggers, Masilla, MacKenzie, Boehmer and Shoemaker were incentivized by us and our predecessor through the potential for payment of discretionary annual bonuses and the use of equity awards. The ED&F Man group granted equity shares to our named executive officers in January 2009 based upon their performance in ED&F Man’s fiscal year 2008. As discussed in the “Compensation Discussion and Analysis” section above, a portion of the discretionary bonus that we declared for the fourteen-month period ended December 31, 2009 will be paid with our restricted stock if the 2010 Incentive Compensation Plan is approved by the stockholders.

The named executive officers’ discretionary bonus compensation was supported by the officers’ commitment to achieve personal, predecessor and Company performance expectations. Discretionary bonuses for the fourteen-month period from November 1, 2008 through December 31, 2009 were awarded by us in January 2010 based on standards comparable to those established by the ED&F Man group before the business combination. If the stockholders approve the Westway Group, Inc. 2010 Incentive Compensation Plan, a portion of this bonus will be paid in restricted stock. See the “Compensation Discussion and Analysis” section above.

Fiscal Year 2009 Stock Awards

In fiscal year 2009, Messrs. Harding, Driggers, MacKenzie, Boehmer and Shoemaker received discretionary awards of time-vesting stock granted under the ED&F Man 2009 DIP. These shares were set to vest in equal installments on the second, third and fourth anniversary of the grant date if the named executive officer remained continuously employed with the ED&F Man group through the applicable anniversary of the grant date. A named executive officer will receive a prorated number of shares if he ceases to be an employee of ED&F Man or a subsidiary:

•	due to death,

•	if, in the opinion of ED&F Man’s board of directors, by reason of injury, disability or redundancy,

•	by reason of retirement at normal retirement age, or

•

because his office or employment is with a company that ceases to be a subsidiary of ED&F Man or that relates to a business or part of a business that is transferred to a person that is not a subsidiary of ED&F Man.

In connection with the business combination, ED&F Man amended the ED&F Man DIP to provide that (i) ED&F Man employees that were employed by the Company immediately following the business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man DIP and (ii) following the business combination, service to the Company would be considered for purposes of the ED&F Man DIP as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man, as that term is defined under the ED&F Man DIP. Thus, the ED&F Man time-vesting stock held by Messrs. Harding, Boehmer, and MacKenzie did not vest as a result of the business combination.

Despite these changes to the ED&F Man DIP, the time-vesting stock granted under the ED&F Man 2008 and 2009 DIP held by Messrs. Driggers and Shoemaker vested in full as a result of the business combination in the amounts of 124,435 and 92,080, respectively, pursuant to the retention agreements described above in the “Transaction Bonuses and Retention Incentives” subsection of the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at Fiscal Year-End Table

The following Outstanding Equity Awards table summarizes the equity-based compensation awards made by our predecessor to the named executive officers that were unexercised and/or unvested as of December 31, 2009.

Outstanding Equity Awards of ED&F Man at December 31, 2009

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Peter Harding
ED&F Man DHR Award, 2006	226,800	—	2.41	01/20/2010	—	—
	—	262,500	2.41	01/20/2011	—	—
ED&F Man 2008 DIP	—	—	—	—	232,393	720,418
ED&F Man 2009 DIP	—	—	—	—	261,194	809,701

Stephen Boehmer
ED&F Man Loyalty Plan Award, 2006	—	—	—	—	16,769	51,984
ED&F Man Loyalty Plan Award, 2007	—	—	—	—	5,407	16,762
ED&F Man 2008 DIP	—	—	—	—	5,810	18,011
ED&F Man 2009 DIP	—	—	—	—	27,985	86,753

Scott MacKenzie
ED&F Man 2009 DIP	—	—	—	—	22,388	69,403

(1)	Option awards reflect the ED&F Man shares underlying the ED&F Man DHR Awards.
(2)	The table immediately following entitled “Vesting Schedule at Fiscal Year-End 2009” provides additional information regarding the ED&F Man 2009 and 2008 DIP and ED&F Man Loyalty Plan stock awards.
(3)	Shares that have not vested are valued based on fair price of ED&F Man ordinary shares as of December 31, 2009 of $3.10 per share.

Vesting Schedule at Fiscal Year-End 2009

Named Executive Officer	Grant Date	Shares of Stock (#)	Vesting Schedules
Peter Harding
ED&F Man 2008 DIP(1)	11/1/2007	232,393	02/03/10 100%
ED&F Man 2009 DIP(1)	1/1/2009	261,194	02/03/10 100%
ED&F Man DHR Award Plan, 2006(2)	11/7/2006	262,500	02/01/10

Stephen Boehmer
ED&F Man Loyalty Plan Award, 2006	2/1/2006	16,769	02/01/100 100%
ED&F Man Loyalty Plan Award, 2007	2/1/2007	5,407	02/01/11 100%
ED&F Man 2008 DIP	11/1/2007	5,810	10/15/10 50%
			10/15/11 50%
ED&F Man 2009 DIP	1/1/2009	27,985	01/01/11 33.3%
			01/01/12 33.3
			01/01/13 33.3%

Scott MacKenzie
ED&F Man 2009 DIP	1/1/2009	22,388	01/01/11 33.3%
			01/01/12 33.3%
			01/01/13 33.3%

(1)	These shares fully vested as of February 3, 2010 based on an agreement of that same date with ED&F Man.
(2)	The portions of the DHR awards that vest on the vesting dates are determined by ED&F Man. During 2006 the 2004 and 2005 plans were combined and granted again under the 2006 grant. However, the awards maintained their original terms.

Option Exercises and Stock Vested Table

There were not any stock options exercised or vested during the period from November 1, 2008 through December 31, 2008, and therefore we have not included the corresponding table.

The following Option Exercises and Stock Vested table summarizes, for each named executive officer, information concerning stock option exercises and stock awards that vested in fiscal year 2009.

Option Exercises and Stock of ED&F Man Vested During Fiscal Year 2009

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter Harding
ED&F Man ESPP 2002	27,440	38,364		—	—
ED&F Man ESPP 2003	20,227	24,058		—	—
ED&F Man ESPP 2004	87,159	82,836		—	—
ED&F Man ESPP 2005	147,435	93,626		—	—
ED&F Man ESPP 2006	293,464	82,893		—	—
ED&F Man ESPP 2007	288,381	—	(1)	—	—
ED&F Man DHR Award Plan 2006	—	—		226,800	61,236	(2)
ED&F Man 2008 DIP	—	—		116,196	311,405

Wayne Driggers
ED&F Man Loyalty Plan Award 2005	—	—		24,572	65,853
ED&F Man Loyalty Plan Award 2006	—	—		29,346	78,647
ED&F Man Loyalty Plan Award 2007	—	—		27,035	72,453
ED&F Man 2008 DIP	—	—		61,003	163,488
ED&F Man 2009 DIP	—	—		63,422	169,998

Steve Boehmer
ED&F Man Loyalty Plan Award 2005	—	—		19,658	52,683
ED&F Man 2008 DIP	—	—		2,904	7,783

Bryan Shoemaker
ED&F Man Loyalty Plan Award 2005	—	—		24,572	65,853
ED&F Man Loyalty Plan Award 2006	—	—		35,635	95,502
ED&F Man Loyalty Plan Award 2007	—	—		9,012	24,152
ED&F Man 2008 DIP	—	—		43,573	116,776
ED&F Man 2009 DIP	—	—		48,507	129,999

(1)	Mr. Harding exercised all of his outstanding ED&F Man ESPP grants in early 2009 in anticipation of the business combination. At that time, the fair value of the ED&F Man shares underlying these options was 9 cents per share below the $2.77 strike price of the 2007 grant. Thus, Mr. Harding did not realize any value with respect to the ED&F Man ESPP 2007 grant.
(2)	Mr. Harding did not elect to exercise this award, and therefore the award expired one year from the vesting date, February 1, 2009, with no value realized.

Pension Benefits

The following Pension Benefits table summarizes the present value of the accumulated benefit that had accrued in the ED&F Man Retirement Income Plan, a defined benefit plan of ED&F Man, as of December 31, 2008.

Pension Benefits as of December 31, 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Peter Harding	ED&F Man Retirement Income Plan	16	334,642
Wayne Driggers	ED&F Man Retirement Income Plan	16	48,616
Thomas Masilla		—	—
Scott MacKenzie		—	—
Steve Boehmer	ED&F Man Retirement Income Plan	9	22,686
Bryan Shoemaker	ED&F Man Retirement Income Plan	18	215,795

The following Pension Benefits table summarizes the present value of the accumulated benefit that had accrued in the ED&F Man Retirement Income Plan, a defined benefit plan of ED&F Man, as of December 31, 2009.

Pension Benefits as of December 31, 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Peter Harding	ED&F Man Retirement Income Plan	17	346,612
Wayne Driggers	ED&F Man Retirement Income Plan	17	50,355
Thomas Masilla		—	—
Scott MacKenzie		—	—
Steve Boehmer	ED&F Man Retirement Income Plan	10	23,497
Bryan Shoemaker	ED&F Man Retirement Income Plan	19	223,514

Messrs. Harding, Driggers, Boehmer and Shoemaker each participate in the ED&F Man Retirement Income Plan. Messrs. Masilla and MacKenzie do not participate in the ED&F Man Retirement Income Plan. The ED&F Man Retirement Income Plan was frozen on June 30, 2005. Benefits under the ED&F Man Retirement Income Plan were determined under a predecessor cash balance plan under which benefits accrued based on annual employer contributions and quarterly interest credits. Interest credits are determined based on the balance credited to a participant’s account as of the first day of each calendar quarter, and the annualized rate of interest equals the annual rate of interest on ten-year Treasury Constant Maturities, as reported in the Federal Reserve Bulletin, determined for the month of November in the calendar year immediately before the year in which the interest is credited. The interest rate in effect for the 2009 fiscal year was 3.53% through October 31, 2008 and changed to 3.4% on November 1, 2009. Participants in the ED&F Man Retirement Income Plan continue to earn interest credits on their accrued benefit balance, based on the interest rate calculation described in the foregoing sentence, but receive no further annual employer contributions or other benefit accrual under the ED&F Man Retirement Income Plan after June 30, 2005.

As of December 31, 2009, Messrs. Harding, Driggers, Shoemaker, and Boehmer were 100% vested in their ED&F Man Retirement Income Plan benefits.

In connection with the business combination, ED&F Man amended the ED&F Man Retirement Income Plan to provide that (i) participants in the plan that were employed by the Company immediately following the business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man Retirement Income Plan and (ii) following the business combination, service to the Company would be considered for purposes of the ED&F Man Retirement Income Plan as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man.

Vested retirement benefits are payable in the form of a lump sum or annuity payments upon retirement from the Company, termination from the Company, or death. Unless a participant elects a different form of payment, benefits are paid (i) in the form of a joint and 50% survivor annuity if the participant is married on his or her benefit commencement date or (ii) in a single life annuity if he or she is not married on his or her benefit commencement date. Participants who select a different form of payment from the annuities described in the foregoing sentence will receive the actuarial equivalent of their accrued benefits.

Participants can choose their benefit commencement date as long as the date is after the first day of the calendar month following termination of employment or death.

Participants in the ED&F Man Retirement Income Plan may retire at any time and receive the unreduced value of their vested account balances in a lump sum or an annuity as described above. Accordingly, for purposes of calculating the present value of our named executive officers’ accumulated benefits, we assumed that they began receiving payments under the ED&F Man Retirement Income Plan on December 31, 2009. Consequently, the present value of the named executive officers’ accumulated benefits under the ED&F Man Retirement Income Plan equaled their account balances on December 31, 2009.

The Internal Revenue Code places limitations on benefit amounts that may be paid to a participant under the ED&F Man Retirement Income Plan and, in 2009, the maximum annual benefit payable to a participant under the ED&F Man Retirement Income Plan was $195,000.

Neither the ED&F Man Retirement Income Plan nor any obligations under the ED&F Man Retirement Income Plan was assumed by us in the business combination.

Potential Payments upon Termination or Change-in-Control

This discussion describes the payments and benefits the named executive officers would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, we assumed the terminations and the change of control occurred on December 31, 2009.

There is no change of control impact as it relates to a change of ownership of Westway Group, Inc. on the ED&F Man share and option award plans. Further, as we had not made any awards of equity incentives prior to December 31, 2009, a change of control of Westway Group, Inc. could not affect any equity awards of Westway Group, Inc. The following discussion includes the impact of a change in control of ED&F Man, rather than us, on the compensation and share option award plans.

The business combination, as noted earlier, resulted in full vesting of the share award plans of Messrs. Driggers and Shoemaker as of the date of the business combination. With respect to all other former employees of the ED&F Man group, ED&F Man amended the ED&F Man DIP, the ED&F Man Loyalty Plan, and the ED&F Man DHR Award Plan to provide that (i) ED&F Man employees that were employed by the Company immediately following the business combination would not be considered to have ceased employment with ED&F Man for purposes of the ED&F Man plans and (ii) following the business combination, service to the Company would be considered for purposes of the ED&F Man plans as service to ED&F Man, despite the fact that the Company is not a subsidiary of ED&F Man.

This discussion does not include accrued but unpaid salary or discretionary annual bonus compensation the named executive officers earned due to employment through December 31, 2009 that would have been paid upon termination of employment. In addition, this discussion excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits provided by the ED&F Man Retirement Income Plan. See the “Pension Benefits for 2009” table and the accompanying narrative for a description of the named executive officers’ accumulated benefits under the ED&F Man Retirement Income Plan.

ED&F Man Severance Pay Plan

The named executive officers are entitled to receive severance benefits from us under the Westway Group, Inc. Severance Pay Plan. Due to our obligation in connection with the business combination to provide base salary, annual bonus opportunities, and benefits equal to or better than those offered by the ED&F Man group for a period of one year following the business combination and to assist us in attracting and retaining qualified employees, we adopted the Westway Group, Inc. Severance Pay Plan in 2009. We refer to Westway Group, Inc. Severance Pay Plan as the “Severance Plan.” Eligibility to receive severance benefits under the Severance Plan is conditioned upon the named executive officers’ completion of three years of combined service with the ED&F Man group and the Company at the time of termination of employment (subject to waiver by the Severance Plan administrator) and, either:

•	involuntary termination due to a reduction in force; or

•	termination of employment due to an eligible reason.

The Severance Plan imposes an additional condition to receipt of benefits by requiring eligible employees to sign a separation agreement waiving any and all claims they may have in connection with their employment and termination in a timely manner, and the separation agreement must become irrevocable.

Upon satisfaction of these conditions, the Severance Plan provides a minimum severance benefit of one week of an eligible employee’s annualized base pay for each year of service. We may increase the minimum severance benefit payable to an eligible employee, but the maximum severance benefit payable under the Severance Plan may not exceed one year of the eligible employee’s annual salary. Assuming the named executive officers’ employment had terminated as of December 31, 2009 and Messrs. Masilla and MacKenzie obtained a waiver of the three years of service requirement, Messrs. Harding, Driggers, Masilla, MacKenzie and Boehmer would have been entitled to receive up to $309,000, $231,000, $16,667, $28,000, and $140,000, respectively, in a lump sum payment from us after their separation agreements became irrevocable.

ED&F Man DIP

Pursuant to the ED&F Man DIP as amended in connection with the business combination, each named executive officer would receive a prorated number of shares of stock from his award of time-vesting stock if he ceased to be an employee of the Company or a subsidiary due to:

•	death;

•	in the opinion of ED&F Man’s Board of Directors, injury, disability or redundancy;

•	retirement at normal retirement age; or

•	his employer ceasing to be a subsidiary or business unit of the Company.

Assuming the named executive officers’ employment had terminated for any of the reasons set forth above on December 31, 2009, Messrs. Harding, MacKenzie, and Boehmer would have vested in 135,695, 7,410, and 13,026 ordinary shares of ED&F Man, respectively, upon termination of their employment with the Company.

Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the shares that would have vested have values of $420,655, $22,971, and $40,381 for Harding, MacKenzie, and Boehmer, respectively.

Vesting of all stock awards under the ED&F Man DIP would be accelerated upon a change of control of ED&F Man, however, a change in control of the Company would not result in any change in the vesting schedule. For purposes of the ED&F Man DIP, a change of control of ED&F Man would be deemed to occur if:

•	any person becomes bound or entitled to acquire shares of ED&F Man under sections 974 to 991 of the Companies Act 2006;

•

under Parts 26 and 27 of the Companies Act 2006, a court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of ED&F Man or the amalgamation or merger of ED&F Man with any other company or companies; or

•	ED&F Man passes a resolution for voluntarily winding up, or if an order is made for the compulsory winding up of ED&F Man.

If a change of control of ED&F Man had occurred on December 31, 2009, Messrs. Harding, MacKenzie, and Boehmer would have been entitled to vest in 493,587, 22,386, and 33,795 ordinary shares of ED&F Man, respectively, upon the change of control. Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the shares that would have vested had values of $1,530,120, $69,397, and $104,765 for Messrs. Harding, MacKenzie, and Boehmer, respectively.

ED&F Man Loyalty Plan

Pursuant to the ED&F Man Loyalty Plan as amended in connection with the business combination, each named executive officer will receive a prorated number of shares from his awards of restricted ED&F Man shares if he ceases to be an employee of the Company or a subsidiary due to:

•	death;

•	in the opinion of ED&F Man’s Board of Directors, injury, disability or redundancy;

•	retirement at normal retirement age; or

•	his employer ceasing to be a subsidiary or business unit of the Company.

Assuming that the named executive officers’ employment with the Company had terminated for any of the reasons set forth above on December 31, 2009, Mr. Boehmer would have been entitled to vest in 20,339 ordinary shares of ED&F Man upon termination of his employment. Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the shares that would have vested have values of $63,051 for Mr. Boehmer.

Vesting of all time-vesting share awards under the Loyalty Plan will be accelerated upon a change of control of ED&F Man. However, a change in control of the Company would not result in any change in the vesting schedule. For purposes of the Loyalty Plan, a change of control of ED&F Man would be deemed to occur if:

•	any person becomes bound or entitled to acquire shares of ED&F Man under sections 428 to 430F of the English Companies Act 1985;

•

under section 425 of the English Companies Act 1985, a court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of ED&F Man or its amalgamation with any other company or companies; or

•	ED&F Man passes a resolution for voluntarily winding up, or if an order is made for the compulsory winding up of ED&F Man.

Assuming that a change of control of ED&F Man occurred on December 31, 2009, Mr. Boehmer would have been entitled to vest in 22,176 ordinary shares of ED&F Man upon the change of control. Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the shares that would had vested have values of $68,746 for Mr. Boehmer.

ED&F Man DHR Award Plan

Pursuant to the ED&F Man DHR Award Plan as amended in connection with the business combination, each named executive officer will receive a prorated number of share options from his share option awards if he ceases to be an employee of the Company or a subsidiary due to:

•	death;

•	ill health;

•	disability; or

•	dismissal by redundancy.

Assuming that the named executive officers’ employment had terminated for any of the reasons set forth above on December 31, 2009, Mr. Harding would have been entitled to vest in options to purchase 257,894 ordinary shares of ED&F Man upon termination of his employment. Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the share options that would have vested had values of $177,946 for Mr. Harding.

A change in control of the Company would not result in any change in the vesting schedule. However, vesting of all share option awards under the ED&F Man DHR Award Plan will be accelerated upon a takeover offer that, if completed, would result in a change of control of ED&F Man. For purposes of the ED&F Man DHR Award Plan, a takeover offer means a firm and irrevocable offer in writing to acquire some or all of the shares in ED&F Man, or some or all of the ordinary shares of $1 in the capital of ED&F Man, such that if completed in accordance with its terms would result in a change of control. For purposes of the ED&F Man DHR Award Plan, a change of control of ED&F Man means:

•

the acquisition by any person, not being a qualifying shareholder, family trust, privileged relation or related corporation (as such terms are defined in ED&F Man’s Articles of Association), or by any group of such persons “acting in concert” (as such term is defined in the City Code on Takeovers and Mergers), of control, whether direct or indirect, of more than 49 percent of the issued ordinary shares of $1 each in ED&F Man, whether by a series of transactions over that period or not, or

•

following any listing and public offering of ordinary shares of $1 in the capital of ED&F Man, the control of more than 50 percent of the then issued ordinary shares ceases to be held by or for qualifying shareholders or their family trusts or privileged relations.

Accelerated vesting of the named executive officers’ ED&F Man DHR Award Plan share option awards is contingent upon the takeover offer becoming unconditional in all respects, and if the takeover offer relates to less than 100% of the ordinary shares of $1 in the capital of ED&F Man Holdings Limited, the share options shall be treated as being exercisable in relation to a pro rata proportion of the share options. If a takeover offer had been made, relating to 100% of the ordinary shares of $1 in the capital of ED&F Man and a change of control of ED&F Man Holdings Limited had occurred on December 31, 2009, Mr. Harding would have been entitled to vest in 262,500 share options upon the change of control. Based on a per share value of $3.10, the fair value of an ordinary share of ED&F Man on December 31, 2009, the share options that would have vested had values of $181,125 for Mr. Harding.

The following table summarizes the payments and benefits that our named executive officers would have received had their employment with the Company or any of its subsidiaries been terminated or had a change of control of ED&F Man occurred, in either case, on December 31, 2009, pursuant to the ED&F Man Severance Plan, the ED&F Man DIP, the ED&F Man Loyalty Plan and the ED&F Man DHR Plan as described above.

	Termination of Employment				Change of Control
As of 12/31/09	Severance Plan ($)	Deferred Incentive Plan Shares (#)	Loyalty Plan Shares (#)	DHR Award Plan Shares (#)	Deferred Incentive Plan Shares (#)	Loyalty Plan Shares (#)	DHR Award Plan Shares (#)
Peter Harding	309,000	135,695	—	257,894	493,587	—	262,500
Wayne Driggers	231,000	—	—	—	—	—	—
Thomas Masilla	16,667	—	—	—	—	—	—
Stephen Boehmer	140,000	13,026	20,339	—	33,795	22,176	—
Scott MacKenzie	28,000	7,410	—	—	22,386	—	—

(1)	Change of control reflects the impact of a change in ownership of ED&F Man.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed on June 18, 2009, following the consummation of the business combination. The following directors have served on the Compensation Committee since its inception: Francis P. Jenkins, Jr., G. Kenneth Moshenek, John E. Toffolon, Jr., and Gregory F. Holt.

Since 2006 and until May 28, 2009, Mr. Francis Jenkins, Jr. served as our Chief Executive Officer, Mr. John Toffolon, Jr. served as our Chief Financial Officer, and Mr. G. Kenneth Moshenek served as our Chief Operating Officer. All three individuals have served as our directors since 2006.

Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, and John Toffolon, Jr. are all members of Shermen WSC Holding LLC, our original sponsor, which currently owns 1,000,000 shares of our Class A common stock, which shares are currently held in escrow pending the achievement of certain share price or earnings targets. Mr. Jenkins’ son is also a member of Shermen WSC Holding LLC, and Mr. Jenkins, his wife and his three children are members of WB Farms, LLC, which is also a member of Shermen WSC Holding LLC. Mr. Jenkins is also the managing member of Shermen Capital Partners, LLC, which is the managing member of Shermen WSC Holding LLC. Mr. Jenkins may be deemed to beneficially own all of the shares owned by Shermen WSC Holding LLC. The relationships of Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, and John Toffolon, Jr. with Shermen WSC Holding LLC, in conjunction with the possibility that the interests of Shermen WSC Holding LLC may not coincide with the interests of our other stockholders, may provide these directors with interests that are different from our non-Shermen WSC Holding LLC associated stockholders. Transactions between us and Shermen WSC Holding LLC or its affiliates are discussed below.

Sale and Registration for Sale of Certain Shares of Common Stock

On May 1, 2006, we issued 5,663,750 shares of our common stock to Shermen WSC Holding LLC and 28,750 shares of our common stock to each of Mr. John Toffolon, Jr., Joseph Prochaska, and Donald Pottinger (in each case after giving effect to a 1.15 for 1 forward stock split effected immediately prior to the consummation of our initial public offering), for consideration of $0.005 per share. Pursuant to an escrow agreement in May 2007, these shares were all escrowed. The shares issued to the three individuals were released from escrow in November 2009. Of the 5,663,750 shares issued to Shermen WSC Holding LLC, 3,266,608 of them were forfeited to us and cancelled after the business combination in May 2009, another 1,397,142 were released from escrow in November 2009, and the remaining 1,000,000 remain in escrow under the May 2009 stock escrow agreement described at length below in the “Stock Escrow Agreement” subsection.

Pursuant to an agreement signed on May 24, 2007 (the “May 24, 2007 registration rights agreement”), the holders of the majority of these shares are entitled to make up to two demands that we register these shares. In addition, these stockholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements. In February 2010, we filed with the SEC a registration statement on Form S-3 registering approximately 21.2 million shares of our Class A common stock for sale by various of our shareholders, including Westway Holdings Corporation (a subsidiary of ED&F Man), David M. Knott (a beneficial owner of more than 5% of our Class A common stock), several of our directors and executive officers and their immediate family (Francis P. Jenkins, Jr. and his son Francis Jenkins, III, Peter J.M. Harding, John E. Toffolon, Jr., G. Kenneth Moshenek, Wayne N. Driggers, and Stephen Boehmer), as well as various other former or current employees of us or the ED&F Man group.

Sale of Certain Warrants, Registration for Sale of Underlying Shares of Common Stock, and Proposal to Amend Warrants

Concurrently with the consummation of our initial public offering, on May 30, 2007, we consummated a private sale of warrants (the “founder warrants”) at a purchase price of $0.70 per founder warrant, generating total proceeds of approximately $3.7 million (the “founder warrant purchase agreement”). The founder warrants were purchased by Mr. Francis Jenkins, Jr., Mr. John Toffolon, Jr. and WB Farms, LLC, which is owned by Mr. Jenkins and members of his family. The founder warrants are currently exercisable for an aggregate of 5,214,286 shares of our Class A common stock, of which warrants to purchase 3,814,286 shares are held by Mr. Francis Jenkins, Jr., warrants to purchase 1,000,000 shares are held by the John E. Toffolon, Jr. Residuary Trust, warrants to purchase 100,000 shares are held by Mr. Toffolon and warrants to purchase 300,000 shares are held by WB Farms, LLC. Each of the founder warrants is exercisable for the purchase of one share of Class A common stock at $5.00 per share and is scheduled to expire on May 24, 2011. If called for redemption, the founder warrants will be exercisable on a cashless basis.

The holders of the founder warrants and the common stock underlying such founder warrants are entitled to registration rights with respect to such securities under an agreement signed on May 30, 2007 (the “May 30, 2007 registration rights agreement”). In August 2009, we filed with the SEC our Post-Effective Amendment No. 2 to our registration statement on Form S-1 relating to the shares of our Class A common stock issuable upon exercise of warrants that we previously issued to investors in connection with our initial public offering, including the founder warrants.

At the 2010 annual meeting, stockholders will vote on proposed amendments to the founder warrants, including amendments to extend the expiration date of one-third of the founder warrants to May 24, 2012, one-third of the founder warrants to May 24, 2013 and one-third of the founder warrants to May 24, 2014. For a full description of the proposed amendments, see “Proposal 4: Amendment to Founder Warrant Agreement,” beginning on page 27 of this proxy statement.

Offices Services Agreement

Shermen Capital Partners, LLC is an entity controlled by Mr. Francis Jenkins, Jr., and is the managing member of Shermen WSC Holding LLC, an entity holding more than 5% of our Class A common stock. In May 2007, we agreed to pay Shermen Capital Partners, LLC a monthly fee of $9,950 for providing us with general and administrative services, including office space, utilities, and secretarial support (the “office services agreement”). As of December 31, 2008, we paid fees totaling $189,050, for such services. During 2009, we paid fees totaling $49,750 for such services. This arrangement, which is no longer in effect, was solely for our benefit and was not intended to provide compensation in lieu of a salary for any person.

Stock Escrow Agreement

In connection with the business combination, on May 28, 2009, we entered into a stock escrow agreement with Westway Holdings Corporation (a subsidiary of ED&F Man that we refer to as “Holdings”), Shermen WSC Holding LLC, and Continental Stock Transfer & Trust Company, as escrow agent, which was amended by the letter agreement described below in the subsection entitled “Letter Agreement.” We refer to this stock escrow agreement, as so amended, as the “stock escrow agreement.”

Deliveries to Escrow Agent. Pursuant to the stock escrow agreement, at the closing of the business combination on May 28, 2009, we delivered to the escrow agent for deposit into an escrow account, approximately 12.2 million newly-issued shares of our Series A Convertible Preferred Stock issued to Holdings, as part of the consideration for the business combination. The value of the 12.2 million shares as of May 28, 2009 was approximately $69.9 million.

In addition, six months after the closing, 1.0 million shares of our Class A common stock owned by Shermen WSC Holding LLC, which had been in another escrow, was transferred to the escrow account established under the stock escrow agreement. The value of the 1 million shares as of May 28, 2009 was approximately $5.9 million.

Dividends on Escrowed Shares. To the extent permitted under our certificate of incorporation, we will pay and deliver any cash dividends declared and payable in respect of any shares held in the escrow account to the escrow agent for deposit in the escrow account. Our certificate of incorporation provides, however, that dividends and other distributions on the shares held in the escrow account will accrue on our books and records, but will not be paid to the holders of those shares while those shares are held in escrow. We will pay all dividends and other distributions that have accrued on these shares during the period from the closing of the business combination on May 28, 2009 until the date of release from escrow only if and when these shares are released from escrow in accordance with the stock escrow agreement. During 2009, dividends in the amount of $991,762 accrued on our books with respect to the approximate 12.2 million shares of Series A Convertible Preferred Stock held in escrow.

Releases from Escrow. The escrow agent will not release any shares, warrants or funds held in the escrow account unless it first receives a written instruction letter signed by us, Holdings and Shermen WSC Holding LLC in the form prescribed by the stock escrow agreement. The shares of our common stock and of Series A Convertible Preferred Stock held in escrow in the name of Shermen WSC Holding LLC and Holdings, respectively, are to be released from escrow upon receipt by the escrow agent of instructions to do so in the circumstances described below. Any escrowed shares which are subsequently released from escrow pursuant to the stock escrow agreement will be treated, in all cases, as if those shares had been issued and delivered at the May 28, 2009 closing to the person receiving those shares upon their release from escrow, and as if such shares were outstanding as of the closing date.

Release of Shares upon Our Achievement of Earnings or Share Price Targets. The approximately 12.2 million shares of our Series A Convertible Preferred Stock in the escrow account that are owned by Holdings, which we refer to as “Holdings’ escrowed shares,” and the 1.0 million shares of our common stock in the escrow account that are owned by Shermen WSC Holding LLC, which we refer to as the “sponsor’s escrowed shares,” will be released to Holdings and to Shermen WSC Holding LLC, as the case may be, in up to three increments if—and only if—we achieve the earnings or share price performance targets described below. The earnings targets are based on income (loss) before net interest (defined as the aggregate of interest expense and interest income), income tax, and depreciation and amortization. We refer to this measure of earnings as “EBITDA.”

First Release Targets. If the closing share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $6.50 per share, or our reported EBITDA has exceeded $52.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release:

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to Holdings, one-third of Holdings’ escrowed shares, together with any new shares issued in respect of these released escrowed shares and any cash dividends accrued but not paid on these released escrowed shares and new shares, which we refer to as the “additional escrow items”; and

•	to Shermen WSC Holding LLC, 958,333 of the sponsor’s escrowed shares, and any additional escrow items attributable to those released shares.

Second Release Targets. If the share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $7.00 per share, or our reported EBITDA has exceeded $57.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release:

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to Holdings, that number of Holdings’ escrowed shares that, when added to the number, if any, of Holdings’ escrowed shares already released as a result of us having achieved the EBITDA or share price targets described above under “First Release Targets,” constitute two-thirds of Holdings’ escrowed shares, and any additional escrow items attributable to those released shares, but not before November 1, 2010, even if the EBITDA or share price target were achieved prior to that date; and

•	to Shermen WSC Holding LLC, 41,667 of the sponsor’s escrowed shares, and any additional escrow items attributable to those released shares.

Third Release Targets. If the share price of our common stock on any five trading days within a seven trading day consecutive period has exceeded $7.50 per share, or our reported EBITDA has exceeded $62.0 million for any 12 month period, then, following receipt of an instruction letter, the escrow agent will release to Holdings all of Holdings’ escrowed shares, if any, still held in the escrow account, and all additional escrow items attributable to those released shares, but not before November 1, 2011 even if the EBITDA or share price target were achieved prior to that date.

Release of Shares upon Change of Control. If there is a change of control of the Company after the May 28, 2009 closing, the escrow agent will, promptly upon receipt of an instruction letter, release and deliver:

•	to Holdings, all of Holdings’ shares of Series A Convertible Preferred Stock held in the escrow account and any additional escrow items attributable to those shares; and

•	to Shermen WSC Holding LLC, all of its shares of our common stock held in the escrow account, and any additional escrow items attributable to those released shares.

Voting and Conversion Rights. The stock escrow agreement does not limit the right of any holder of escrowed shares to vote or direct the voting of such shares, nor does it restrict or eliminate the conversion rights of any holder of escrowed shares under our certificate of incorporation (but the shares issued upon conversion will be deposited in escrow in place of the converted shares).

Letter Agreement

In connection with the business combination, on May 26, 2009, we entered into a letter agreement with Shermen WSC Holding LLC, Terminal Merger Sub LLC, Feed Merger Sub LLC, ED&F Man, Holdings, Westway Terminal Company Inc. and Westway Feed Products Inc., which we refer to as the “letter agreement.” The terms of the letter agreement include the following:

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waivers by us and the other parties thereto of various conditions to the closing of the business combination, including execution and delivery of the stock exchange agreement and the proxy agreement attached as exhibits to the transaction agreement (neither of which was executed and delivered), and as a result Shermen WSC Holding LLC did not exchange 1,100,000 shares of our common stock as contemplated in the stock exchange agreement;

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the consent of ED&F Man to our purchase of up to 2,514,369 shares of our common stock in privately negotiated transactions at a purchase price per share not to exceed $6.00 (which was done, as further described in the “Other Agreements” subsection of the “Related Transactions” section of Item 13 below) and our agreement with ED&F Man that the number of shares of Series A Convertible Preferred Stock to be authorized in the amendment and restatement of our certificate of incorporation would be 33,000,000, as opposed to 30,000,000 (which was done on May 28, 2009);

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our agreement to execute a guarantee in favor of Forth Ports plc and a deed of indemnity in favor of ED&F Man, in each case with respect to certain premises leased by our subsidiary (which guarantee and deed of indemnity we executed on December 7, 2009);

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our agreement to execute a letter agreement with ED&F Man Treasury Management plc (an affiliate of ED&F Man that we refer to as “ED&F Treasury”) setting out, among other things, the basis upon which an incremental $1.0 million foreign exchange facility, an incremental $5.0 million foreign currency overdraft facility, and a facility for standby and documentary letters of credit, bonds and guarantees would be made available to us and our subsidiaries (which letter agreement we executed on May 28, 2009, and which resulted in our paying ED&F Treasury interest of 3.5% plus one-month LIBOR for the use of such facilities);

•	Shermen WSC Holding LLC’s agreement to return to us for cancellation 3,266,608 shares of our common stock, of which 1,875,000 shares would be cancelled and no longer subject to release upon the achievement by us of earnings and stock price targets pursuant to the stock escrow agreement (resulting in the cancellation of 3,266,608 shares of common stock on May 28, 2009 having a value of approximately $19 million based on then market prices); and

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our agreement to cause our Board of Directors to declare the special dividend referred to in the transaction agreement with a record date that was no fewer than three nor more than five calendar days after the closing of the business combination was waived, provided that the record date would be no later than June 8, 2009 (which special dividend was declared on May 29, 2009 and was payable on June 18, 2009 to shareholders of record as of the close of business on June 8, 2009).

In addition to transactions involving Shermen WSC Holding LLC or its affiliates, Messrs. Francis Jenkins, Jr., G. Kenneth Moshenek, and John Toffolon, Jr., being members of our Board of Directors, are also interested in transactions directly involving our directors, as discussed below.

Reimbursement for Certain Expenses of Our Directors

Prior to the May 2009 business combination, each of our directors could receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination. Under our bylaws, effective May 28, 2009, directors may be reimbursed for their reasonable expenses, if any, incurred in service to our Board of Directors. On August 4, 2009, our Board of Directors resolved that the Company shall reimburse all reasonable and customary expenses incurred by a director in the course of attending any Board or Committee meeting.

Proposed 2010 Incentive Compensation Plan

We are currently proposing for approval by our stockholders a new Westway Group, Inc. 2010 Incentive Compensation Plan, which plan includes incentive compensation for all of our executive officers and non-employee directors. The proposal is discussed under “Proposal 3: Approval of the Westway Group, Inc. 2010 Incentive Compensation Plan,” beginning on page 20 of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions

Under our Audit Committee charter, first adopted by our Board of Directors on May 22, 2009 effective May 28, 2009, our Audit Committee is responsible for reviewing and approving any transactions with related persons, as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which we or any of our subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” means generally our directors, executive officers, nominees for director, stockholders known to us to own beneficially more than 5% of any class of our voting securities, and the immediate family members of the foregoing.

Under our Code of Conduct and Ethics, first adopted by our Board of Directors on May 22, 2009 effective May 28, 2009, all directors, officers, and employees are expected to promptly report to our Chief Financial Officer or a member of the Audit Committee of our Board of Directors any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Similarly, our Chief Executive Officer, Chief Financial Officer, and other employees who participate in the preparation or review of our SEC filings are expected to promptly report to the Audit Committee any transaction or relationship that reasonably could be expected to rise to a conflict of interest. To avoid conflicts of interest, directors are expected to disclose to their fellow directors any personal interest they may have in a transaction upon which the Board passes and to recuse themselves from participation in any decision in which there is a conflict or potential conflict between the personal interests and the interests of the Company.

Under our by-laws, as amended effective May 28, 2009, any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on various grounds, including the ground of adverse interest of any director, officer, or stockholder, may be approved, ratified, and confirmed before or after judgment by our Board of Directors or by the holders of a majority of the voting power of our common stock.

Under our certificate of incorporation, as amended effective May 28, 2009, only those directors elected by holders of the shares of our Class A common stock have the right to vote on any transaction of the Company in which the Company and any person or persons who are not “independent” of “ED&F” participate, such person or persons have a direct or indirect material interest in such transaction, and the amount involved in such transaction exceeds $120,000. For this purpose, “ED&F” generally means ED&F Man Holdings Limited, its subsidiaries and affiliates (other than the Company) and any persons with which any of such entities acts together as a group as a stockholder of the Company, but excluding natural persons. For this purpose, “independent” means that the person in question is not a director, executive officer or employee of ED&F, does not act as a group with ED&F as a stockholder of the Company, and does not have a relationship with ED&F which, in the good faith opinion of our directors, would interfere with his or her independent judgment in carrying out the responsibilities of a director of the Company. In addition, various categories of persons are not considered “independent” of ED&F, including a person who at any time during the last three years was employed by ED&F.

Currently, the directors elected by holders of the shares of our Class A common stock are Francis P. Jenkins, Jr., G. Kenneth Moshenek, John E. Toffolon, Jr. and Peter J.M. Harding. Currently, the members of our Audit Committee are John E. Toffolon, Jr., G. Kenneth Moshenek, and Gregory F. Holt. Consequently, transactions of the Company with ED&F Man Holdings Limited, its subsidiaries or affiliates generally are reviewed and approved by the Audit Committee, with Gregory F. Holt not voting.

Certain Relationships

Relationships with Shermen WSC Holding LLC

Three of our directors, Francis P. Jenkins, Jr., G. Kenneth Moshenek, and John E. Toffolon, Jr., have relationships with Shermen WSC Holding LLC or its managing member Shermen Capital Partners LLC. Our transactions involving these two entities are discussed at length above in the section entitled “Compensation Committee Interlocks and Insider Participation” beginning on page 60 of this proxy statement, which section is hereby incorporated by reference.

Relationships with the ED&F Man Group

A wholly-owned subsidiary of ED&F Man, named Westway Holdings Corporation, which we refer to as “Holdings,” owns all of our outstanding shares of Class B common stock (which constitutes 47.5% of our common stock) and all of our outstanding shares of Series A Convertible Preferred Stock (although many of the latter shares are currently held in escrow pending the release of certain share price or earnings targets). Certain of our directors and executive officers have relationships with ED&F Man or one or more of its affiliates. As a result, these directors and executive officers have interests that are different from, and in addition to, the interests of our other stockholders.

Peter J.M. Harding, our Chief Executive Officer and a member of our Board of Directors since May 2009, previously served as managing director of the ED&F Man group’s Molasses & Palm Oil Trading, Feed Products, Third Party Storage, Biofuels Division from 2003 to May 2009, after having joined the ED&F Man group in 1995. He also served on the Executive Committee of ED&F Man. Wayne Driggers, our Chief Operating Officer since May 2009, previously served as President of the ED&F Man group’s Westway bulk liquid storage business from 1992 until May 2009. Bryan Shoemaker, who was President of our liquid feed supplements business from May through July 2009, previously served as the President of the ED&F Man group’s Westway liquid feed supplements business from 1997 to May 2009, after having joined the ED&F Man group in 1990.

While Messrs. Harding, Driggers, and Shoemaker ceased being directors or officers of ED&F Man or its affiliates after the business combination, all three individuals continued to own shares that they acquired in ED&F Man through ED&F Man’s employee equity incentive plans. For a description of the equity awards of Messrs. Harding, Driggers and Shoemaker for which vesting accelerated upon the consummation of the May 28, 2009 business combination, please see the “Executive Compensation—Potential Payments upon Termination or Change in Control” beginning on page 55 of this proxy statement. For a discussion of additional compensation and retention incentive payments that Messrs. Harding, Driggers and Shoemaker have received or may receive from ED&F Man in connection with the May 28, 2009 business combination, see “Compensation Discussion and Analysis—Transaction Bonuses and Retention Incentives” beginning on page 45 of this proxy statement.

Philip Howell, a member of our Board of Directors since May 2009, has served as the Director of Corporate Finance and Group Strategy of ED&F Man since March 2010. Mr. Howell also currently sits on both the Management Committee and the Strategic Committee of ED&F Man. Prior to March 2010, Mr. Howell served as Chief Financial Officer and Chief Operating Officer of ED&F Man since March 2000 and July 2007, respectively. Mr. Howell also served on ED&F Man’s Audit Committee from 2000 until 2009. James Jenkins, a member of our Board of Directors since May 2009, served as a member of ED&F Man’s Executive Committee from June 2001 until September 2009, and served as the managing director of the ED&F Man group’s Commodity Services Division from November 2005 until September 2009. Messrs. Howell and Jenkins also hold securities of ED&F Man and both have received loans from ED&F Man.

The relationships of these directors and executive officers with ED&F Man, in conjunction with the possibility that the interests of ED&F Man may not coincide with the interests of our other stockholders, may provide these directors and executive officers with interests that are different from our non-ED&F Man associated stockholders.

Certain of our transactions involving ED&F Man or its affiliates also involve Shermen WSC Holding LLC or its affiliates; such transactions are discussed above in the subsections entitled “Sale and Registration for Sale of Certain Shares of Common Stock,” “Stock Escrow Agreement,” and “Letter Agreement,” in the section entitled “Compensation Committee Interlocks and Insider Participation” beginning on page 60 of this proxy statement, which subsections are hereby incorporated by reference. Other transactions between us and ED&F Man or its affiliates, not involving Shermen WSC Holding LLC, are discussed below.

Employee Trust Transactions

In connection with the business combination, ED&F Man sponsored the ED&F Man 2009 Employee Trust, a trust organized under the law of Jersey, which we refer to as the “employee trust.” ED&F Man acted as settlor of the employee trust and the trustee was Trustcorp (Jersey) Limited, which we refer to as the “Jersey trustee.” The employee trust was established to provide employees of ED&F Man and its affiliates who own ordinary shares of ED&F Man, which we refer to as the “ED&F Man shares,” with an opportunity to acquire shares of our common stock in exchange for some or all of their ED&F Man shares, and to increase the likelihood that the business combination would be approved by our stockholders, by mutually agreeing with the Jersey trustee that the Jersey trustee would vote the IPO shares to be exchanged in favor of the business combination.

There were approximately 370 then employees of ED&F Man and its affiliates eligible to participate in the exchange, 47 of whom decided to do so. All of the employees of ED&F Man and its affiliates eligible to participate in the exchange were stockholders of ED&F Man, which is an employee-owned company. No other persons, including our directors and officers prior to the business combination, were eligible to participate in the exchange. Furthermore, other than Peter J. M. Harding, a current member of our Board of Directors, none of the then employees of ED&F Man and its affiliates eligible to participate in the exchange has served on our Board of Directors since the business combination. Prior to the business combination, there was no relationship between the employee trust and us or our Board of Directors or management.

Related Transactions

The Business Combination

On November 25, 2008, we entered into a transaction agreement (as amended and restated as of May 1, 2009, the “transaction agreement”) with ED&F Man, Holdings and certain other parties. Pursuant to the transaction agreement, we acquired the bulk liquid storage and liquid feed supplements businesses of the ED&F Man group. In exchange, we paid $103 million in cash and issued 12,624,003 shares of our Class B common stock, valued at $63.1 million, and 30,886,830 shares of our Series A Convertible Preferred Stock, valued at $177.3 million, to Holdings, a subsidiary of ED&F Man, of which 12,181,818 shares of the Series A Convertible Preferred Stock were deposited into an escrow account, for release upon our achievement of certain earnings or share price targets. The above described transaction is referred to herein as the “business combination.”

Prior to the closing of the business combination, the Company, then named “Shermen WSC Acquisition Corp.” was a special purpose acquisition company, formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry. Until the business combination, the common stock of the Company was owned solely by members of the general public and Shermen WSC Holding LLC.

As a result of the business combination, ED&F Man’s subsidiary Holdings became our largest stockholder, currently owning 47.5% of our outstanding common stock and 100% of our Series A Convertible Preferred Stock. The composition of our Board changed, with Holdings entitled to elect a certain number of our Board members, depending on the ownership structure at the time, and the holders of our Class A common stock entitled to elect the remaining, and a majority, of our Board members. (Under our current ownership structure, Holdings is entitled to elect three directors and the holders of our Class A common stock are entitled to elect four directors.) Our management following the business combination was drawn from former management personnel of the ED&F Man group. Finally, in connection with the business combination, we changed our name to Westway Group, Inc.

Stockholder’s Agreement

In connection with the business combination, on May 28, 2009, we entered into a stockholder’s agreement with Holdings, which we refer to as the “stockholder’s agreement.” Under the stockholder’s agreement, among other things:

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For so long as Holdings and its affiliates (other than the Jersey trustee, as trustee for the employee trust, and any affiliate who is a natural person) collectively beneficially own at least 15% of the outstanding shares of our common stock (determined assuming that the Series A Convertible Preferred Stock issued in the name of Holdings and its affiliates at the time of such determination have been converted into shares of our common stock), we will provide Holdings with sufficient management and financial information and reports to allow Holdings to monitor our conduct, and Holdings will have the right to inspect our books and properties;

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Except as specifically provided in the transaction agreement and various agreements contemplated therein, for so long as Holdings and its affiliates (other than the Jersey trustee, as trustee for the employee trust, and any affiliate who is a natural person) collectively beneficially own at least 20% of the outstanding shares of our common stock (determined assuming that the Series A Convertible Preferred Stock owned by Holdings and its affiliates at the time of such determination have been converted into shares of common stock), we may not take, approve or otherwise ratify any of the following actions, and may not permit any of our subsidiaries to take any such action, without the prior written approval of Holdings:

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any investment having a fair market value of greater than $5.0 million in any entity that engages in any business other than our or our subsidiaries’ existing lines of business and lines of business reasonably related thereto;

•	any transaction the definitive agreements with respect to which contain provisions pursuant to which we or any of our subsidiaries explicitly assume any specific material environmental liability;

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any material amendment, alteration or change to the provisions of our or any of our subsidiaries’ organizational documents, including creating any class or series of equity security ranking senior to, or on par with, the Series A Convertible Preferred Stock;

•	any increase or decrease in the size of our Board of Directors or that of any of our subsidiaries;

•	any amalgamation, corporate reorganization, business combination, merger or consolidation transaction involving, or sale of, all or substantially all of our or any of our subsidiaries’ assets;

•	any reorganization, reclassification, reconstruction, consolidation or subdivision of our capital stock or the creation of any different class of securities;

•	a declaration of bankruptcy, dissolution, voluntary liquidation or voluntary wind-up of us or any of our subsidiaries;

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any agreement that would explicitly restrict or prohibit the authorization, declaration, payment or setting apart for payment of any dividend to the holders of shares of Series A Convertible Preferred Stock, other than agreements (i) existing or to be entered into on the date of the stockholder’s agreement, (ii) containing any such restriction or prohibition applicable to a subsidiary at the time the subsidiary is acquired or (iii) entered into in connection with the refinancing, extension or replacement of any such existing agreements on terms and subject to conditions that are not more restrictive or prohibitive as those contained in such existing agreements with respect to the authorization, declaration, payment or setting apart for payment of dividends to the holders of shares of Series A Convertible Preferred Stock;

•	any material change in the scope of our or any of our subsidiaries’ business and operations;

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any repurchase or redemption of any equity securities other than (i) from employees in connection with the cashless exercise of stock options or other stock awards and the repurchase by us of shares of our common stock from our employees in accordance with terms of a stock award and (ii) the repurchase or redemption of outstanding warrants to purchase our common stock (other than from Shermen WSC Holding LLC or any of our officers or directors) for an aggregate purchase price not greater than $15.0 million;

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any issuance or sale of any equity securities other than pursuant to an employee stock option or share plan that has been approved by our Board of Directors (or by the Board of Directors of our applicable subsidiary) in accordance with the provisions of the applicable organizational documents and any agreement to which we or any of our subsidiaries, as the case may be, are a party that prescribes the applicable approval requirements;

•	the appointment or removal of our Chief Executive Officer or the compensation or benefits of our Chief Executive Officer;

•	the initiation or settlement of material litigation, arbitration or any other actions or proceedings outside of the ordinary course of business and other than involving Holdings;

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any other transaction (or series of related transactions) outside the ordinary course of business that would result in the payment or receipt of consideration (including the incurrence or assumption of indebtedness and liabilities) by us or any of our subsidiaries having a fair market value in excess of $20.0 million, other than contracts with customers or suppliers; or

•	any agreement to take any of the foregoing actions;

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Holdings will take all reasonable measures to ensure the confidentiality of non-public information that we furnish to Holdings or its affiliates which relates to our and our subsidiaries’ business and affairs; and

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Holdings has agreed that, so long as it has the rights regarding information and inspection described above, or has the right to elect at least one member of our Board of Directors, it will comply with our established insider trading policy.

For purposes of the stockholder’s agreement, we, on the one hand, and Holdings, on the other hand, will not be considered affiliates of one another.

Registration Rights Agreement

In connection with the business combination, on May 28, 2009, we entered into a registration rights agreement with Holdings and certain employees of ED&F Man and its affiliates, which we refer to as the “registration rights agreement.” Under the registration rights agreement, Holdings and the participating employees were granted rights to register under the Securities Act for sale to the public their shares of our common stock and, in the case of Holdings, the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible, including the following:

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The holders of at least 50% of the outstanding registrable securities (other than registrable securities held by the participating employees) under the registration rights agreement (which include the shares of our common stock held by Holdings and the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible) will have the right, at any time after November 28, 2010, to make up to four written demands that we effect a registration of all or a part of the holders’ registrable securities under the Securities Act. The right to these demand registrations is subject to customary limitations, including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than one such registration during any 180-day period. We will bear the expenses incurred in connection with any such registration.

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These stockholders and the participating employees also have “piggy-back” rights to include their shares in (or piggyback on) a registration that we initiate, and an unlimited number of short-form or Form S-3 registration rights with respect to registration statements filed subsequent to November 28, 2010, subject to customary restrictions (including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than two such registrations during any 360-day period). We will bear the expenses incurred in connection with any such registration.

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After the receipt of any request of a short form registration from the holders of at least 50% of the outstanding registrable securities (other than the registrable securities held by the participating employees) under the registration rights agreement (which includes the shares of our common stock held by Holdings and the shares of our common stock into which its shares of Series A Convertible Preferred Stock are convertible), the participating employees will have “piggy-back” rights to include their shares in (or piggyback on) the related registration. We will bear the expenses incurred in connection with any such registration.

The registration rights agreement also sets forth, among other things, customary registration procedures that prescribe the manner in which we must effect the registration and sale of the registrable securities. The rights of any holder of registrable securities, other than the participating employees, to these registration rights will terminate if that holder ceases to own 10% or more of our outstanding shares of common stock (determined on an “as-converted” basis assuming the conversion of all Series A Convertible Preferred Stock into common stock). The rights of any participating employee to these registration rights will terminate on the earlier of the first date that the participating employee no longer owns any shares of our common stock and the date of the first anniversary of the date on which a registration statement, registering all or any part of such employees registrable securities, was declared effective.

In February 2010, we filed with the SEC a registration statement on Form S-3 registering approximately 21.2 million shares of our Class A common stock for sale by various of our shareholders, including a subsidiary of ED&F Man, various former and current employees of the ED&F Man group, and various of our directors and officers.

Molasses Supply Agreement

General. At the closing of the business combination on May 28, 2009, we entered into a molasses supply agreement with ED&F Man Liquid Products Corporation, which we refer to as the “molasses agreement” and “ED&F Products,” respectively. Pursuant to the molasses agreement, ED&F Products is our preferred provider of cane molasses. The initial term of the molasses agreement is for a period of 10 years, after which, the molasses agreement will automatically renew for successive one-year periods, unless either party gives at least one-year advance notice of non-renewal. The molasses agreement may be terminated by either party if the other party is in breach thereof and such breach has not been cured timely or if the other party becomes insolvent.

Purchase Commitments. Our volume requirements for the first six months after the May 28, 2009 closing were set forth in an exhibit to the molasses agreement. We are required to notify ED&F Products of the total volume of cane molasses we require on a rolling basis and at least six months in advance. On or prior to the fifteenth day of the calendar month during which it receives this monthly notice, ED&F Products may notify us that it will not be able to supply a specific quantity of such cane molasses, in which case, our purchase commitment for that month will be so reduced and we may purchase the volume of cane molasses that ED&F Products is unable to supply from any other source. During 2009, our purchases from ED&F Products under the molasses agreement totaled $44.0 million. Our total commitment under the molasses agreement for the period from January 1, 2010 through May 28, 2019 is estimated to be approximately $610.4 million.

Changes in Purchase Commitments. In addition, following the establishment of purchase commitments, either party may notify the other that it will not be able to meet its obligation to purchase or sell, as applicable, all or a portion of the purchase commitment for a particular month and the notified party shall use commercially reasonable best efforts to mitigate such party’s damages. The notifying party shall only be liable for direct damages caused by such failure to perform if the quantity of cane molasses purchased or sold by the notifying party is less than 90% of the purchase commitment for that particular month. We and ED&F Products must both follow certain procedures in the molasses agreement if we want to purchase more than the forecast amount of molasses in any particular month, or ED&F Products wants to sell more than the forecast amount in any particular month.

Pricing Mechanisms. The parties may agree to different pricing mechanisms for lots of cane molasses delivered to different feed facilities and to different pricing mechanisms for separate lots of cane molasses delivered to the same feed facilities. The pricing mechanisms set forth in the molasses agreement are intended to give us the benefit of market prices for molasses purchased from ED&F Products.

Most Favored Nation. In addition to the pricing protection provided by the pricing mechanisms, we have the benefit of two “most favored nation” provisions, one pertaining to spot sales of molasses and one pertaining to long-term agreements for the sale of molasses. The first most favored nation provision provides that, if ED&F Products makes a spot sale of a certain minimum amount of cane molasses to one of our competitors in the liquid animal feed manufacturing or distribution business, ED&F Products must offer the fixed price quote for the same time frame in the same animal feed market and up to the same quantity as the cane molasses sold in the spot sale; provided that the cane molasses that we are purchasing in such time and market is to be priced pursuant to formula pricing. The second most favored nation provision requires ED&F Products to offer to amend the formula pricing mechanism to match the pricing provisions of the underpriced agreement, if ED&F Products enters into an underpriced agreement. An underpriced agreement is an agreement of ED&F Products for the sale of cane molasses to one of our competitors in the liquid animal feed manufacturing or distribution business that has a term of more than one year and provides for a weighted average purchase price (adjusted to take into consideration all other financial terms affecting gross profit margin) reasonably anticipated to be lower in any one year period than the weighted average price obtained using the formula pricing mechanism for sales of cane molasses having the same timing, volume and destinations.

Product Recalls and Indemnification. If a recall is due to our negligence or intentional act, we shall be solely responsible for any costs and damages emanating therefrom. If a recall is due to the negligence, intentional acts or furnishing of ingredients or supplies by ED&F Products that do not meet the requirements of the molasses agreement, ED&F Products will be solely responsible for any costs and damages emanating therefrom. ED&F Products is required to indemnify us for any damages to the extent arising from cane molasses not meeting the requirements of the molasses agreement, ED&F Products’ negligence or intentional misconduct or ED&F Product’s performance or failure to perform its obligations under the molasses agreement (except to the extent such damages are directly attributable to our negligence or willful misconduct). We are required to indemnify ED&F Products for any damages to the extent arising from our negligence or intentional misconduct or our performance or failure to perform our obligations under the molasses agreement (except to the extent such damages are directly attributable to the negligence or willful misconduct of ED&F Products). Neither party, however, shall be liable to the other for lost profits or any special or consequential damages in connection with the agreement.

Other Provisions. The molasses agreement also specifies shipment and delivery obligations, including our right to reject any cane molasses that fails to conform in all material respects to the quality or specifications required therein. Depending on the location of the feed facility, ED&F Products will invoice us either upon placement of the loaded rail cars, barges or trucks with a reputable carrier for shipment with payment due within 30 days of delivery at the destination feed facility or at the end of each calendar month with payment due within five days of the date of the invoice. The rail cars used by ED&F Products for the shipment of cane molasses are subject to specific terms and conditions specified in the molasses agreement. In addition, we have agreed to establish and maintain sufficient storage capacity to safely store at least the minimum amount specified in the molasses agreement with respect to certain of our feed facilities. Each party is subject to standard confidentiality provisions.

Storage Strategic Alliance Agreement and Terminal Service Agreement

General. At the closing of the business combination on May 28, 2009, we entered into a storage strategic alliance agreement with ED&F Man, which we refer to as the “strategic alliance agreement,” and a master terminal service agreement, which we refer to as the “TSA,” that replaced the existing terminal service agreement between the parties, along with schedules to the TSA describing the storage services and rates that we will provide to ED&F Man at each terminal facility. The strategic alliance agreement is a 20-year strategic agreement relating to the provision of bulk liquid storage services to ED&F Man, which automatically renews for successive 10 year periods, unless either party gives at least three years advance notice of non-renewal. The strategic alliance agreement may be terminated by either party if the other party is in breach thereof and such breach has not been cured timely or if the other party becomes insolvent. ED&F Man may terminate any schedule to the TSA prior to expiration of the term of such schedule, if it determines that it would be in its best interest to terminate such schedule, but shall remain liable to us for any direct damages caused by the early termination that cannot be mitigated through our commercially reasonable best efforts. During 2009, our revenue from providing storage services to ED&F Man totaled $8.8 million.

Strategic Planning and Development. Pursuant to the strategic alliance agreement, ED&F Man will use its commercially reasonable best efforts to keep us apprised of its then-current and projected bulk liquid storage needs and we will use our commercially reasonable best efforts to keep ED&F Man apprised of our bulk liquid storage availability. To this end, the parties will meet annually to conduct joint strategic planning. If needed by ED&F Man and if we anticipate having sufficient storage capacity, the parties will work in good faith to negotiate to expand the storage being provided pursuant to the TSA. If none of our facilities have the required excess capacity, the parties will explore whether we should acquire or develop additional facilities and, if acquired or developed, negotiate to expand the storage being provided pursuant to the TSA. If the parties do not reach agreement on storage expansion, ED&F Man may contract for such storage services from any other third-party provider or develop its own storage facilities. With respect to any storage facilities developed by ED&F, we have a right of first refusal on any sales by ED&F Man of its storage facilities having an aggregate value of at least $500,000.

Right of Last Refusal. We have a right of last refusal with respect to all of ED&F Man’s third-party bulk liquid storage requirements. ED&F Man cannot accept any offer or otherwise contract for bulk liquid storage services provided by any person other than us unless they have notified us of their bulk liquid storage needs and we do not reach agreement on the provision of the storage services. In such event, ED&F Man may solicit offers, but prior to accepting any such offers from third parties, ED&F Man must first offer to procure the services from us on similar terms and conditions.

Supplemental Capacity. We will notify ED&F Man of bulk liquid storage capacity availability and will not commit such capacity for five business days after such notification. ED&F Man may reserve any portion of such capacity (for use commencing no later than 90 days after reservation) by delivering notice thereof within five business days.

Pricing. With respect to each schedule to the TSA, we will offer ED&F Man a base storage price per barrel of bulk liquid storage capacity at the current market rates for the storage of any comparable product at such facility, provided, however, that the base storage price offered by us will not exceed the lowest “adjusted base storage price” offered to any third-party customer of ours within the immediately preceding one year period for the storage of any comparable product at such facility, if such offers were made. The “adjusted base storage price” means the base storage price per barrel of storage capacity set forth in the TSA, adjusted (upward or downward) to take into consideration all other financial terms of such TSA that reasonably affect the gross profit margin per barrel of bulk liquid storage capacity received by us in order to allow a fair comparison of the pricing provisions of one terminal service agreement to another. Moreover, if we enter into an “underpriced” agreement at any of our terminals, with certain exceptions, we must offer to amend the pricing provisions of certain TSA schedules to match the pricing provisions in the underpriced agreement, which offer Man has ten days to accept or reject.

Confidentiality. Each party is subject to customary confidentiality provisions.

Shared Services Agreement

General. At the closing of the business combination on May 28, 2009, we entered into a shared services agreement with ED&F Man, which we refer to as the “services agreement.” The services agreement provides that each party make available certain services on a basis substantially consistent with the parties’ historical practice.

Services. The services provided by ED&F Man include services of the internal tax department and staff worldwide, services of the internal human resources department and staff located outside North America, telecommunication, computer and data-processing services and support provided outside North America, financial and accounting support, recordkeeping, customer billing and collections, order processing, accounts payable processing, and reporting of the purchases and sales of products and services to third parties from outside of North America, the services of the Health, Safety, Environmental, and Quality Department and staff located outside North America, secondment of employees, employee administrative services, legal advisory services, and treasury management services located outside North America, and the office space and related services located outside North America.

The services provided by us include the services of the internal human resources department and staff located in North America, all computer and data processing services and support provided to ED&F Man in North America, financial and accounting support, recordkeeping, customer billing and collections, order processing, accounts payable processing, and reporting of purchases and sales of products to third parties from North America, the services of the Health, Safety, Environmental, and Quality Department and staff located in North America, the services of insurance department and staff, and the office space and related services located in North America.

In addition, each party must use its commercially reasonable efforts to provide such other services as are reasonably requested by the other party. The parties’ obligation to deliver any service is conditional upon such party obtaining any required consents.

Services Fees. All services are charged at the cost of all labor (including, without limitation, the cost of all employment taxes and benefits), overhead, services, and materials expenditures allocated, without markup, to such product or service. During 2009, ED&F Man charged us a total of $150,000 for services performed under the services agreement. During 2009, we charged ED&F Man a total of $332,538 for services performed under the services agreement.

Termination. Any one or more of the services may be terminated (i) upon our mutual agreement with ED&F Man, or (ii) at either party’s option, effective as of any date following the first anniversary of the date of the agreement, upon at least one hundred eighty (180) days’ advance notice to the other party. It is currently expected that the services agreement will terminate on June 1, 2010. Upon 30 days’ written notice, either party may terminate the agreement with respect to any service or, at its option, suspend performance of its obligations with respect thereto, in either case in the event of the failure of the other party to pay any invoice with respect to such service within 30 days of the receipt of such invoice or upon any other material breach by the other party of the agreement with respect to such service, unless (i) such party is disputing the invoice in good faith and has paid, or does pay within the 30-day notice period, all amounts not in dispute or (ii) such party shall have paid the invoice or cured such breach within the 30-day notice period. Under certain circumstances, upon termination of the agreement, one party may be responsible for all reasonable rationalization expenses directly resulting from such termination, such as severance costs relating to the termination of employees no longer needed to provide the service.

Limitation of Liability; Indemnification. Each party agrees to indemnify and hold the other harmless from any damages arising out of or resulting from a third-party claim regarding such party’s performance, purported performance or nonperformance of the services agreement (whether arising out of such party’s negligence, intentional misconduct, or otherwise), provided, however, that a party will not indemnify the other party to the extent that such third-party claim directly arises out of or results from the other party’s performance, purported performance or nonperformance of the services agreement (whether arising out of negligence, intentional misconduct, or otherwise). The maximum liability of a party providing a service to, and the sole remedy of, the service recipient for breach of the services agreement or otherwise with respect to services is a refund of the price paid for the particular service or, at the option of service recipient, a redelivery (or delivery) of the service, unless the breach arises out of the gross negligence or willful failure of performance of the service provider.

Confidentiality and Nonsolicitation of Employees. Each party is subject to customary confidentiality and nonsolicitation of employees provisions.

Interim Credit Facility

At the closing of the business combination on May 28, 2009, we entered into an interim facility agreement with ED&F Man Treasury Management plc (“ED&F Treasury”), which we refer to as the “interim facility agreement.” Under the interim facility agreement, ED&F Treasury agreed to make revolving credit loans to us and Westway Holdings Netherlands B.V., our wholly owned indirect subsidiary (“Westway Netherlands”), from and after the closing in an aggregate principal amount at any time outstanding of up to $100.0 million. Our obligations under the interim facility agreement were unsecured. The terms of the interim facility agreement included the following:

•	the interest rate was the one-month London Interbank Offered Rate, or LIBOR, plus 3.5% per year;

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the revolving credit loans, together with all interest accrued thereon, were due and payable in full the first business day that was two years after the date of the closing of the business combination;

•	amounts outstanding could be prepaid without penalty;

•	a commitment fee of 1.4% per year on the daily undrawn amount of the revolving credit loans;

•	a closing fee of $1.5 million payable 180 days after closing if the facility was still in place at that time (it was not); and

•	customary covenants, including our guarantee in respect of any unpaid amounts due and payable by Westway Netherlands pursuant to the interim facility agreement.

We also agreed with ED&F Treasury to continue to negotiate a final facility agreement to replace the interim facility agreement as soon as reasonably practicable. In August 2009, we entered into the final facility agreement with ED&F Treasury and Westway Netherlands, which replaced the interim facility agreement, on substantially similar basic economic terms, including those listed above. The interim credit facility established by the interim facility agreement and finalized in the final facility agreement was replaced in November 2009 by a credit facility with a syndicate of banks.

During 2009, the largest aggregate amount of principal outstanding under the interim credit facility was $89.398 million. No amount remained outstanding after the facility was terminated in November 2009. During 2009, we paid $89.398 million of principal and $1.341 million of interest under the interim credit facility.

Korean Lease Agreement

In April 2010, we and the ED&F Man group entered into an agreement for the ED&F Man group’s lease of our Port of Inchon, South Korea terminal and all of the improvements and equipment thereon, commencing effective April 1, 2010. The ED&F Man group was our sole bulk liquid storage customer at the Korean terminal. Pursuant to the lease, the ED&F Man group has taken full control and responsibility for the Korean terminal and the improvements and equipment thereon, has hired our former employees at the terminal, and is operating the terminal for the storage of its bulk liquids. The lease is a triple-net lease (where all expenses, insurance and taxes related to the leased property are paid by the lessee) and provides for rental to be paid to us in the amount of $400,000 per year. The lease is has a principal term of three years and grants an option to the ED&F Man group for the purchase of the Korean terminal and all of its improvements and equipment for a purchase price of $3,000,000, exercisable at any time during the term of the lease.

Certificate of Incorporation

The amendments made to our certificate of incorporation in connection with the consummation of the May 2009 business combination included provisions specifically relating to ED&F Man and its affiliates. Among other things:

Shares of Class A common stock are held by persons unrelated to ED&F Man, while shares of Class B common stock are held by ED&F Man or any of its affiliates. If ED&F Man or any of its affiliates acquires beneficial ownership of shares of Class A common stock, the shares automatically convert into an equal number of shares of Class B common stock. If any shares of Class B common stock cease to be owned beneficially or of record by ED&F Man or any of its affiliates, the shares automatically convert into an equal number of shares of Class A common stock.

A holder of Series A Convertible Preferred Stock has the right, at any time and from time to time, to convert any or all of that holder’s shares of Series A Convertible Preferred Stock into shares of our common stock. Shares of Series A Convertible Preferred Stock owned by persons unrelated to ED&F Man are convertible into shares of Class A common stock, whereas shares of Series A Convertible Preferred Stock owned by ED&F Man or any of its affiliates are convertible into shares of Class B common stock. However, ED&F Man and its affiliates are unable to exercise such conversion rights to the extent it would result in ED&F Man and its affiliates owning more than 49.5% of our outstanding common stock.

At present we have a seven member Board of Directors. For so long as ED&F Man and its affiliates own at least 35% of the outstanding shares of our common stock, the holders of our Class B common stock, voting as a separate class, have the right to elect three members of our Board of Directors (but only two members if the percentage is less than 35% but at least 25%, only one member if the percentage is less than 25% but at least 10%, and no members if the percentage is less than 10%). The holders of our Class A common stock, voting as a separate class, have the right to elect the other members. At least 51% of the members of our Board must be independent of ED&F Man and its affiliates. The calculation of the amount of outstanding shares of our common stock owned by ED&F Man and its affiliates for these purposes is made assuming that the shares of Series A Convertible Preferred Stock outstanding at the time of the calculation (including any held in escrow pursuant to the stock escrow agreement) were converted into Class A common stock at the then-current conversion price immediately before the calculation. If the size of our Board changes, the rights to elect directors will be adjusted proportionally so as to preserve as nearly as possible the same ratios.

At present, only the directors elected by the holders of the Class A common stock are divided into three classes, with each class serving a three year term. If any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than ED&F Man and its subsidiaries at any time acquires or proposes to acquire or publicly announces its intention to acquire 20% or more of our voting power, within five business days of becoming aware, the holders of our Class B common stock may elect to waive their rights to elect their own Board members, cause their previously-elected directors to become classified along with our other directors, and cause the holders of our Class B common stock and the holders of our Series A Convertible Preferred Stock (voting on an as-converted basis) thereafter to vote together with the holders of our Class A common stock, and not separately by class or series, in the election of all directors by stockholders. However, in connection with any such vote, the greatest number of shares that ED&F Man and its affiliates will be permitted and deemed to vote will be equal to the lower of (i) the aggregate number of shares of our Class B common stock and Series A Convertible Preferred Stock owned by ED&F Man and its affiliates as of the record date for the election and (ii) that number of shares of Class B common stock and Series A Convertible Preferred Stock that together represent 35% of the votes cast in the election.

At present Holdings, a subsidiary of ED&F Man, is the only holder of our Series A Convertible Preferred Stock, although such shares may in the future be held by persons not affiliated with ED&F Man. For so long as any shares of Series A Convertible Preferred Stock are outstanding, we will not be able, without the prior written consent or affirmative vote of holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, voting separately as a single class, to take a number of actions, including any action to amend, alter or repeal any provision of our certificate of incorporation or by-laws in a manner inconsistent with the stockholder’s agreement between us and ED&F Man. With respect to any shares of Series A Convertible Preferred Stock held in escrow pursuant to the stock escrow agreement, any dividends or distributions on those shares accrue on our books and records, but will not be paid unless and until those shares are released from escrow upon the achievement by us of certain earnings or share price targets.

Our certificate of incorporation was also amended to provide that our Board of Directors is expressly authorized to make, alter, amend and repeal our by-laws by a majority vote of directors, subject to the power of our stockholders to make, alter, amend or repeal the by-laws, but that sections 9.1 (Power to Amend) and Articles II (Meetings of Stockholders) and III (Directors) of the by-laws may be amended or repealed, and new by-laws may be adopted that would supersede, limit or otherwise alter the affect of these sections, only (i) by our Board of Directors by a vote of the directors that includes the affirmative votes of a majority of the directors elected by the holders of our Class A common stock and a majority of the directors elected by the holders of our Class B common stock, and (ii) by our stockholders at an annual or special meeting called for such purpose by the affirmative votes by holders of at least a majority of the voting power of our Class A common stock and by holders of at least a majority of the voting power of our Class B common stock. We expect to propose at our 2010 annual meeting an amendment to this provision to change the word “and” preceding clause (ii) to the word “or” to make clearer that either the Board of Directors or the stockholders may amend the by-laws, in each case by the required class votes. See “Proposal 2: Amendment to Certificate of Incorporation,” beginning on page 18 of this proxy statement, for more information.

By-laws

The amendments made to our by-laws in connection with the consummation of the May 2009 business combination included provisions specifically relating to ED&F Man and its affiliates. Among other things, we amended our by-laws to:

•	allow ED&F Man and its affiliates to call special meetings of stockholders solely for the purpose of electing those directors to be elected by the holders of Class B common stock;

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set forth provisions concerning the respective rights of the holders of our Class A common stock and Class B common stock, with respect to the nomination, election and removal of directors and the filling of vacancies on our Board of Directors; and

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provide that, unless otherwise prohibited by applicable law, rule or regulation, or by the rules of any securities exchange or securities market on which our securities are traded, and for so long as ED&F Man and its affiliates (which for these purposes shall exclude affiliates of ED&F Man who are natural persons) own at least 10% of our outstanding common stock, each Committee of our Board of Directors will include at least one director elected by the holders of Class A common stock and one director elected by the holders of Class B common stock; provided that if any Committee is composed of more than two members, the majority of the members of that Committee will be directors elected by the holders of Class A common stock.

Other Agreements

In addition to transactions involving Shermen WSC Holding LLC or ED&F Man or their respective affiliates, we have also entered into a few other related person transactions.

On May 26, 2009, the Company entered into two stock purchase agreements, pursuant to which the Company agreed, subject to consummation of the business combination by which the Company purchased the bulk liquid storage and liquid feed supplements businesses of the ED&F Man group, to purchase shares of the Company’s common stock from stockholders that, at the time, were beneficial owners of more than 5% of the Company’s common stock. In one stock purchase agreement, the Company agreed to purchase 867,708 shares of its common stock at a price of $6.00 per share from HBK Master Fund L.P. for an aggregate purchase price of $5,206,248 and to purchase 130,161 shares of the Company’s common stock at a price of $6.00 per share from HBK Special Opportunity Fund I L.P. for an aggregate purchase price of $780,966. In the other stock purchase agreement, the Company agreed to purchase 1,516,500 shares of its common stock at a price of $6.00 per share from Fir Tree SPAC Holdings II LLC for an aggregate purchase price of $9,099,000; moreover, the seller agreed to vote the shares in favor of the business combination and related proposals. Each of these stock purchase agreements contains customary representations, warranties, and covenants by the Company, on one hand, and the respective counterparties to such agreements, on the other hand.

Review and Approval of Related Person Transactions

The transaction agreement, the stock escrow agreement, the stockholder’s agreement, the registration rights agreement, the molasses agreement, the storage strategic alliance agreement, the terminal services agreement, the shared services agreement, the interim facility agreement, the letter agreement, and our amended and restated by-laws were all approved by our Board of Directors and our stockholders prior to the consummation of the business combination on May 28, 2009, at a time when none of our directors or executive officers was affiliated with the ED&F Man group, before Holdings, a subsidiary of ED&F Man, became a stockholder of the Company, and before our current policies and procedures for the review, approval, and ratification of related person transactions became effective. Likewise, the amendment and restatement of our certificate of incorporation adopted on May 28, 2009 was reviewed by our Board of Directors and approved by our stockholders prior to the consummation of the business combination on May 28, 2009.

The May 26, 2009 stock purchase agreements were authorized by our Board of Directors before our current policies and procedures for the review, approval, and ratification of related person transactions became effective. None of our directors or officers was or is affiliated with any of the selling stockholders.

The final facility agreement was authorized by our Board of Directors in August 2009, with Messrs. Howell, Jim Jenkins, and Holt abstaining due to their affiliation with the ED&F Man group, and ratified by our Audit Committee in April 2010. The Korean lease agreement was authorized by our Board of Directors in February 2010 by unanimous written consent, with the same three directors signing only to the extent necessary for action by written consent, and approved by our Audit Committee in April 2010.

Further Information

The foregoing descriptions of various agreements and other documents do not purport to describe all of the terms of such agreements and documents. The texts of the transaction agreement, the stock escrow agreement, the stockholder’s agreement, the registration rights agreement, the molasses supply agreement, the storage strategic alliance agreement, the shared services agreement, the interim facility agreement, the final facility agreement, the letter agreement (and the related letter agreement with ED&F Treasury), the stock purchase agreements, and our certificate of incorporation and bylaws have previously been filed or incorporated by reference as exhibits to our Form 10-K filed with the SEC on March 16, 2010. The May 24, 2007 registration rights agreement, the founder warrant purchase agreement, and the office services agreement have previously been filed or incorporated by reference as exhibits to our Form 10-K filed with the SEC on March 13, 2009.

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Ernst & Young LLP, as our independent auditor for the first quarter of the fiscal year ending December 31, 2010. The Audit Committee will consider retaining Ernst & Young for the entirety of fiscal year 2010 upon receipt of a proposal from Ernst & Young to remain our independent auditor for the remainder of the 2010 fiscal year. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they so choose, and are expected to be available to respond to questions.

Dismissal of Independent Public Accountant

From our inception until June 30, 2009, Rothstein, Kass & Company, P.C. (“Rothstein”) served as our independent auditor. Rothstein was dismissed on June 30, 2009 as the principal accountant to audit our financial statements. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

Rothstein’s reports on our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Rothstein, Kass & Company, P.C. for our financial statements as of December 31, 2008 contained a paragraph stating:

“The accompanying financial statements have been prepared assuming that Shermen WSC Acquisition Corp. will continue as a going concern. As discussed in Note A to the financial statements, Shermen WSC Acquisition Corp. will face a mandatory liquidation if a business combination is not consummated by May 30, 2009, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During our two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period preceding the dismissal, (i) there were no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Engagement of New Independent Public Accountant

On June 30, 2009, the company newly engaged Ernst & Young LLP as the principal accountant to audit our financial statements. Ernst & Young LLP has acted as the auditors of ED&F Man Holdings Limited, including its bulk liquid storage and liquid feed supplements businesses that were acquired by us on May 28, 2009 (the “Westway businesses”). Ernst & Young LLP audited the combined carve-out financial statements of the Westway businesses that were included our proxy statement dated March 9, 2009.

During our two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period prior to engaging Ernst & Young LLP, neither the company nor someone on its behalf consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as to which either a written report was provided to us or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (in each case as defined in Item 304(a)(2)(ii) of Regulation S-K).

Fees Paid to Independent Public Accountants

The following table presents fees for professional audit services rendered by Ernst & Young LLP and Rothstein, Kass & Company, P.C. for the audit of our consolidated financial statements for the years ended December 31, 2009 and 2008, and fees billed for other services rendered during those periods.

	Rothstein, Kass & Company, P.C.		Ernst & Young LLP
	2008	2009	2009
Audit Fees	$120,000	$32,000	$921,000	(1)
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	29,800	148,904

Total	$120,000	$61,800	$1,069,904

(1)	In 2009, we also reimbursed ED&F Man $4,599,587 for audit services performed by Ernst & Young LLP’s London office in connection with the audits of the combined carve-out financial statements of the bulk liquid storage and animal feed supplements businesses of the ED&F Man group that we acquired in the business combination. Such audited financial statements were include in our Proxy Statement dated May 14, 2009 soliciting stockholder approval of the business combination.

Audit Fees. This category consists primarily of fees and related expenses for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. This category consists of fees for services that are reasonably related to the performance of the audit or review of our financial statements and are not included in the fees reported under “Audit Services.”

Tax Fees. This category consists of fees for tax services provided with respect to tax compliance and tax preparation.

All Other Fees. This category includes fees for all services not included in the other three categories, including services provided in connection with S-1 and S-3 filings, and predecessor statements.

Audit Committee Approval. Before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. The Audit Committee pre-approved 100% of the services rendered by our principal accountants for both 2009 and 2008.

Pre-Approval Policies. The Audit Committee’s pre-approval policies and procedures are as follows: Mr. John E. Toffolon, Jr., the Chairman of the Audit Committee, is empowered to authorize additional projects by Ernst & Young LLP costing up to $25,000 without further approval of the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of the NASDAQ listing rules and the SEC. The purpose of the Audit Committee is to assist the Board in its general oversight of Westway Group, Inc.’s financial reporting, internal controls and audit functions. The oversight functions of the Audit Committee include, among other things, appointing our independent auditor; reviewing the external audit plan and the results of the auditing engagement; reviewing the internal audit plan and the results of the internal audits; ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; reviewing the independence and performance of our internal audit function and independent registered public accounting firm; and reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

Our management has responsibility for preparing our financial statements, and our independent auditor, Ernst & Young LLP, is responsible for auditing those financial statements. In this context, as part of its oversight of our financial statements, the Audit Committee has met with management and Ernst & Young to review and discuss all of our annual and quarterly financial statements prior to their issuance. This process includes an assessment of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements. During the 2009 fiscal year, our management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with Ernst & Young the matters required to be discussed pursuant to statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting oversight Board in Rule 3200T, and had the opportunity to ask Ernst & Young questions relating to such matters. With and without management present, the Audit Committee also reviewed and discussed the results of Ernst & Young’s examination of the annual financial statements. The Audit Committee also discussed with our management the process for certifications by our Chief Executive Officer and Chief Financial Officer, which is required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of our filings with the SEC.

The Audit Committee reviewed and discussed with Ernst & Young, Ernst & Young’s independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to Ernst & Young’s independence pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. These written disclosures included a formal written statement from Ernst & Young to the Audit Committee describing all relationships between it and us that might bear on the auditors’ independence from us and our management. The Audit Committee also reviewed and pre-approved all fees paid to the independent auditors. For additional information about the fees paid to our independent auditors for the fiscal years ended 2008 and 2009, please see the “Independent Public Accountants” section beginning on page 78 of this proxy statement. The Audit Committee considered whether Ernst & Young’s provision of audit and non-audit services to us was compatible with its independence. The Audit Committee also discussed with management and Ernst & Young any relationships that might have impacted or may impact the auditors’ objectivity and independence. The Audit Committee concluded that Ernst & Young is independent from us and our management.

The Audit Committee’s meetings include, whenever appropriate, executive sessions with Ernst & Young and with our internal auditor, in each case without the presence of our management, to raise and discuss any issues or concerns that they may have had about the adequacy and proper, timely functioning of our control, reporting, disclosure and compliance systems and procedures.

In performing all of these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of our management, which has the primary responsibility for financial statements and reports, and of Ernst & Young, who, in its report, expresses an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the SEC on March 16, 2010. The Audit Committee also recommended, and the Board approved, the appointment of Ernst & Young as our independent auditors for the first quarter of fiscal year 2010. The Audit Committee will consider retaining Ernst & Young for the entirety of fiscal year 2010 upon receipt of a proposal from Ernst & Young to remain our independent auditor for the remainder of the 2010 fiscal year.

Audit Committee

John E. Toffolon, Jr. (Chairman)

G. Kenneth Moshenek

Gregory F. Holt

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2011 annual meeting of stockholders by submitting their proposals in writing to our corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2011 annual meeting of stockholders, the corporate Secretary must receive the written proposal at our principal executive offices no later than January 18, 2011. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be included in our proxy statement. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Westway Group, Inc.

Attn: Corporate Secretary

365 Canal Street, Suite 2900

New Orleans, Louisiana 70130

Fax: (504) 636-4316

Stockholders who wish to present a proposal at next year’s annual meeting without having it included in our proxy statement must comply with the requirements set forth in our by-laws. Our by-laws provide that for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in writing to our corporate Secretary. To be timely for our 2011 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices not earlier than the close of business on March 2, 2011 and not later than the close of business on April 1, 2011. In the event that we hold our 2011 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2010 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof is made.

Appendix A

WESTWAY GROUP, INC.

2010 INCENTIVE COMPENSATION PLAN

SECTION 1. Background. The Board of Directors of Westway Group, Inc., a Delaware corporation, adopted the Westway Group, Inc. 2010 Incentive Compensation Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations could be granted cash bonuses, Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options and non-employee Directors could be issued Company Stock effective January 1, 2010 (the “Plan”). The Plan, as set forth in this document, was approved by the Compensation Committee on April 13, 2010 and approved by the Board on April 14, 2010. The Plan was approved by the shareholders of the Company on June __, 2010. The Plan is effective as of January 1, 2010.

SECTION 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance, and to encourage stock ownership in the Company.

SECTION 3. Definitions:

(a) The “1934 Act” means the Securities Exchange Act of 1934.

(b) “Award” means a cash, Restricted Stock, Performance Share Unit, Stock Appreciation Rights or Option award.

(c) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” refers to (i) any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of the Company’s then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of Class A common shares, Class B common shares and Series A Perpetual Convertible preferred shares of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(h) “Committee” means the Compensation Committee of the Board. All members of the Committee shall be “outside directors,” as defined or interpreted for purposes of Section 162(m) of the Code, and “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

(i) “Company” means Westway Group, Inc., a Delaware corporation, and any successor to such corporation.

(j) “Company Stock” means the Class A Common Stock of the Company.

(k) “Covered Employee” means, with respect to any grant of an Option, Stock Appreciation Right or Performance Share Unit, a Key Employee who the Committee determines is, or may be or become, a “covered employee” as defined in Section 162(m)(3) of the Code for a year.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Equity” means Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options.

(n) “Fair Market Value” means (1) the closing price for a share of Company Stock on the NASDAQ Capital Market (or if Company Stock is no longer traded on the NASDAQ Capital Market, on the exchange or quotation system which reports or quotes the closing price for a share of Company Stock) as accurately reported for any date (or, if no shares of Company Stock are traded on such date, for the nearest preceding date on which shares of Company Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Company Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Individual Performance Goals” means the goal or goals, if any, established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

(q) “Key Employee” means a salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

(r) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option awarded in accordance with Section 9 of this Plan.

(t) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u) “Participant” means any Key Employee awarded an Award.

(v) “Performance Goal” means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including Subsidiary Corporations) performance, (ii) performance of a subsidiary, segment, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the objective rules that the Committee will use to determine the extent, if any, that Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals. With respect to awards to Covered Employees that are intended to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, any such adjustments shall be made in a manner consistent with such requirements.

(w) “Performance Period” means a period of time over which performance is measured, and, unless otherwise specified by the Committee, shall be the company’s fiscal year. The first Performance Period shall begin January 1, 2010.

(x) “Performance Share Unit” means a unit granted in accordance with Section 7 of this Plan, the value of which is equal to the Fair Market Value of one share of Company Stock and which is payable in Company Stock.

(y) “Plan” means this Westway Group, Inc. 2010 Incentive Compensation Plan, as amended from time to time.

(z) A “Qualified Separation from Service” as used in an Award Agreement means retirement from the Company after attainment of age 55 with ten years of service with the Company, ED&F Man, or any subsidiary thereof; provided that the terms of the retirement meet the definition of a “retirement” or “termination of employment” under Treasury Regulations 1.409A-1(h), that the retirement is approved by the Compensation Committee and the Board of Directors, and otherwise complies with applicable Company policy and the terms of the Key Employee’s employment agreement, if any. Furthermore, if the vesting of an Award under this Plan is accelerated due to a Qualified Separation from Service, such Award (or portion thereof) shall be subject to forfeiture up to and including the first anniversary of the Participant’s retirement date should the Participant violate the terms of his or her retirement as approved by the Board of Directors, including any applicable non-compete clause.

(aa) “Restricted Stock” means Company Stock granted in accordance with Section 8 of this Plan.

(bb) “SARs” means Stock Appreciation Rights granted in accordance with Section 10 of this Plan.

(cc) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or a subsidiary corporation.

(ee) “Terminating Event” shall have the meaning ascribed to such term in Section 13 of this Plan, unless otherwise provided in an Award Agreement.

SECTION 4. Eligibility. Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards. Non-employee Directors will be eligible to elect to take a portion of their compensation in Company Stock pursuant to Section 11.

SECTION 5. Administration and Grant of Awards.

(a) Administration of the Plan. The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the Awards may be granted and the time or times, and the price or prices at which Awards may be granted or exercised, the vesting periods, the amount of cash and/or the number of shares subject to each Award and, with respect to Options, whether an Option will be granted as a Non-Qualified Stock Option or as an Incentive Stock

Option, all of which shall be memorialized in an Award Agreement issued to each Participant pursuant to the terms of the Plan. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and to perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3; provided, however, that the Committee may not delegate the authority to grant Awards, to perform such functions, or to make any determination affecting or relating to the executive officers of any other Covered Employee of the Company and may revoke any delegated authority at any time. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation, each affected Key Employee and on each other person directly or indirectly affected by such action.

(b) Allocation of Award. In the Award Agreement, the Committee may allocate; by percentage, value, or a combination of the two; between cash and Equity compensation. The Equity portion of any Award may be further allocated among Restricted Stock, Performance Share Units, SARs and/or Options as the Committee, in its sole discretion, sees fit. In determining the number of shares of Equity compensation to be issued, the value of each share of Company Stock shall be set at the greater of (i) the trade-weighted average value in January of the Performance Period or (ii) Five Dollars ($5.00). The Committee may set a vesting schedule for any Equity awarded to a Participant pursuant to the Plan; provided, however, that the vesting schedule may only be subject to acceleration to the extent that such acceleration will not subject the Participant or the Plan to interest or penalties under Section 409A of the Code.

(c) General Performance Goals. Prior to or during the beginning of a Performance Period (but in any event no later than 90 days into a Performance Period), the Committee will establish in writing one or more Performance Goals for the Company. In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate. The Performance Goals may be described in terms of objectives that are Company-wide or that are related to a Subsidiary, segment, division, department, region, function or business unit. The Performance Goals may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, segment, division, department, region, function or business unit) or measured relative to selected other companies, segments thereof, or a market index.

(d) Section 162(m) Participants. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code. Any such Awards designated as “performance-based compensation” shall be conditioned upon the achievement of one or more Performance Goals to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m) of the Code. Notwithstanding anything contained in Section 5(c), within the first 90 days of a Performance Period, or on such earlier date as may be required under Section 162(m) of the Code, the Committee will establish in writing, with respect to each Award to a Covered Employee, (i) the maximum amount to be paid, and/or (ii) a target award amount plus an objectively-determinable formula for calculation of the final award amount, if one or more Performance Goals for the Performance Period are achieved. No amount shall be paid to a Covered Employee pursuant to an Award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such Award (other than in cases where such relate solely to the increase in the value of Company Stock) have been satisfied. At any time, the Committee may reduce (but not increase) the amount payable under an Award to a Covered Employee on the basis of such further considerations as the Committee in its sole discretion shall determine. No Award payable to a Covered Employee for a Performance Period shall exceed 200% of the target award amount (if applicable), or 600% of base salary, whichever is less.

SECTION 6. Shares Subject to the Plan and Award Limits.

(a) Share Reserve and Award Limits. A number of shares of Company Stock equal to ten percent (10%) of the number of shares of common stock of the Company outstanding on January 1st of the applicable Performance Period, assuming all shares of convertible preferred stock were converted to common stock as of that date, is authorized for issuance under this Plan in the aggregate. The Committee will determine the number of shares of Restricted Stock, Performance Share Units, SARs and/or Options awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Company Stock in any calendar year, no Key Employee shall be granted SARs with respect to more than 250,000 shares of Company Stock, no Key Employee shall be granted in any calendar year Options to acquire more than 250,000 shares of Company Stock, and no non-employee Director may elect to receive in any calendar year more than 20,000 shares of Company Stock. Should the formula for the calculation of any Award or Awards result in proposed grant or grants of Equity in excess of one or more of the limits in this Section 6(a), the Committee shall reallocate the Award or Awards (but not reduce the total value of any Award) between Equity and cash to comply with these limits in such a manner as the Committee deems appropriate or advisable. Notwithstanding any other provisions of the Plan to the contrary, the maximum aggregate number of shares of Company Stock that may be granted under the Plan pursuant to Incentive Stock Options is 1,000,000 shares of Company Stock. More than one Award may be granted to the same Key Employee. The number of shares of Company Stock described above shall be subject to increase or decrease pursuant to the provisions of Section 13 of the Plan.

(b) Reversion of Shares to the Share Reserve. Any shares of Company Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit or Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit or Option, shall be available for use in future grants under this Plan. If Awards of SARs are settled in cash, the shares of Company Stock that would have been delivered had there been no cash settlement shall be available for use in future grants under this Plan. In addition, any shares of Company Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

SECTION 7. Performance Share Units.

(a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

(b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

(c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 13, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

(d) Payment of Performance Share Units. Except as otherwise provided in an Award Agreement, payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Unit, will be made in Company Stock on or before March 30 of the calendar year following the year in which the Performance Share Units first become vested, after the Committee certifies that such Award or portion of an Award is payable.

SECTION 8. Restricted Stock.

(a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall set forth the number of shares of Restricted Stock granted to the Key Employee and shall describe the conditions under which the Key Employee’s interest in the underlying Company Stock will become nonforfeitable, consistent with Section 8(b) below.

(b) Retention Conditions. The Committee acting in its absolute discretion may make the retention of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each retention condition, and the Restricted Stock shall be forfeited by the Key Employee to the Company to the extent that any retention condition is not timely satisfied. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any retention conditions applicable thereto.

(c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Company Stock dividend shall be treated as (1) Restricted Stock, in which case such Key Employee’s interest in such Company Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend, in which case the dividend shall be transferred to the Key Employee on the date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock otherwise has voting rights. This provision applies to both vested and unvested shares of Restricted Stock.

(d) Satisfaction of Retention Conditions. Shares of Company Stock shall cease to be Restricted Stock or shall be forfeited to the Company at such time as provided in the Award Agreement.

SECTION 9. Options.

(a) Committee Action. The Committee acting in its absolute discretion may grant Options to Key Employees from time to time. Each such Option grant shall be evidenced by an Award Agreement, which shall set forth the number of shares of Company Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. All options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Company Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, and subject to the provisions of Section 9(d) of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten (110%) of the Fair Market Value of the Company Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and the Subsidiary Corporations) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(f) Exercise Price of an Incentive Stock Option. Subject to Section 9(d), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder).

(g) Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted.

(h) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Company Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Company Stock may be covered by any such partial exercise.

(i) Consideration.

(i) The purchase price of Company Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (1) by delivery to the Company of other shares of Company Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Company Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Award Agreement, the purchase price of Company Stock acquired pursuant to an Award that is paid by delivery to the Company of other Company Stock, which Company Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Company Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Company Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Company Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Company Stock from the

Company Stock acquired under the Option. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(j) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary.

(k) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option described in Section 9(d) of this Plan or at the time of termination of an Optionholder’s employment with the Company and all Subsidiary Corporations shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(l) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 13 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION 10. Stock Appreciation Rights.

(a) The Committee acting in its absolute discretion may grant SARs to Key Employees from time to time.

(b) The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Fair Market Value of one share of Company Stock on the date the SAR is granted (the “SAR Option Price”) multiplied by the number of shares covered by the SAR.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement that shall set forth the number of shares covered by the SAR, the SAR Option Price, and any other terms and conditions of the grant.

(d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of exercise exceeds the SAR Option Price. Such value shall be determined in the manner specified in Section 10(b).

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the day of their expiration, so long as the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of their expiration exceeds the SAR Option Price, unless prior to such day the holder instructs the Chief Financial Officer otherwise in writing. Such value shall be determined in the manner specified in Section 10(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock, at the discretion of the Committee. The shares shall be valued in the manner specified in Section 10(b).

(h) Each SAR shall expire at 11:59 p.m. on a date determined by the Committee at the time of grant.

SECTION 11. Non-Employee Directors.

(a) Election by Non-Employee Directors to Receive Company Stock. Each non-employee Director may elect to receive in shares of Company Stock up to fifty percent (50%), in 10% increments, of his or her annual retainer for Board service and for service as a committee chair, if applicable. Only whole numbers of shares will be issued. For purposes of computing the number of shares earned, the value of each share of Company Stock shall be set at the greater of (i) the trade-weighted average value in January of the year of Board service or (ii) Five Dollars ($5.00). If a Director dies prior to payment of all shares earned, the balance due shall be payable in full to the Director’s estate, in cash.

(b) Election to Defer. Prior to beginning a term of Board service, a Director may elect to defer receipt of all or a portion of his or her compensation for the upcoming term, whether to be paid in cash or Company Stock, until a later year; provided that no Director may elect to defer receipt until a date that is after five years from the last day of the term of service with regard to which such election is made. Once made, this election is irrevocable. All deferrals under this Section 11(b) are intended to comply with Section 409A of the Code.

(c) No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

SECTION 12. Non-Transferable. No Award Agreement or Award of Equity will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award Agreement or Award of Equity will be null and void and without effect.

SECTION 13. Change in Capitalization. If the outstanding shares of Company Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Company Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 13 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

SECTION 14. Change in Control. All Awards of Restricted Stock, Stock Appreciation Rights and/or Options granted under an Award Agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control.

SECTION 15. Disposition of Shares. Any Participant who acquires Company Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Company Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition. This requirement is in addition to any other duty the Participant may have to notify the Company in connection with sales or other dispositions of Company Stock.

SECTION 16. Award Agreement. Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

SECTION 17. Amendment of Plan. The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION 18. Termination of Plan. The Board may suspend or terminate the Plan at any time within its absolute discretion. No such suspension or termination will in any way affect any Award then outstanding.

SECTION 19. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION 20. Shares Reserved. The Company will at all times during the term of the Plan reserve and keep available the number of shares of Company Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION 21. No Shareholder Rights. Except as provided in Section 8 (Restricted Stock), no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Company Stock subject to such Award to such Participant.

SECTION 22. No Contract of Employment. The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

SECTION 23. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 24. Securities Registration. Each Award Agreement shall provide that, upon the receipt of vested shares of Company Stock, the Key Employee shall, if so requested by the Company, (a) hold such Company Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Company Stock issued pursuant to this Plan, the Company at its expense shall register the original issuance of such Company Stock to a Key Employee or non-employee Director under the Securities Act of 1933 or under any other applicable securities laws or shall take such action as it deems necessary or appropriate to qualify such Company Stock for an exemption under any such laws prior to the issuance of such Company Stock to a Key Employee or non-employee Director, as applicable; however, the Company shall have no obligation whatsoever to take any such action in connection with the subsequent transfer, resale or other disposition of such Company Stock by a Key Employee or non-employee Director, as applicable.

SECTION 25. Withholding. Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any retention or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Company Stock actually transferred to him or to her under this Plan. No withholding for tax purposes shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

SECTION 26. Other Conditions. Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Company Stock acquired pursuant to such Award or provides for the repurchase of such Company Stock by the Company under certain circumstances.

SECTION 27. Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Company Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

SECTION 28. Performance-Based Compensation under Section 162(m) of the Code. The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based compensation.” Unless otherwise expressly stated in an Award Agreement, each Option, Performance Share Unit, and SAR granted to a Covered Employee under the Plan is intended to be “performance-based compensation” and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based compensation,” such provision shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 29. Code Section 409A. It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as such term is used in Code Section 409A, then any payment to the Participant described in the Plan or an Award Agreement upon his or her termination of employment that is not exempt from Code Section 409A, and that constitutes “deferred compensation” under Code Section 409A, that is payable on account of “separation from service” (within the meaning of Code Section 409A), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

SECTION 30. Compliance with Sarbanes-Oxley. All Awards shall be subject to forfeiture to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, as amended from time to time.

Appendix B

AMENDMENT NO. 1 TO

FOUNDER WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO THE FOUNDER WARRANT AGREEMENT is dated as of [month day], 2010 (this “Amendment”), and is between Westway Group, Inc., a Delaware corporation with offices at 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130 (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation with offices at 17 Battery Place, New York, New York 10004 (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent entered into the Founder Warrant Agreement dated as of May 30, 2007, between the Company and the Warrant Agent (the “Agreement”); and

WHEREAS, the Company and the Warrant Agent wish to amend the Agreement (A) to modify the duration of the Founder Warrants and (B) to provide for the exercise on a cashless basis of the purchase rights represented by the Founder Warrants;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning given to it in the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) By deleting the last sentence of section 3.1 of the Agreement entitled, “Warrant Price,” in its entirety and replacing it instead with the following new sentence: “The Company in its sole discretion may lower the Warrant Price for outstanding Founder Warrants at any time prior to their expiration so long as the Warrant Price is not less than the “Warrant Price” under and as defined in the Unit Warrant Agreement.”

(b) By deleting section 3.2 of the Agreement entitled, “Duration of Founder Warrants,” in its entirety and replacing it instead with the following new section 3.2:

3.2. Duration of Founder Warrants. Subject to any applicable restriction in the Warrant Certificate, a Founder Warrant may be exercised only during the period (“Exercise Period”) commencing on May 28, 2009 and terminating at 5:00 p.m., New York City time on the earlier to occur of (x) such Founder Warrant’s Expiration Date (as defined below) and (y) the date fixed for redemption of the Founder Warrants as provided in Section 6 of this Agreement. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Founder Warrant not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time on such Expiration Date. The Company in its sole discretion may extend the duration of the Founder Warrants by delaying their respective Expiration Dates.

As used herein, the term “Expiration Date” shall mean 5:00 p.m., New York City time on (a) May 24, 2012 with respect to one-third of the aggregate number of Founder Warrants held by a registered holder immediately prior to 9:00 a.m. on [the date of Amendment No. 1 to the Warrant Agreement], 2010 (the “Effective Time”); (b) May 24, 2013 with respect to one-third of the aggregate number of Founder Warrants held by such registered holder immediately prior to the Effective Time; and (c) May 24, 2014 with respect to one-third of the aggregate number of Founder Warrants held by such registered holder immediately prior to the Effective Time.

(c) By deleting the second paragraph of section 3.3.1 of the Agreement entitled, “Payment,” in its entirety and replacing it instead with the following new paragraph:

Notwithstanding any provisions of the Warrant Certificate, this Agreement and the Founder Warrant Purchase Agreement to the contrary, but subject to any applicable restriction in the Warrant Certificate, a Founder Warrant may also be exercised by the registered holder thereof, in whole or in part, at any time and from time to time on a cashless basis (which, for the avoidance of doubt, means that such registered holder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Founder Warrants exercised by such registered holder, multiplied by the difference between the Fair Market Value or Liquid Public Market Value, as applicable, per Share and the Warrant Price by (y) the Fair Market Value or Liquid Public Market Value, as applicable, per Share). In addition, if the Company calls the outstanding Warrants and the Founder Warrants for redemption as provided in Section 6 hereof, the registered holder of Founder Warrants may exercise such Founder Warrants on a cashless basis. In either such case, any Shares issued on the exercise of the Founder Warrants and transferred to the Company as payment of the Warrant Price shall be valued according to each such Share’s Fair Market Value or, if the Shares are then publicly traded in a Liquid Public Market, the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Founder Warrants (the “Liquid Public Market Value”).

(d) By deleting the last paragraph of section 3.3.1 of the Agreement entitled, “Payment,” in its entirety and replacing it instead with the following new paragraph:

As used herein, the term “Liquid Public Market” shall mean that the shares of Common Stock are listed on the New York Stock Exchange, The American Stock Exchange, The NASDAQ National Market System or the Over-The-Counter Bulletin Board.

(e) By deleting section 7.4 of the Agreement entitled, “Registration of Common Stock,” in its entirety and replacing it instead with the following new section 7.4:

7.4. Registration of Common Stock. It is acknowledged that the Company has filed with the Securities and Exchange Commission a post-effective amendment to the Registration Statement for the registration under the Act of, and it shall take such further action as is necessary to qualify for sale in those states in which the Founder Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Founder Warrants, and that such registration statement has become effective. In addition, the Company will use its best efforts to maintain the effectiveness of such registration statement until the expiration of the Founder Warrants in accordance with the provisions of this Agreement.

(f) By adding after section 9.7 of the Agreement entitled, “Effect of Headings,” the following new section 9.8:

9.8. Amendments. All modifications and amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the registered holders of a majority of the then outstanding Founder Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the registered holders.

(g) By deleting exhibit A of the Agreement in its entirety and replacing it instead with the new exhibits A, B and C attached to this Amendment as Exhibits A, B and C, respectively. Notwithstanding any provisions of the Warrant Certificate, this Agreement and the Founder Warrant Purchase Agreement to the contrary, the outstanding Founder Warrants held by each registered holder immediately prior to the Effective Time (1) shall be canceled and reissued in registered form only, (2) shall be reissued in substantially the form of such new exhibits A, B and C such that each one-third of the aggregate number of Founder Warrants held by such registered holder immediately prior to the Effective Time shall, effective at the Effective Time, be in substantially the form of Exhibits A, B and C, respectively, the provisions of which are hereby incorporated into the Agreement and (3) shall be signed by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is reissued, it may be reissued with the same effect as if he or she had not ceased to be such at the date of reissuance.

3. Miscellaneous.

(a) In the event of any inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment will govern and control.

(b) Except as otherwise set forth in this Amendment, the Agreement remains in full force and effect without change or modification.

(c) This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) The headings used in this Amendment are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment.

(f) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original instrument, and all such counterparts shall together constitute for all purposes one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WESTWAY GROUP, INC.

By:
Name:	Thomas A. Masilla, Jr.
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	John W. Comer
Title:	Vice President

ACKNOWLEDGED AND AGREED TO BY:

Francis P. Jenkins, Jr., in his own capacity

John E. Toffolon, Jr., in his own capacity

JOHN E. TOFFOLON, JR. RESIDUARY TRUST

By:
Name:	John E. Toffolon, Jr.
Title:	Trustee

WB FARMS, LLC

By:
Name:	Francis P. Jenkins, III
Title:	Trustee

[AMENDMENT NO. 1 TO FOUNDER WARRANT AGREEMENT]

Exhibit A

FOUNDER WARRANT CERTIFICATE

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Class A Common Stock, par value $.0001, as described herein.

Westway Group, Inc.

No. [ ]	CUSIP No. [ ]

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON MAY 24, 2012, OR UPON EARLIER REDEMPTION

This certifies that [                                ], or its registered assigns, is the registered holder of [                                ] warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Westway Group, Inc., a Delaware corporation (the “Company”), one share of the Company’s Class A Common Stock (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on May 28, 2009 and ending at 5:00 p.m., New York City time, on May 24, 2012 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) substantially in the form included on the reverse of hereof, as applicable and (iii) if the exercise is not on a cashless basis, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If the holder of this Warrant Certificate elects to exercise any of the Warrants represented hereby on a cashless basis, any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) if the exercise is not on a cashless basis, the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M.,

New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Founder Warrant Agreement, dated as of May 30, 2007, as amended (the “Warrant Agreement”), between the Company and the Warrant Agent and the Founder Warrant Purchase Agreement, dated as of May 23, 2007, as amended (the “Founder Warrant Purchase Agreement”), between the Company and Shermen WSC Holding LLC, and is subject to the terms and provisions contained in the Warrant Agreement and the Founder Warrant Purchase Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement and the Founder Warrant Purchase Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $8.50 per Share for any twenty (20) trading days within a thirty (30) consecutive trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price. In addition, if the Company calls the outstanding Warrants for redemption as provided above, the holder of the Warrants may exercise the Warrants on a cashless basis. Any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated as of [                ], 2010.

Westway Group, Inc.

By:
Name:	Thomas A. Masilla, Jr.
Title:	Chief Financial Officer

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. [          ], in an amount equal to the Exercise Price in full for the Warrants exercised or inform the Warrant Agent that it is exercising the Warrants on a cashless basis. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                                          , (the “Exercise                     Date”),                         Warrants, evidenced by this Warrant Certificate, to purchase,                 of the shares of Class A Common Stock (each a “Share”) of Westway Group, Inc., a Delaware corporation (the                                 “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $                         or has informed the Warrant Agent that it is exercising the Warrants on a cashless basis in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

☐	Check Box if Exercising on Cashless Basis

Dated:	_______________, _____

	Name	_____________________________
(Please Print)

/ / / / - / / / - / / / / /	Address	___________________________
(Insert Social Security or Other Identifying Number of Holder)		___________________________

Signature _________________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at: [                                                     ]

By mail at: [                                                     ]

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:	___________________________________

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	___________________________________
(Street Address)

___________________________________
(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:	___________________________________

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	___________________________________
(Street Address)

___________________________________
(City and State) (Zip Code)

Dated:

___________________________________
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code And Number

Authorized Signature

Name

Title

Dated: , 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, UNTO	HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:	_____________________________________________
Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	, 20 ___

Exhibit B

FOUNDER WARRANT CERTIFICATE

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Class A Common Stock, par value $.0001, as described herein.

Westway Group, Inc.

No. [ ]	CUSIP No. [ ]

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON MAY 24, 2013, OR UPON EARLIER REDEMPTION

This certifies that [                                ], or its registered assigns, is the registered holder of [                            ] warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Westway Group, Inc., a Delaware corporation (the “Company”), one share of the Company’s Class A Common Stock (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on May 28, 2009 and ending at 5:00 p.m., New York City time, on May 24, 2013 (the “Expiration Date”), provided, however, that if at any time on or prior to May 24, 2011, [name of applicable director] (the “Director”) ceases to be a director of the Company for any reason other than (i) the Director’s death, (ii) a Change of Control (as defined herein), (iii) the Director’s ill-health as reasonably determined by the Director, his legal guardian or the board of directors of the Company (the “Board”) or (iv) extraordinary or undue hardship, as reasonably determined by the Board, the Warrants evidenced hereby may not be exercised until May 24, 2012 unless the Company gives a Redemption Notice as set forth below. “Change of Control” means (i) any sale, assignment, transfer, lease, conveyance or other disposition, liquidation, dissolution or otherwise, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person (as such term is used in Sections 13(d) the Securities Exchange Act of 1934 (the “Exchange Act”)); (ii) the consummation of any transaction or series of related transactions, the result of which is that any person (other than Westway Holdings Corporation or its affiliates) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act) of more than 25% of the voting power of the Company; (iii) a consolidation or merger of the Company pursuant to which the holders of the Company’s voting shares immediately prior to such consolidation or merger would not be the holders, directly or indirectly, immediately after such consolidation or merger of more than 50% of the voting power of the Company or (iv) any other event constituting a change in control required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act. Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) substantially in the form included on the reverse of hereof, as applicable and (iii) if the exercise is not on a cashless basis, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If the holder of this Warrant Certificate elects to exercise any of the Warrants represented hereby on a cashless basis, any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) if the exercise is not on a cashless basis, the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Founder Warrant Agreement, dated as of May 30, 2007, as amended (the “Warrant Agreement”), between the Company and the Warrant Agent and the Founder Warrant Purchase Agreement, dated as of May 23, 2007, as amended (the “Founder Warrant Purchase Agreement”), between the Company and Shermen WSC Holding LLC, and is subject to the terms and provisions contained in the Warrant Agreement and the Founder Warrant Purchase Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement and the Founder Warrant Purchase Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the

“Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $8.50 per Share for any twenty (20) trading days within a thirty (30) consecutive trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. Notwithstanding any other restriction in this Warrant Certificate, the Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price. In addition, if the Company calls the outstanding Warrants for redemption as provided above, the holder of the Warrants may exercise the Warrants on a cashless basis. Any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated as of [                ], 2010.

Westway Group, Inc.

By:
Name:	Thomas A. Masilla, Jr.
Title:	Chief Financial Officer

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. [            ], in an amount equal to the Exercise Price in full for the Warrants exercised or inform the Warrant Agent that it is exercising the Warrants on a cashless basis. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                         ,              (the “Exercise Date”),                          Warrants, evidenced by this Warrant Certificate, to purchase,                              of the shares of Class A Common Stock (each a “Share”) of Westway Group, Inc., a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $          or has informed the Warrant Agent that it is exercising the Warrants on a cashless basis in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

☐	Check Box if Exercising on Cashless Basis

Dated:                             ,

Name
(Please Print)

/ / / / - / / / - / / / / /	Address	____________________________
(Insert Social Security or Other Identifying Number of Holder)		____________________________

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at: [                                                     ]

By mail at: [                                                     ]

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:	___________________________________

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

___________________________________ (Street Address)

___________________________________ (City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:	___________________________________

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

___________________________________ (Street Address)

___________________________________ (City and State) (Zip Code)

Dated:

___________________________________ Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code And Number

Authorized Signature

Name

Title

Dated: , 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, UNTO	HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
_____________________________________________ Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	20___

Exhibit C

FOUNDER WARRANT CERTIFICATE

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Class A Common Stock, par value $.0001, as described herein.

Westway Group, Inc.

No. [ ]	CUSIP No. [ ]

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON MAY 24, 2014, OR UPON EARLIER REDEMPTION

This certifies that [                                                 ], or its registered assigns, is the registered holder of [                                         ] warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Westway Group, Inc., a Delaware corporation (the “Company”), one share of the Company’s Class A Common Stock (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on May 28, 2009 and ending at 5:00 p.m., New York City time, on May 24, 2014 (the “Expiration Date”), provided, however, that if at any time on or prior to May 24, 2012, [name of applicable director] (the “Director”) ceases to be a director of the Company for any reason other than (i) the Director’s death, (ii) a Change of Control (as defined herein), (iii) the Director’s ill-health as reasonably determined by the Director, his legal guardian or the board of directors of the Company (the “Board”) or (iv) extraordinary or undue hardship, as reasonably determined by the Board, the Warrants evidenced hereby may not be exercised until May 24, 2013 unless the Company gives a Redemption Notice as set forth below. “Change of Control” means (i) any sale, assignment, transfer, lease, conveyance or other disposition, liquidation, dissolution or otherwise, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person (as such term is used in Sections 13(d) the Securities Exchange Act of 1934 (the “Exchange Act”)); (ii) the consummation of any transaction or series of related transactions, the result of which is that any person (other than Westway Holdings Corporation or its affiliates) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act) of more than 25% of the voting power of the Company; (iii) a consolidation or merger of the Company pursuant to which the holders of the Company’s voting shares immediately prior to such consolidation or merger would not be the holders, directly or indirectly, immediately after such consolidation or merger of more than 50% of the voting power of the Company or (iv) any other event constituting a change in control required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act. Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) substantially in the form included on the reverse of hereof, as applicable and (iii) if the exercise is not on a cashless basis, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If the holder of this Warrant Certificate elects to exercise any of the Warrants represented hereby on a cashless basis, any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) if the exercise is not on a cashless basis, the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Founder Warrant Agreement, dated as of May 30, 2007, as amended (the “Warrant Agreement”), between the Company and the Warrant Agent and the Founder Warrant Purchase Agreement, dated as of May 23, 2007, as amended (the “Founder Warrant Purchase Agreement”), between the Company and Shermen WSC Holding LLC, and is subject to the terms and provisions contained in the Warrant Agreement and the Founder Warrant Purchase Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement and the Founder Warrant Purchase Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 365 Canal Street, Suite 2900, New Orleans, Louisiana 70130.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $8.50 per Share for any twenty (20) trading days within a thirty (30) consecutive trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. Notwithstanding any other restriction in this Warrant Certificate, the Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price. In addition, if the Company calls the outstanding Warrants for redemption as provided above, the holder of the Warrants may exercise the Warrants on a cashless basis. Any Shares issued on the exercise of the Warrants and transferred to the Company as payment of the exercise price under this Warrant Certificate shall be valued according to each such Share’s Fair Market Value (as defined in the Warrant Agreement) or, if the Shares are then publicly traded in a Liquid Public Market (as defined in the Warrant Agreement), the average of the closing prices for the last five (5) days during which any Shares traded immediately preceding the date of exercise of such Warrants.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated as of [                        ], 2010.

Westway Group, Inc.

By:
Name: Title:	Thomas A. Masilla, Jr. Chief Financial Officer

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. [            ], in an amount equal to the Exercise Price in full for the Warrants exercised or inform the Warrant Agent that it is exercising the Warrants on a cashless basis. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise,                      on ,                                     (the “Exercise Date”),                          Warrants, evidenced by this Warrant Certificate, to purchase,                                               of the shares of Class A Common Stock (each a “Share”) of Westway Group, Inc., a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $             or has informed the Warrant Agent that it is exercising the Warrants on a cashless basis in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

☐	Check Box if Exercising on Cashless Basis

Dated:                             ,

Name
(Please Print)

/ / / / - / / / - / / / / /	Address	____________________________
(Insert Social Security or Other Identifying Number of Holder)		____________________________

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at: [                                                     ]

By mail at: [                                                     ]

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:	___________________________________

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

___________________________________ (Street Address)

___________________________________ (City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	___________________________________

___________________________________ (Street Address)

___________________________________ (City and State) (Zip Code)

Dated:

___________________________________ Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code And Number

Authorized Signature

Name

Title

Dated: , 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, UNTO	HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
_____________________________________________ Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	20___

Westway

Group

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE

As a stockholder of Westway Group, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 29, 2010.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:

Call 1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed for whom the subject shares are entitled to vote:

PROXY

Please mark

your votes

like this

1. Election of Directors

Holders of Class A common stock

1a. John E. Toffolon, Jr.

For the

nominee

Withhold

Authority

for the nominee

Holders of Class B common stock

For all

nominees

Withhold Authority

to vote (except as marked to

the contrary for all nominees

listed below)

(Instruction: To withhold authority to vote for any individual nominee,

strike a line through that nominee’s name in the list below.)

1b. Philip A. Howell 1c. James B. Jenkins 1d. Gregory F. Holt

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:

2. To approve the amendment to our certificate of incorporation.

For

Against

Abstain

3. To approve the Westway Group Inc. 2010 Incentive Compensation Plan.

For

Against

Abstain

4. To approve the amendment to the Founder Warrant Agreement.

For

Against

Abstain

B. Meeting Attendance—Mark the box to the right if you plan to attend the annual meeting.

C. Authorized Signatures-This section must be completed for your vote to be counted. Date and Sign Below.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature

Signature

Date

, 2010.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please state full title.

Westway Group

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 30, 2010

This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/westway/2010

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

WESTWAY GROUP, INC.

Notice of 2010 Annual Meeting of Stockholders

June 30, 2010, 9:00 a.m. Central Time

The Westin New Orleans Canal Place Hotel

100 Iberville Street, New Orleans, LA 70130

Proxy Solicited by Board of Directors for Annual Meeting—June 30, 2010

Wayne Driggers and Scott MacKenzie, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Westway Group, Inc. to be

held on June 30, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote “FOR” all nominees in Proposal 1 (election of directors) for whom the subject shares are entitled to vote, “FOR” Proposal 2 (amendment to our certificate of incorporation), “FOR” Proposal 3 (approval of the Westway Group Inc. 2010 Incentive

Compensation Plan) and “FOR” Proposal 4 (amendment to the Founder Warrant Agreement).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)